Use these links to rapidly review the document

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-220840

             PROSPECTUS

CYRUSONE LP

CYRUSONE FINANCE CORP.

OFFER TO EXCHANGE

Up to $700,000,000 Principal Amount of
5.000% Senior Notes due 2024
for
a Like Principal Amount of
5.000% Senior Notes due 2024
which have been registered under the Securities Act of 1933

Up to $500,000,000 Principal Amount of
5.375% Senior Notes due 2027
for
a Like Principal Amount of
5.375% Senior Notes due 2027
which have been registered under the Securities Act of 1933

             CyrusOne LP and CyrusOne Finance Corp. (the "issuers") are offering to exchange up to $700,000,000 of their outstanding, unregistered 5.000% Senior Notes due 2024 (the "Original 2024 Notes"), of which $500,000,000 were issued on March 17, 2017 (the "Initial 2024 Notes") and $200,000,000 were issued on November 3, 2017 (the "Additional 2024 Notes"), for a like principal amount of registered 5.000% Senior Notes due 2024 (the "Exchange 2024 Notes"). The issuers are offering to exchange up to $500,000,000 of their outstanding, unregistered 5.375% Senior Notes due 2027 (the "Original 2027 Notes" and, together with the Original 2024 Notes, the "Original Notes"), of which $300,000,000 were issued on March 17, 2017 (the "Initial 2027 Notes") and $200,000,000 were issued on November 3, 2017 (the "Additional 2027 Notes"), for a like principal amount of registered 5.375% Senior Notes due 2027 (the "Exchange 2027 Notes" and, together with the Exchange 2024 Notes, the "Exchange Notes"). The Original Notes and the Exchange Notes are sometimes referred to in this prospectus together as the "Notes," and the transaction to exchange Original Notes for Exchange Notes is sometimes referred to in this prospectus as the "Exchange Offer" or "this offer." The terms of the Exchange Notes are identical in all material respects to the terms of the Original Notes of the corresponding series, except that the Exchange Notes are registered under the Securities Act of 1933, as amended (the "Securities Act"), and the transfer restrictions, registration rights and related special interest provisions applicable to the Original Notes do not apply to the Exchange Notes. The Original Notes may only be tendered in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof. This offer is subject to certain customary conditions and will expire at 5:00 p.m., New York City time, on, January 5, 2018, unless we extend it. The Exchange Notes will not be listed on any securities exchange or any automated dealer quotation system and there is currently no market for the Exchange Notes.

             The Original Notes are, and the Exchange Notes will be, guaranteed (the "guarantees") on a senior basis by CyrusOne Inc., the sole beneficial owner and sole trustee of CyrusOne GP, which is the sole general partner of CyrusOne LP, CyrusOne GP and all of CyrusOne LP's domestic subsidiaries that guarantee CyrusOne LP's second amended and restated credit agreement. In addition, each of CyrusOne LP's restricted subsidiaries (other than any designated excluded subsidiary or receivables entity) that guarantees any other indebtedness of CyrusOne LP or other indebtedness of the guarantors will be required to guarantee the Notes in the future (together with CyrusOne Inc. and our existing domestic subsidiaries that guarantee CyrusOne LP's second amended and restated credit agreement, the "guarantors"). All references to the Notes include references to the related guarantees.

             The Original Notes are, and the Exchange Notes will be, unsecured senior obligations of the issuers, ranking equal in right of payment with all of the issuers' existing and future unsecured senior debt and senior in right of payment to all of the issuers' future subordinated debt, if any. The Original Notes are, and the Exchange Notes will be, effectively subordinated to any of the issuers' existing and future secured debt to the extent of the value of the assets securing such debt. The guarantees relating to the Original Notes are, and the guarantees relating to the Exchange Notes will be, ranked equal in right of payment with all of the guarantors' existing and future unsecured senior debt and senior in right of payment to all of the guarantors' future subordinated debt, if any. The guarantees relating to the Original Notes are, and the guarantees relating to the Exchange Notes will be, effectively subordinated to any of the guarantors' existing and future secured debt to the extent of the value of the assets securing such debt. In addition, as with the Original Notes, the Exchange Notes will be structurally subordinated to the liabilities of any non-guarantor subsidiaries.

             Both the Original 2024 Notes and the Exchange 2024 Notes (together, the "2024 Notes") will be governed by the same indenture, will constitute the same class of securities for the purposes of the relevant indenture and will vote together on all matters. Both the Original 2027 Notes and the Exchange 2027 Notes (together, the "2027 Notes") will be governed by the same indenture, will constitute the same class of securities for the purposes of the relevant indenture and will vote together on all matters.

             For a more detailed description of the Exchange Notes, see "Description of the Notes."

             Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering such a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, during the period described in Section 4(a)(3) of the Securities Act and Rule 174 thereunder that is applicable to transactions by brokers or dealers with respect to Exchange Notes, we will use our commercially reasonable efforts to make this prospectus, as amended and supplemented, available to broker-dealers for use in connection with resales of Exchange Notes.

             Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 11 of this prospectus for a discussion of certain factors you should consider in connection with this Exchange Offer.

             We are not asking for a proxy and you are requested not to send us a proxy.

             NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December 6, 2017

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any person to provide you with any information or represent anything about us or this offer that is not contained or incorporated by reference in this prospectus. If given or made, any such other information or representation should not be relied upon as having been authorized by us. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus or the date of the documents incorporated by reference in this prospectus, as applicable, unless otherwise stated herein, and such information is subject to change, completion or amendment without notice. Our business, financial condition, liquidity, results of operations and prospects may have changed subsequent to such date.

        We are not making this offer to, nor will we accept surrenders for exchange from, holders of outstanding Original Notes in any jurisdiction in which this offer would not be in compliance with the securities or blue sky laws of such jurisdiction or where it is otherwise unlawful.

        You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus or the date of the documents incorporated by reference in this prospectus, as applicable, unless otherwise stated herein, and such information is subject to change, completion or amendment without notice. Unless required by applicable law, we assume no obligation to publicly update any of the information contained or incorporated by reference in this prospectus. Neither the delivery of this prospectus at any time, nor the sale of any Notes shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus, or in our affairs, since the date of this prospectus. Our business, financial condition, liquidity, results of operations and prospects may have changed since such dates.

        This prospectus is based on information provided by us and other sources that we believe are reliable. We cannot assure you that the information from other sources is accurate or complete. We have summarized certain documents and other information in a manner we believe to be accurate, but we refer you to the actual documents for a more complete understanding of what we discuss in this prospectus. In making an investment decision, you must rely on your own examination of our business and the terms of this offer and the Notes, including the merits and risks involved.

        This offer is being made on the basis of this prospectus. Any decision to participate in this offer must be based on information contained in this prospectus. You should contact us with any questions about this offer or for additional information to verify the information contained in this prospectus.

        You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the Notes.

i

        You must comply with all applicable laws and regulations in effect in any applicable jurisdiction, and you must obtain, at your sole cost and expense, any consent, approval or permission required by you for the purchase, offer or sale of the Notes under the laws and regulations in effect in the jurisdictions to which you are subject or in which you make such purchase, offer or sale, and we will not have any responsibility therefor.

        Except as otherwise indicated or required by the context, references in this prospectus to "CyrusOne," "we," "our," "us," "the Company" and "our company" refer to CyrusOne Inc., a Maryland corporation, together with its consolidated subsidiaries, including CyrusOne LP, a Maryland limited partnership (our "operating partnership" or "CyrusOne LP"), and CyrusOne GP, a Maryland statutory trust of which CyrusOne Inc. is the sole beneficial owner and sole trustee and which is the sole general partner of our operating partnership ("CyrusOne GP").

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the Exchange Offer. This prospectus, which forms part of the registration statement, does not contain all the information included in the registration statement and the exhibits to the registration statement. For further information about us, the Exchange Offer and the Exchange Notes, you should refer to the registration statement and its exhibits. Copies of our SEC filings, including the exhibits to the registration statement, are available through us or from the SEC through the SEC's website or at its facilities described below.

        We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, accordingly, file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at the Public Reference Room of the SEC, 100 F Street, NE, Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC, 100 F Street, NE, Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

        Our SEC filings are also available to you, free of charge, on the SEC's website at www.sec.gov. Our SEC filings are also be available through the "Company—Investors—SEC Filings" tab of CyrusOne Inc.'s website at www.cyrusone.com. The information contained on or linked to or from our website is not incorporated by reference into this prospectus and is not considered part of this prospectus.

INCORPORATION BY REFERENCE

        We "incorporate by reference" certain information into this prospectus from certain documents that we filed with the SEC prior to the date of this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is modified or superseded by information contained in this prospectus or in any other subsequently filed document that also is incorporated by reference herein. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be part of this prospectus. These documents contain important information about us, our business and our finances. The following documents previously filed with the SEC are incorporated by reference into this prospectus except for any document or portion thereof deemed to be "furnished" and not filed in accordance with SEC rules:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 24, 2017 (as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on

    February 28, 2017, the "Annual Report on Form 10-K for the fiscal year ended December 31, 2016") ;

  •
  Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 17, 2017;

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, filed with the SEC on May 10, 2017, August 7, 2017 and October 31, 2017, respectively; and

  •
  Our Current Reports on Form 8-K, filed with the SEC on February 9, 2017, February 23, 2017 (solely with respect to Item 8.01), March 2, 2017 (as amended by Amendment No. 1 on Form 8-K/A, filed on May 9, 2017), March 3, 2017, March 17, 2017, May 4, 2017 (Film No. 17815001), June 19, 2017, October 24, 2017, November 1, 2017 (Film Nos. 171167341 and 171167357), November 2, 2017 (Film Nos. 171170462 and 171170877) and November 3, 2017.

        We also incorporate by reference all documents we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of the initial registration statement and prior to the effectiveness of the registration statement and on or after the date of this prospectus and prior to the termination of the offering of securities covered by this prospectus or for so long as we are obligated to make this prospectus available to broker-dealers for resales as described herein, except for any document or portion thereof deemed to be "furnished" and not filed in accordance with SEC rules. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference herein.

        If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference herein. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests can be made by writing to Investor Relations at 2101 Cedar Springs Road, Suite 900, Dallas, Texas 75201 or by phone at (972) 350-0060. To obtain timely delivery of any requested information, holders of Original Notes must make any request no later than five business days prior to the expiration of the Exchange Offer. The documents may also be accessed on our website under the "Company—Investors—SEC Filings" tab at www.cyrusone.com. Information contained on our website is not incorporated by reference into this prospectus and is not considered part of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the federal securities laws. In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward-looking statements. Likewise, our pro forma financial statements incorporated by reference herein and all of our statements regarding anticipated growth in our funds from operations and anticipated market conditions, demographics and results of operations are forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

        Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

  •
  risks related to our existing indebtedness;

  •
  our ability to incur additional debt;

  •
  priority of secured indebtedness to the Notes;

  •
  reduced operational flexibility due to covenant restrictions;

  •
  risks related to inability to maintain financial metrics;

  •
  risks related to covenant exceptions allowing distributions to maintain CyrusOne's status as a Real Estate Investment Trust ("REIT");

  •
  inability to finance an offer to repurchase the notes upon a change of control trigger event as required by the indentures;

  •
  risks resulting from the failure of an active market developing for the Notes;

  •
  risks related to our credit rating;

  •
  risks related to fraudulent conveyance claims brought against guarantors;

  •
  loss of key customers;

  •
  economic downturn, natural disaster or oversupply of data centers in the limited geographic areas that we serve;

  •
  risks related to the development of our properties and our ability to successfully lease those properties;

  •
  loss of access to key third-party service providers and suppliers;

  •
  risks of loss of power or cooling which may interrupt our services to our customers;

  •
  inability to identify and complete acquisitions and operate acquired properties;

  •
  our failure to obtain necessary outside financing on favorable terms, or at all;

  •
  risks related to environmental matters;

  •
  unknown or contingent liabilities related to our acquired properties;

  •
  significant competition in our industry;

  •
  loss of key personnel;

  •
  risks associated with real estate assets and the industry;

  •
  risks related to our international activities;

  •
  failure to maintain our status as a REIT or to comply with the highly technical and complex REIT provisions of the Internal Revenue Code of 1986, as amended (the "Code");

  •
  REIT distribution requirements that could adversely affect our ability to execute our business plan; and

  •
  insufficient cash available for distribution to stockholders.

        While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact our future results, performance or transactions, see "Risk Factors," including the risks incorporated herein from our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017, as updated by our subsequent filings.

 PROSPECTUS SUMMARY

        The following summary contains information about us and the Exchange Offer. It does not contain all of the information that may be important to you in making a decision to participate in the Exchange Offer. For a more complete understanding of us and the Exchange Notes, we urge you to read this entire prospectus and the documents incorporated by reference herein carefully, including the "Risk Factors" section and the financial statements and the notes to those statements incorporated by reference herein. See "Where You Can Find More Information" and "Incorporation by Reference" in this prospectus.

Our Company

        We are a premier data center real estate investment trust. We own, operate and develop enterprise-class, carrier-neutral, multi-tenant and single-tenant data center properties. Our data centers are generally purpose-built facilities with redundant power and cooling. They are not network-specific and enable customer connectivity to a range of telecommunication carriers. We provide mission-critical data center facilities that protect and ensure the continued operation of information technology (IT) infrastructure for nearly 1,000 customers in 44 data centers and 2 recovery centers in 12 distinct markets (10 cities in the U.S., London and Singapore) as of September 30, 2017. We provide twenty-four-hours-a-day, seven-days-a-week security guard monitoring with customizable security features.

Our Structure

        The following diagram depicts our ownership structure as of September 30, 2017, after giving effect to the Exchange Offer:

(1)
The Original Notes are, and the Exchange Notes will be, fully and unconditionally guaranteed on a senior basis by CyrusOne and CyrusOne GP, as well as all of CyrusOne LP's domestic subsidiaries that guarantee CyrusOne LP's second amended and restated credit agreement.

Corporate Information

        We have elected to be treated as a REIT for U.S. federal income tax purposes. Our principal executive offices are located at 2101 Cedar Springs Road, Suite 900, Dallas, Texas 75201. Our telephone number is (972) 350-0060.

Summary of the Terms of the Exchange Offer

Background	On March 17, 2017, we completed a private placement of $500,000,000 of our 5.000% Senior Notes due 2024 and $300,000,000 of our 5.375% Senior Notes due 2027. On November 3, 2017, we completed a private placement of $200,000,000 of our 5.000% Senior Notes due 2024 and $200,000,000 of our 5.375% Senior Notes due 2027. In connection with these private placements, we entered into registration rights agreements in which we agreed, among other things, to complete this Exchange Offer.
The Exchange Offer

We are offering to exchange the unregistered Original 2024 Notes for a like principal amount of 5.000% Senior Notes due 2024, which have been registered under the Securities Act. We are offering to exchange the unregistered Original 2027 Notes for a like principal amount of 5.375% Senior Notes due 2027, which have been registered under the Securities Act. The Original Notes may only be tendered in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof. See "The Exchange Offer—Terms of the Exchange Offer." In order to exchange the Original Notes, you must follow the required procedures, and we must accept the Original Notes for exchange. We will exchange all Original Notes validly tendered and not validly withdrawn prior to the expiration date. See "The Exchange Offer."

Resale of Exchange Notes

Based on interpretations of the SEC staff, as described in previous no-action letters, we believe that Exchange Notes issued pursuant to the Exchange Offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

• you are acquiring the Exchange Notes issued in this offer in the ordinary course of your business;

•

you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in a distribution, (within the meaning of the Securities Act) of the Exchange Notes to be issued in the Exchange Offer; and

• you are not an "affiliate" of ours, as defined in Rule 405 of the Securities Act.

By tendering your Original Notes as described in "The Exchange Offer—Procedures for Tendering," you will be making representations to this effect. If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the no-action letters referred to above and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the Exchange Notes. We base our belief on interpretations by the SEC staff in no-action letters issued to other issuers in exchange offers like ours. We cannot guarantee that the SEC would make a similar decision about our Exchange Offer. If our belief is wrong, you could incur liability under the Securities Act. We will not protect you against any loss incurred as a result of this liability under the Securities Act. Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any offer to resell, resale or other transfer of Exchange Notes in the Exchange Offer. See "Plan of Distribution."

Consequences If You Do Not Exchange Your Original Notes

Original Notes that are not tendered in the Exchange Offer or are not accepted for exchange will continue to bear legends restricting their transfer. You will not be able to offer or sell such Original Notes unless you are able to rely on an exemption from the requirements of the Securities Act or the Original Notes are registered under the Securities Act.

After the Exchange Offer is completed, we will no longer have an obligation to register the Original Notes, except under limited circumstances. To the extent that Original Notes are tendered and accepted in the Exchange Offer, the market for any remaining Original Notes will be adversely affected. See "Risk Factors—Risks Relating to the Notes and the Exchange Offer—Any Original Notes that are not exchanged will continue to be restricted securities and may become less liquid."

Expiration Date	The Exchange Offer expires at 5:00 p.m., New York City time, on January 5, 2018, unless we extend such Exchange Offer. See "The Exchange Offer—Expiration Date; Extensions; Amendments."
Issuance of Exchange Notes

We will issue Exchange Notes in exchange for Original Notes tendered and accepted in the Exchange Offer promptly following the expiration date (unless amended as described in this prospectus). See "The Exchange Offer—Terms of the Exchange Offer."

Conditions to the Exchange Offer

The Exchange Offer is subject to certain customary conditions, which we may amend or waive. The Exchange Offer is not conditioned upon any minimum principal amount of outstanding Original Notes being tendered. See "The Exchange Offer—Conditions to the Exchange Offer."

Procedures for Tendering Original Notes

To participate in the Exchange Offer, you must (i) complete, sign and date the accompanying letter of transmittal, or a facsimile copy of such letter, in accordance with its instructions and the instructions of this prospectus, and (ii) mail or otherwise deliver the executed letter of transmittal, together with the Original Notes and any other required documentation to the exchange agent at the address set forth in the letter of transmittal. If you are a broker, dealer, commercial bank, trust company or other nominee and you hold Original Notes through the Depository Trust Company ("DTC"), and wish to accept this offer, you must do so pursuant to DTC's automated tender offer program. See "The Exchange Offer—Procedures for Tendering."

Special Procedures for Beneficial Holders

If you beneficially own Original Notes which are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender in the Exchange Offer, you should contact the registered holder promptly and instruct such person to tender on your behalf. If you wish to tender in this offer on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your Original Notes, either arrange to have the Original Notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take a considerable amount of time. See "The Exchange Offer—Procedures for Tendering."

Withdrawal Rights	You may withdraw your tender of Original Notes at any time before the expiration date for this offer. See "The Exchange Offer—Withdrawal of Tenders."
Regulatory Requirements

We do not believe that the receipt of any material federal or state regulatory approval will be necessary in connection with either Exchange Offer, other than the notice of effectiveness under the Securities Act of the registration statement pursuant to which the Exchange Offer is being made.

Accounting Treatment

We will not recognize any gain or loss for accounting purposes upon the completion of the Exchange Offer. The expenses of the Exchange Offer that we pay will increase our deferred financing costs in accordance with accounting principles generally accepted in the United States ("GAAP"). See "The Exchange Offer—Accounting Treatment."

Federal Income Tax Consequences

The exchange of Original Notes for Exchange Notes pursuant to the Exchange Offer generally will not be a taxable event for U.S. federal income tax purposes. See "Material United States Federal Income Tax Considerations."

Use of Proceeds	We will not receive any cash proceeds from the exchange or issuance of Exchange Notes in connection with the Exchange Offer.
Exchange Agent

Wells Fargo Bank, N.A. is serving as exchange agent in connection with the Exchange Offer. The address and telephone number of the exchange agent are set forth under "The Exchange Offer—Exchange Agent." Wells Fargo Bank, N.A. is also the trustee under the indentures governing the Notes.

Summary of the Terms of the Exchange Notes

        Unless specifically indicated, the summary below describes the principal terms of the Notes (including the Exchange Notes). This summary is not intended to be complete. For a more complete understanding of the Notes, please refer to the section entitled "Description of the Notes" in this prospectus. Other than the restrictions on transfer, registration rights and special interest provisions, the Exchange Notes will have the same financial terms and covenants in all material respects as the Original Notes, which are summarized as follows:

Issuers	CyrusOne LP and CyrusOne Finance Corp.
Notes offered

$700,000,000 in aggregate principal amount of 5.000% Senior Notes due 2024. The Exchange 2024 Notes are identical in all material respects to the terms of the Original 2024 Notes, except for the original date of issuance, the date from which interest will initially begin to accrue, that the Exchange 2024 Notes are registered under the Securities Act and that the transfer restrictions, registration rights and related special interest provisions applicable to the Original 2024 Notes do not apply to the Exchange 2024 Notes. The Exchange 2024 Notes will evidence the same debt as the Original 2024 Notes, and both the Original 2024 Notes and the Exchange 2024 Notes will be governed by the same indenture.

$500,000,000 in aggregate principal amount of 5.375% Senior Notes due 2027. The Exchange 2027 Notes are identical in all material respects to the terms of the Original 2027 Notes, except for the original date of issuance, the date from which interest will initially begin to accrue, that the Exchange 2027 Notes are registered under the Securities Act and that the transfer restrictions, registration rights and related special interest provisions applicable to the Original 2027 Notes do not apply to the Exchange 2027 Notes. The Exchange 2027 Notes will evidence the same debt as the Original 2027 Notes, and both the Original 2027 Notes and the Exchange 2027 Notes will be governed by the same indenture.

Maturity date	The Exchange 2024 Notes will mature on March 15, 2024. The Exchange 2027 Notes will mature on March 15, 2027.
Interest	Interest on the Exchange 2024 Notes will be payable semi-annually in cash on March 15 and September 15 of each year, beginning on March 15, 2018.
Interest on the Exchange 2027 Notes will be payable semi-annually in cash on March 15 and September 15 of each year, beginning on March 15, 2018.
Guarantees

The Notes are fully, jointly and severally and unconditionally guaranteed on a senior unsecured basis by CyrusOne, the sole beneficial owner and sole trustee of CyrusOne GP, which is the sole general partner of our operating partnership, CyrusOne GP and all of CyrusOne LP's domestic subsidiaries that guarantee CyrusOne LP's second amended and restated credit agreement. Each of CyrusOne LP's restricted subsidiaries (other than any designated excluded subsidiary or receivables entity) that guarantees indebtedness of CyrusOne LP or any guarantor in the future will also guarantee the Notes.

Ranking	The Notes are:
• senior unsecured obligations of the issuers;
• pari passu in right of payment with any existing and future unsecured senior indebtedness of the issuers (including the Existing Notes);
• senior in right of payment to any future subordinated indebtedness of the issuers, if any;
• effectively subordinated in right of payment to all future secured indebtedness of the issuers, to the extent of the value of the collateral securing such indebtedness; and
• structurally subordinated in right of payment to all indebtedness and other liabilities, including trade payables, of our operating partnership's non-guarantor subsidiaries.
Each guarantee is:
• a senior unsecured obligation of such guarantor;
• pari passu in right of payment with any senior unsecured indebtedness of such guarantor;
• senior in right of payment to any future subordinated indebtedness of such guarantor, if any; and
• effectively subordinated in right of payment to all secured indebtedness of such guarantor, to the extent of the value of the collateral securing that indebtedness.

As of September 30, 2017, after giving effect to the offering of the Additional 2024 Notes and the Additional 2027 Notes, the use of proceeds therefrom and borrowings of $100.0 million under our revolving credit facility to finance our investment in GDS on October 23, 2017 (the "GDS Revolver Draw"), we would have had $2,287.6 million principal amount of debt outstanding, including $1,200.0 million principal amount of notes, $22.9 million under our revolving credit facility (the "Revolving Credit Facility"), $900.0 million under our term loans (the "Term Loans"), $10.9 million of capital lease obligations and $133.3 million of lease financing arrangements. As of September 30, 2017, after giving effect to the offering of the Additional 2024 Notes and the Additional 2027 Notes, the use of proceeds therefrom and the GDS Revolver Draw, we would have had the ability to borrow up to an additional $1,068.6 million under our Revolving Credit Facility (not giving effect to the unused portion of the accordion feature in our second amended and restated credit agreement (the "Second Amended and Restated Credit Agreement"), for which we do not have commitments), net of outstanding letters of credit of approximately $8.5 million, subject to satisfying certain financial tests.

The non-guarantor subsidiaries generated approximately 1% of our revenues for both the year ended December 31, 2016 and the nine months ended September 30, 2017, and held approximately 1% of our assets and approximately 1% of our liabilities as of September 30, 2017.

Optional redemption

Prior to March 15, 2020, the issuers may redeem the 2024 Notes, in whole or in part, at any time at a redemption price equal to 100% of the principal amount of the 2024 Notes, plus accrued and unpaid interest, if any, to the redemption date, plus the applicable "make-whole" premium set forth in this prospectus. The issuers may redeem the 2024 Notes, in whole or in part, at any time on or after March 15, 2020, at a redemption price equal to 100% of the principal amount of the 2024 Notes, plus accrued and unpaid interest, if any, to the redemption date, plus a premium declining over time as set forth in this prospectus. In addition, at any time on or prior to March 15, 2020, the issuers may redeem up to 40% of the aggregate principal amount of the 2024 Notes with the proceeds of certain equity offerings, as described in this prospectus.

Prior to March 15, 2022, the issuers may redeem the 2027 Notes, in whole or in part, at any time at a redemption price equal to 100% of the principal amount of the 2027 Notes, plus accrued and unpaid interest, if any, to the redemption date, plus the applicable "make-whole" premium set forth in this prospectus. The issuers may redeem the 2027 Notes, in whole or in part, at any time on or after March 15, 2022, at a redemption price equal to 100% of the principal amount of the 2027 Notes, plus accrued and unpaid interest, if any, to the redemption date, plus a premium declining over time as set forth in this prospectus. In addition, at any time on or prior to March 15, 2020, the issuers may redeem up to 40% of the aggregate principal amount of the 2027 Notes with the proceeds of certain equity offerings, as described in this prospectus.

Change of control

If a "Change of Control Trigger Event" occurs, noteholders may require the issuers to repurchase all or part of their Notes at 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the repurchase date. The term "Change of Control Trigger Event" is defined under "Description of the Notes—Certain Definitions."

Certain covenants	The indentures governing the Notes contain covenants that, among other things, limit CyrusOne LP's ability and the ability of its restricted subsidiaries to:
• incur secured or unsecured indebtedness;
• pay dividends or distributions on its equity interests, or redeem or repurchase equity interests of CyrusOne or CyrusOne LP;
• make certain investments or other restricted payments;
• enter into transactions with affiliates;
• enter into agreements limiting the ability of CyrusOne LP's restricted subsidiaries to pay dividends or make certain transfers and other payments to CyrusOne LP or to other restricted subsidiaries;
• sell assets; and
• merge, consolidate or transfer all or substantially all of their assets.
CyrusOne LP and its restricted subsidiaries are also required to maintain total unencumbered assets of at least 150% of their unsecured debt on a consolidated basis.

These covenants contain important exceptions, limitations and qualifications. For so long as the Notes are rated investment grade by at least two rating agencies, certain covenants will be suspended with respect to the Notes and the subsidiary guarantees will be released. For more details, see "Description of the Notes."

Activities of CyrusOne, CyrusOne GP and CyrusOne Finance Corp

The indentures governing the Notes restrict the activities of CyrusOne, CyrusOne GP and CyrusOne Finance Corp. See "Description of the Notes—Covenants—Limitation on Activities of Holdings and CyrusOne GP" and "Description of the Notes—Covenants—Limitation on Activities of Finance Corp."

No public trading market

The Exchange Notes will not be listed on any national securities exchange or any automated dealer quotation system. As a result, an active trading market for the Exchange Notes may not develop or be sustained. If an active trading market does not develop, the market price and liquidity of the Exchange Notes may be adversely affected. See "Risk Factors—Risks Related to the Notes and the Exchange Offer."

Governing law	The indentures, the Notes and the guarantees are and will be governed by the laws of the state of New York.
Risk factors

Investing in the Notes involves a high degree of risk. See "Risk Factors" and all other information included or incorporated by reference into this prospectus (including the "Risk Factors" under Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and Part II-Item 1A of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017, incorporated by reference herein) for a discussion of the factors you should carefully consider before deciding to participate in the Exchange Offer or invest in the Notes.

RISK FACTORS

        In considering whether to participate in this Exchange Offer, you should carefully consider all of the information we have included or incorporated by reference in this prospectus. In particular, you should carefully consider the risk factors incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017, the risks discussed below and the other information contained in this prospectus and the documents we incorporate by reference herein before making a decision to participate in this Exchange Offer. Any or all of these risks could have a material adverse effect on our businesses, reputation, financial condition, results of operations and cash flows, the trading price of the Notes and our ability to make payments on the Notes. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled "Special Note Regarding Forward-Looking Statements."

Risks Related to the Notes and the Exchange Offer

We have significant outstanding indebtedness that involves significant debt service obligations, limits our operational and financial flexibility, exposes us to interest rate fluctuations and exposes us to the risk of default under our debt obligations.

        As of September 30, 2017, after giving effect to the offering of the Additional 2024 Notes and the Additional 2027 Notes, the use of proceeds therefrom and borrowings of $100.0 million under our Revolving Credit Facility to finance our investment in GDS on October 23, 2017 (the "GDS Revolver Draw"), we would have had $2,287.6 million principal amount of debt outstanding, including $1,200.0 million principal amount of Notes, $22.9 million under our Revolving Credit Facility, $900.0 million under our Term Loans (as defined below), $10.9 million of capital lease obligations and $133.3 million of lease financing arrangements. As of September 30, 2017, after giving effect to the offering of the Additional 2024 Notes and the Additional 2027 Notes, the use of proceeds therefrom and the GDS Revolver Draw, we would have had the ability to borrow up to an additional $1,068.6 million under our Revolving Credit Facility (not giving effect to the unused portion of the revolving or term loan accordion feature in our Second Amended and Restated Credit Agreement, for which we do not have commitments), net of outstanding letters of credit of approximately $8.5 million, subject to satisfying certain financial tests.

        There are no limits on the amount of indebtedness we may incur other than limits contained in the indentures governing the Notes, the Second Amended and Restated Credit Agreement, future agreements that we may enter into or as may be set forth in any policy limiting the amount of indebtedness we may incur adopted by CyrusOne's board of directors. A substantial level of indebtedness could have adverse consequences for our business, financial condition and results of operations because it could, among other things:

  •
  require us to dedicate a substantial portion of our cash flow from operations to make principal and interest payments on our indebtedness, thereby reducing our cash flow available to fund working capital, capital expenditures and other general corporate purposes, including to make distributions on our common stock as currently contemplated or as necessary to maintain our qualification as a REIT;

  •
  require us to maintain certain debt coverage and other financial metrics at specified levels, thereby reducing our financial flexibility and, in the event of a failure to comply with such requirements, creating the risk of a material adverse effect on our ability to fulfill our obligations under the notes and on our business and prospects generally;

  •
  make it more difficult for us to satisfy our financial obligations, including borrowings under the Second Amended and Restated Credit Agreement;

  •
  increase our vulnerability to general adverse economic and industry conditions;

  •
  expose us to increases in interest rates for our variable rate debt;

  •
  limit our ability to borrow additional funds on favorable terms or at all to expand our business or ease liquidity constraints;

  •
  limit our ability to refinance all or a portion of our indebtedness on or before maturity on the same or more favorable terms or at all;

  •
  limit our flexibility in planning for, or reacting to, changes in our business and our industry;

  •
  place us at a competitive disadvantage relative to competitors that have less indebtedness;

  •
  increase our risk of property losses as the result of foreclosure actions initiated by lenders in the event we should incur mortgage or other secured debt obligations;

  •
  require us to dispose of one or more of our properties at disadvantageous prices in order to service our indebtedness or to raise funds to pay such indebtedness at maturity; and

  •
  prevent us from raising the funds necessary to repurchase all of the Notes tendered to us upon the occurrence of a change of control, which would constitute an event of default under the Notes.

Despite our current indebtedness levels, we may still be able to incur substantially more debt, including secured debt. This could exacerbate further the risks associated with our substantial leverage.

        We may be able to incur substantial additional indebtedness in the future, including debt under the Second Amended and Restated Credit Agreement and future credit facilities, some or all of which may be secured and therefore would rank effectively senior to the Notes. As of September 30, 2017, after giving effect to the offering of the Additional 2024 Notes and the Additional 2027 Notes, the use of proceeds therefrom and the GDS Revolver Draw, we would have had the ability to borrow up to an additional $1,068.6 million under our Revolving Credit Facility, net of outstanding letters of credit of approximately $8.5 million. In addition, the indentures governing the Notes do not restrict the incurrence of indebtedness by CyrusOne or any unrestricted subsidiaries and restrict, but do not completely prohibit, our operating partnership and its restricted subsidiaries from incurring additional debt. The indentures governing the Notes also allow our operating partnership and its restricted subsidiaries to incur certain secured debt which would be effectively senior to the Notes. In addition, the indentures do not prevent our operating partnership or any of its restricted subsidiaries from incurring other liabilities that do not constitute indebtedness. See "Description of the Notes." If new debt or other liabilities are added to our current debt levels, the related risks that we now face could intensify.

The Notes and the related guarantees are unsecured and are and will continue to be effectively junior in right of payment to any secured indebtedness of the issuers or the guarantors.

        The Notes and the related guarantees are the issuers' and the guarantors' unsecured senior obligations. The Notes and the guarantees are and will continue to be effectively junior in right of payment to all of the issuers' and all of the guarantors' existing and future secured debt, to the extent of the value of the assets securing such obligations. As of September 30, 2017, we had no secured debt. Under the terms of the indentures governing the Notes, subject to satisfaction of certain other requirements, the operating partnership and its restricted subsidiaries are permitted to incur additional debt secured by their respective assets. For a discussion of the operating partnership's ability to incur such secured debt, see "Description of the Notes—Covenants—Limitation on Indebtedness." Because the Notes and the guarantees are unsecured obligations, your right of repayment may be compromised if:

  •
  the issuers or the guarantors enter into bankruptcy, liquidation, reorganization or other winding-up;

  •
  there is a default in payment under any of the issuers' or the guarantors' secured debt; or

  •
  there is an acceleration of any of the issuers' or the guarantors' secured debt.

        If any of these events occur, any secured lenders could foreclose on the assets of the issuers or the guarantors in which they have been granted a security interest, in each case to your exclusion, even if an event of default exists under the indentures governing the Notes at such time. As a result, upon the occurrence of any of these events, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to fully satisfy your claims. You may therefore not be fully repaid if the issuers or the guarantors become insolvent or otherwise fail to make payment on the Notes.

The Notes are and will continue to be structurally junior in right of payment to the liabilities of any of the issuers' non-guarantor subsidiaries.

        Only CyrusOne, CyrusOne GP and all of our operating partnership's domestic subsidiaries that guarantee CyrusOne LP's Second Amended and Restated Credit Agreement guarantee the Notes. In addition, a new restricted subsidiary of our operating partnership will not be required to guarantee the issuers' obligations under the Notes if it is a designated excluded subsidiary or a receivables entity, or if it does not guarantee any other debt of our operating partnership or any other guarantor. The Notes are and will continue to be structurally junior in right of payment to the indebtedness and other liabilities of the issuers' non-guarantor subsidiaries. These non-guarantor subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. Any right that the issuers or the subsidiary guarantors have to receive any assets of any of the non-guarantor subsidiaries upon the bankruptcy, liquidation or reorganization of those subsidiaries, and the consequent rights of holders of Notes to realize proceeds from the sale of any of such non-guarantor subsidiaries' assets, will be structurally subordinated to the claims of such non-guarantor subsidiaries' creditors, including trade creditors, mortgage holders and holders of preferred equity interests of those subsidiaries. Accordingly, in the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before distributing any of their assets to us. The non-guarantor subsidiaries generated approximately 1% of our revenues for both the year ended December 31, 2016 and the nine months ended September 30, 2017, and held approximately 1% of our assets and approximately 1% of our liabilities as of September 30, 2017.

The agreements governing our indebtedness place significant operational and financial restrictions on us, reducing our operational flexibility and creating default risks.

        The agreements governing our indebtedness contain covenants, and the terms of any future agreements may contain covenants, that place restrictions on us and our subsidiaries. These covenants restrict, among other things, our and our subsidiaries' ability to:

  •
  merge, consolidate or transfer all, or substantially all, of our or our subsidiaries' assets;

  •
  incur or guarantee additional indebtedness or issue preferred stock;

  •
  make certain investments or acquisitions;

  •
  create liens on our or our subsidiaries' assets;

  •
  sell assets;

  •
  make capital expenditures;

  •
  incur restrictions on the payment of dividends or other distributions from our restricted subsidiaries;

  •
  make distributions on or repurchase our stock;

  •
  enter into transactions with affiliates;

  •
  issue or sell stock of our subsidiaries; and

  •
  change the nature of our business.

        These covenants could impair our ability to grow our business, take advantage of attractive business opportunities or successfully compete. These covenants could also impair our ability to plan for or react to market conditions or meet capital needs, or our ability to finance our operations, strategic acquisitions, investments or alliances or other capital needs or to engage in other business activities that would be in our interest. In addition, the indentures governing the Notes and the Second Amended and Restated Credit Agreement require us to maintain specified financial metrics and satisfy financial condition tests. The indentures governing the Notes also require our operating partnership and its subsidiaries to maintain total unencumbered assets of at least 150% of the aggregate principal amount of their outstanding unsecured indebtedness on a consolidated basis. Our ability to comply with these metrics or tests may be affected by events beyond our control, including prevailing economic, financial and industry conditions. A breach of any of these covenants or covenants under any other agreements governing our indebtedness could result in an event of default. Cross-default provisions in our debt agreements could cause an event of default under one debt agreement to trigger an event of default under our other debt agreements. Upon the occurrence of an event of default under any of our debt agreements, the lenders or holders thereof could elect to declare all outstanding debt under such agreements to be immediately due and payable. If we were unable to repay or refinance the accelerated debt, the lenders or holders, as applicable, could proceed against any assets pledged to secure that debt, including foreclosing on or requiring the sale of our data centers, and our assets may not be sufficient to repay such debt in full. For a detailed description of the covenants and restrictions imposed by the indentures governing the Notes, see "Description of the Notes."

The documents that govern our outstanding indebtedness require that we maintain certain financial metrics and, if we fail to do so, we will be in default under the applicable debt instrument, which in turn could trigger defaults under our other debt instruments, which could result in the maturities of all of our debt obligations being accelerated.

        Each of our significant debt instruments requires that we maintain certain financial metrics. The Second Amended and Restated Credit Agreement requires that the total indebtedness of CyrusOne and its subsidiaries shall not exceed 60% of the gross value of the assets of CyrusOne and its subsidiaries, determined based on the capitalized value of the stabilized properties of CyrusOne and its subsidiaries for the preceding fiscal quarter multiplied by four, the book value of the stabilized properties acquired by CyrusOne and its subsidiaries during the four fiscal quarters most recently ended, the book value of development properties owned by CyrusOne and its subsidiaries, unrestricted cash and cash equivalents held by CyrusOne and its subsidiaries, the book value of land assets held by CyrusOne and its subsidiaries and the book value of mortgage notes held by CyrusOne and its subsidiaries. The Second Amended and Restated Credit Agreement also requires that our operating partnership maintain a minimum consolidated EBITDA to consolidated fixed charges ratio of not less than 1.70 to 1.00, that total unsecured indebtedness of CyrusOne and its subsidiaries may not exceed

60% (or 65% during the two calendar quarters immediately following certain material acquisitions) of the unencumbered asset value of the operating partnership and its subsidiaries, that the operating partnership maintain an unencumbered property debt yield of at least 14.0% (or 12.5% during the two calendar quarters immediately following certain material acquisitions) and that CyrusOne maintains a minimum consolidated net worth of $2.216 billion, plus 75% of the sum of (i) the net proceeds from any equity offerings by us, our operating partnership and its subsidiaries after June 30, 2016, plus (ii) the value of interests in CyrusOne LP or CyrusOne issued upon the contribution of assets to CyrusOne LP or its subsidiaries after June 30, 2016.

        In addition, the indentures that govern the Notes require that the operating partnership and its restricted subsidiaries maintain total unencumbered assets of at least 150% of the aggregate principal amount of all of their outstanding unsecured indebtedness.

        If we do not continue to satisfy these covenant metrics, we will be in default under the applicable debt instrument, which in turn would trigger defaults under our other debt instruments, which could result in the maturities of all of our debt obligations being accelerated. These events would have a material adverse effect on our liquidity.

Certain exceptions under the indentures permit our operating partnership and its restricted subsidiaries to make distributions to maintain the REIT status of CyrusOne even when they cannot otherwise make restricted payments under the indentures.

        Subject to certain exceptions, under the indentures, our operating partnership and its restricted subsidiaries will be allowed to make restricted payments only if, at the time they make such a restricted payment, our operating partnership is able to incur at least $1.00 of indebtedness under certain provisions of the "Limitation on Indebtedness" covenant, including that our operating partnership has a consolidated EBITDA to consolidated interest expense coverage ratio of at least 2.0 to 1.0. Certain of the exceptions are significant. For a more complete discussion of the restricted payment and debt incurrence covenants of the indentures applicable to the Notes, see "Description of the Notes—Covenants—Limitation on Restricted Payments" and "Description of the Notes—Covenants—Limitation on Indebtedness."

        Even when our operating partnership and its restricted subsidiaries are unable to make restricted payments during a period in which they are unable to incur $1.00 of indebtedness, so long as no default or event of default under the indentures shall have occurred and be continuing, the indentures permit our operating partnership and its restricted subsidiaries to declare or pay any dividend or make any distribution to their equity holders to fund a dividend or distribution by them, so long as CyrusOne believes in good faith that it qualifies as a REIT under the Code, and the declaration or payment of any such dividend or the making of any such distribution is necessary either to maintain CyrusOne's status as a REIT under the Code for any calendar year or to enable CyrusOne to avoid payment of any tax for any calendar year that could be avoided by reason of a distribution by CyrusOne to its stockholders, with such distribution to be made as and when determined by CyrusOne, whether during or after the end of the relevant calendar year.

We may not have the ability to raise the funds necessary to finance the change of control trigger event offer required by the indentures.

        Upon the occurrence of certain credit rating downgrades in connection with certain change of control events, we will be required to offer to repurchase the Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of the Notes, especially if the change of control also constitutes a change of control under our Second Amended and Restated Credit Agreement. Under the Second Amended and Restated Credit

Agreement, a change of control constitutes an event of default, which could result in our obligation to repay any outstanding borrowings under the Second Amended and Restated Credit Agreement and repurchase the Notes at the same time. Our failure to repay or repurchase the Notes would constitute an event of default under the indentures. Any future credit agreement or other agreements relating to indebtedness to which we become a party may contain similar provisions.

        In addition, the change of control provisions in the indentures that govern the Notes will not necessarily afford the noteholders protection in the event of a highly leveraged transaction that may adversely affect the noteholders, including by way of a reorganization, restructuring, merger or other similar transaction involving us. These transactions may not involve a change in voting power, or, even if they do, may not involve a change of the magnitude required under the definition of change of control in the indentures governing the Notes to trigger these provisions. Furthermore, the definition of "change of control" in the indentures that govern the Notes includes a phrase relating to the sale of "all or substantially all" of the assets of CyrusOne and its subsidiaries, taken as a whole, to any person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of CyrusOne and its subsidiaries, taken as a whole. As a result, it may be unclear as to whether a change of control has occurred and whether a holder of Notes may require CyrusOne to make an offer to repurchase the Notes upon the occurrence of a change of control trigger event as described above.

The Exchange Notes currently have no established trading or other public market, and an active trading market may not develop for the Exchange Notes.

        The failure of a market developing for the Exchange Notes could affect the liquidity and value of the Exchange Notes and you may not be able to sell the Exchange Notes readily, or at all, or at or above the price that you paid.

        We do not intend to apply for the listing of the Exchange Notes on any national securities exchange or any automated dealer quotation system. As a result, an active trading market for the Exchange Notes may not develop or be sustained. The initial purchasers in the offerings of the Original Notes advised us that, as of the respective issue dates of the Initial Notes and the Additional Notes, they intended to make a market in the Original Notes. However, the initial purchases are under no obligation to do so, and one or more initial purchasers may cease any market-making in the Original Notes at any time. We cannot assure you that any market for the Exchange Notes will develop, or if one does develop, that it will be liquid. If the Exchange Notes are traded, they may trade at a discount from their initial offering price, depending on the number of holders of the Notes, the interest of securities dealers in making a market for the Exchange Notes, prevailing interest rates, the market for similar securities, our credit rating, our operating performance and financial condition, the prospects for companies in our industry generally and other factors. If an active trading market does not develop, the market price and liquidity of the Exchange Notes may be adversely affected. As a result, we cannot ensure you that you will be able to sell any of the Exchange Notes at a particular time, at attractive prices, or at all. Thus, you may be required to bear the financial risk of your investment in the Exchange Notes indefinitely.

The trading prices of the Notes will be directly affected by our credit rating.

        The Original Notes are and the Exchange Notes will be publicly rated by Moody's, S&P and other independent rating agencies. A security rating is not a recommendation to buy, sell or hold securities. These public debt ratings may affect our ability to raise debt. Any future downgrading of the Notes by Moody's and S&P or another rating agency may affect the cost and terms and conditions of our financings and could adversely affect the value and trading price of the Notes.

        Credit rating agencies continually revise their ratings for companies that they follow, including us. Any ratings downgrade could adversely affect the trading price of the Notes or the trading market for the Notes to the extent a trading market for the Notes develops.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.

        If a bankruptcy case or lawsuit is initiated by unpaid creditors of any guarantor, the debt represented by the guarantees entered into by the guarantor may be reviewed under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws. Under these laws, a guarantee could be voided, or claims in respect of the guarantee could be subordinated to certain obligations of a guarantor if, among other things, the guarantor, at the time it entered into the guarantee, received less than reasonably equivalent value or fair consideration for entering into the guarantee and was one of the following:

  •
  insolvent or rendered insolvent by reason of entering into a guarantee;

  •
  engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts or contingent liabilities beyond its ability to pay them as they became due.

        In addition, any payment by a guarantor could be voided and required to be returned to the guarantor or to a fund for the benefit of the guarantor's creditors under those circumstances.

        If a guarantee of a subsidiary were voided as a fraudulent conveyance or held unenforceable for any other reason, holders of the Notes would be solely creditors of CyrusOne, the issuers and creditors of the operating partnership's subsidiaries that have validly guaranteed the Notes. The Notes then would be effectively subordinated to all liabilities of the subsidiary whose guarantee was voided.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets;

  •
  the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts or contingent liabilities as they become due.

        The indentures require that future domestic subsidiaries of our operating partnership guarantee the Notes under certain circumstances. These considerations will also apply to those guarantees.

Any Original Notes that are not exchanged will continue to be restricted securities and may become less liquid.

        Original Notes that are not tendered or that we do not accept for exchange will, following this offer, continue to be restricted securities, and the holder may not offer to sell them except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We will issue Exchange Notes in exchange for the Original Notes pursuant to this offer only following the satisfaction of the procedures and conditions set forth in "The Exchange Offer—Conditions to the Exchange Offer" and "The Exchange Offer—Procedures for Tendering." Such procedures and conditions include timely receipt by the exchange agent of such Original Notes (or a confirmation of book entry transfer) and of a properly completed and duly executed letter of transmittal (or an agent's message from DTC). Because we anticipate that most holders of Original Notes will elect to exchange their Original Notes for Exchange Notes, we expect that the liquidity of the market for the Original Notes remaining after the completion of the Exchange Offer will be substantially limited. Any Original Notes tendered and exchanged in this offer will reduce the aggregate principal amount of Original Notes outstanding. Following the Exchange Offer, Original Notes generally will not have any further registration rights, and such Original Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Original Notes could be adversely affected.

The ability of a broker-dealer to transfer the Exchange Notes may be restricted.

        A broker-dealer that acquired the Original Notes for its own account as a result of market-making activities or other trading activities must comply with the prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their Exchange Notes.

Some holders who exchange their Original Notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

        If you exchange your Original Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES FOR CYRUSONE INC.
AND CYRUSONE LP

		Successor				Predecessor
	Nine Months Ended September 30, 2017
(dollars in millions)		Year Ended December 31, 2016	Year Ended December 31, 2015	Year Ended December 31, 2014(a)	January 24 to December 31, 2013(a)	January 1, 2013 to January 23, 2013(b)	Year Ended December 31, 2012(b)
Pre-tax income (loss) from continuing operations before adjustment for noncontrolling interests/minority interests in consolidated subsidiaries or income or loss from equity investees plus fixed charges*	$(31.1)	$75.9	$27.2	$30.0	$30.8	$(16.8)	$19.9

Fixed charges:
Interest expensed and capitalized	60.4	59.4	47.3	44.1	42.8	2.6	44.5
Appropriate portion of rentals(c)	2.0	2.5	2.5	2.2	2.2	0.5	2.9

Total fixed charges	62.4	61.9	49.8	46.3	45.0	3.1	47.4

Ratio of earnings to fixed charges(d)(e)(f)(g)(h)	—	1.2	—	—	—	—	—
Insufficient to cover fixed charges	93.5	—	22.6	16.3	14.2	19.9	27.5

*
Earnings used in computing the ratio of earnings to combined fixed charges consists of income from continuing operations before income taxes, adjustment for noncontrolling interests/minority interests, income/loss from equity method investees, and fixed charges except for capitalized interest.

(a)
Consolidated results for the year ended December 31, 2014, and the period from January 24, 2013 to December 31, 2013, are the same for both CyrusOne Inc. and CyrusOne LP.

(b)
Periods represent results of the Predecessor on a "carved-out basis" from Cincinnati Bell Inc. for all respective periods.

(c)
Represents the estimated portion of operating lease expense deemed to represent interest for each respective period presented.

(d)
For the nine month period ended September 30, 2017, earnings were insufficient to cover fixed charges by $93.5 million.

(e)
For the years ended December 31, 2015 and 2014, earnings were insufficient to cover fixed charges by $22.6 million and $16.3 million, respectively.

(f)
For the period from January 24, 2013 to December 31, 2013, earnings were insufficient to cover fixed charges by $14.2 million.

(g)
For the period from January 1, 2013 to January 23, 2013, earnings were insufficient to cover fixed charges by $19.9 million.

(h)
For the year ended December 31, 2012, earnings were insufficient to cover fixed charges by $27.5 million.

 USE OF PROCEEDS

        This Exchange Offer is intended to satisfy our obligations under the registration rights agreements entered into in connection with the issuance of the Original Notes. We will not receive any cash proceeds from the issuance of the Exchange Notes in connection with this Exchange Offer.

        In consideration for issuing the Exchange Notes as contemplated by this prospectus, we will receive the Original Notes in a like principal amount. The Original Notes surrendered and exchanged for the Exchange Notes will be retired and canceled and cannot be reissued.

DESCRIPTION OF THE NOTES

        You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, "CyrusOne" refers only to CyrusOne LP, and not to any of its Subsidiaries nor to Holdings or any of its Subsidiaries; the term "Finance Corp." refers to CyrusOne Finance Corp., a wholly-owned Subsidiary of CyrusOne LP with nominal assets which conducts no operations; the term "Issuers" refers to CyrusOne and Finance Corp.; "CyrusOne GP" refers to CyrusOne GP, the general partner of CyrusOne; and "Holdings" refers to CyrusOne, Inc., the 100% owner of CyrusOne GP, and not to any of its Subsidiaries.

        On March 17, 2017, the Issuers issued $500.0 million in aggregate principal amount of Original 2024 Notes (the "Initial 2024 Notes") pursuant to an indenture (the "2024 Indenture") among the Issuers, the Guarantors and Wells Fargo Bank, N.A., as trustee (the "Trustee") in a private transaction that was not subject to the registration requirements of the Securities Act. On November 3, 2017, the Issuers issued $200.0 million in aggregate principal amount of Original 2024 Notes as "Additional Notes" pursuant to the 2024 Indenture in a private transaction that was not subject to the registration requirements of the Securities Act. The Initial 2024 Notes and the Additional 2024 Notes (as defined below) issued on November 3, 2017 have the same terms (other than the date of original issuance, issue price and the date from which interest initially began to accrue), and are part of the same class and series under the 2024 Indenture. The Exchange 2024 Notes will be issued under the 2024 Indenture and will be treated as part of the same class and series as the Original 2024 Notes. The terms of the Exchange 2024 Notes are identical to the terms of the Original 2024 Notes, except that the Exchange 2024 Notes will be registered under the Securities Act and the transfer restrictions, registration rights and related special interest provisions applicable to the Original 2024 Notes do not apply to the Exchange 2024 Notes.

        On March 17, 2017, the Issuers issued $300.0 million in aggregate principal amount of Original 2027 Notes (the "Initial 2027 Notes" and, together with the Initial 2024 Notes, the "Initial Notes") pursuant to an indenture (the "2027 Indenture" and together with the 2024 Indenture, the "indentures" and each an "indenture") among the Issuers, the Guarantors and the Trustee in a private transaction that was not subject to the registration requirements of the Securities Act. On November 3, 2017, the Issuers issued $200.0 million in aggregate principal amount of Original 2027 Notes as "Additional Notes" pursuant to the 2027 Indenture in a private transaction that was not subject to the registration requirements of the Securities Act. The Initial 2027 Notes and the Additional 2027 Notes (as defined below) issued on November 3, 2017 have the same terms (other than the date of original issuance, issue price and the date from which interest initially began to accrue), and are part of the same class and series under the 2027 Indenture. The Exchange 2027 Notes will be issued under the 2027 Indenture and will be treated as part of the same class and series as the Original 2027 Notes. The terms of the Exchange 2027 Notes are identical to the terms of the Original 2027 Notes, except that the Exchange 2027 Notes will be registered under the Securities Act and the transfer restrictions, registration rights and related special interest provisions applicable to the Original 2027 Notes do not apply to the Exchange 2027 Notes.

        Unless the context otherwise requires, references to "notes" in this "Description of the Notes" include the Original Notes, which were not registered under the Securities Act, and the Exchange Notes offered hereby, which have been registered under the Securities Act; references to the Original 2024 Notes include the Initial 2024 Notes and the Additional 2024 Notes issued on November 3, 2017; references to the Original 2027 Notes include the Initial 2027 Notes and the Additional 2027 Notes issued on November 3, 2017; references to the Original Notes include the Original 2024 Notes and the Original 2027 Notes; references to the Exchange Notes include the Exchange 2024 Notes and the Exchange 2027 Notes; references to "2024 notes" in this "Description of the Notes" include the Original 2024 Notes, which were not registered under the Securities Act, and the Exchange 2024 Notes offered hereby, which have been registered under the Securities Act; and references to "2027 notes" in this "Description of the Notes" include the Original 2027 Notes, which were not registered under the Securities Act, and the Exchange 2027 Notes offered hereby, which have been registered under the Securities Act.

        The terms of each series of notes include those stated in the applicable indenture and those made part of the indentures by reference to the Trust Indenture Act of 1939, as amended.

        The following description is a summary of the material provisions of the indentures. It does not restate the indentures in their entirety. We urge you to read the applicable indenture because it, and not this description, defines your rights as holders of the notes. Copies of the indentures are available as set forth below under "Additional Information." Certain defined terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in the applicable indentures and the registration rights agreements.

        The registered holder of a note is treated as the owner of it for all purposes. Only registered holders have rights under the indentures.

Brief description of the notes and the note guarantees

        The notes.    The notes are:

  •
  senior unsecured obligations of the Issuers;

  •
  pari passu in right of payment with any existing and future unsecured senior Indebtedness of the Issuers;

  •
  senior in right of payment to any future subordinated Indebtedness of the Issuers, if any;

  •
  effectively subordinated in right of payment to all existing and future secured Indebtedness of the Issuers, to the extent of the value of the collateral securing such Indebtedness;

  •
  structurally subordinated in right of payment to all Indebtedness and other liabilities, including trade payables, of CyrusOne's non-guarantor Subsidiaries, if any; and

  •
  unconditionally guaranteed by the Guarantors on a senior unsecured basis.

        Finance Corp. currently has no obligations other than the notes and its Guarantee in respect of the Credit Agreement.

        The note guarantees.    The notes are guaranteed on a joint and several basis by Holdings, CyrusOne GP, all of CyrusOne's domestic Restricted Subsidiaries that guarantee CyrusOne LP's Credit Agreement and all of CyrusOne's future Restricted Subsidiaries (other than Excluded Subsidiaries and any Receivables Entity) that are or become required to issue Note Guarantees pursuant to the covenant described below under the caption "—Covenants—Limitation on Issuances of Guarantees by Restricted Subsidiaries."

        The Note Guarantee of each Guarantor is and will be:

  •
  a senior unsecured obligation of such Guarantor;

  •
  pari passu in right of payment with any existing and future unsecured senior Indebtedness of such Guarantor;

  •
  senior in right of payment to any future subordinated Indebtedness of such Guarantor, if any; and

  •
  effectively subordinated in right of payment to all existing and future secured Indebtedness of such Guarantor, to the extent of the value of the collateral securing that Indebtedness.

        Not all of CyrusOne's Subsidiaries guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. The non-guarantor Subsidiaries generated approximately 1% of our revenues for both the year ended December 31, 2016 and the nine months ended September 30, 2017, and held approximately 1% of our assets and approximately 1% of our liabilities as of September 30, 2017.

        As of the date of this offer, all of our Subsidiaries are "Restricted Subsidiaries." However, under the circumstances described in the definition of "Unrestricted Subsidiaries," we are permitted to designate certain of our Subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the indentures. Our Unrestricted Subsidiaries do not guarantee the notes.

        Each Note Guarantee is limited to the maximum amount that would not render the Guarantor's obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. By virtue of this limitation, a Guarantor's obligation under its Note Guarantee could be significantly less than amounts payable with respect to the notes, or a Guarantor may have effectively no obligation under its Note Guarantee. See "Risk Factors—Risks Related to the Notes and the Exchange Offer—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors."

        Each Guarantor that makes a payment under its Note Guarantee is and will be entitled upon payment in full of all guaranteed obligations under the applicable indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor's pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

        The Note Guarantee of a Subsidiary Guarantor with respect to any series of notes will automatically terminate and be released upon:

          (1)   a sale or other disposition (including by way of consolidation or merger) of the Subsidiary Guarantor, or the Capital Stock of the Subsidiary Guarantor such that the Subsidiary Guarantor is no longer a Restricted Subsidiary, in a transaction that does not violate the provisions of the applicable indenture described below under the caption "—Covenants—Limitation on Asset Sales;"

          (2)   the sale or disposition of all or substantially all of the assets of the Subsidiary Guarantor;

          (3)   the designation in accordance with the applicable indenture of the Subsidiary Guarantor as an Unrestricted Subsidiary;

          (4)   at such time as such Subsidiary Guarantor is no longer a Guarantor or other obligor with respect to any other Indebtedness of Holdings or CyrusOne;

          (5)   the designation in accordance with the applicable indenture of the Subsidiary Guarantor as an Excluded Subsidiary; or

          (6)   defeasance or discharge of the notes of the applicable series, as provided under the provisions of the applicable indenture described below under the captions "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge."

        In addition, if on any date following the Issue Date, either series of the notes are rated Investment Grade by at least two Rating Agencies and no Default or Event of Default shall have occurred and be continuing under the indenture with respect to such series, then, beginning on that date, the Subsidiary Guarantors will be automatically released from their obligations under the Note Guarantees with respect to such series; provided, however, that within ten business days following a Reinstatement Date, each of the Restricted Subsidiaries who would have been required to Guarantee the notes of such series but for the foregoing, will be required to execute and deliver a supplemental indenture to the applicable indenture providing for a Note Guarantee for the applicable series of notes by such Restricted Subsidiary.

Finance Corp.

        Finance Corp. is a Maryland corporation and a wholly-owned Subsidiary of CyrusOne that was formed for the purpose of facilitating the offering of debt securities by acting as co-issuer. Finance Corp. is nominally capitalized and does not have any operations or revenues. As a result, holders and prospective purchasers of the notes should not expect Finance Corp. to participate in servicing the interest and principal obligations on the notes. See "—Covenants—Limitation on Activities of Finance Corp."

Principal, maturity and interest

        The Issuers issued (i) $700.0 million of their Original 2024 Notes, of which $500.0 million were issued on March 17, 2017 and $200.0 million were issued on November 3, 2017 and (ii) $500.0 million of their Original 2027 Notes, of which $300.0 million were issued on March 17, 2017 and $200.0 million were issued on November 3, 2017. In this Exchange Offer, the Issuers will exchange (i) up to $700.0 million in aggregate principal amount of the Exchange 2024 Notes and (ii) up to $500.0 million in aggregate principal amount of the Exchange 2027 Notes. The Issuers may issue Additional 2024 Notes under the 2024 Indenture and Additional 2027 Notes under the 2027 Indenture from time to time. Any issuance of Additional Notes is subject to all of the covenants in the applicable indenture, including the covenant described below under the caption "—Covenants—Limitation on Indebtedness." Unless otherwise expressly stated or the context otherwise requires, references to the "notes" in this "Description of the Notes" means the notes and any other Additional Notes of the series offered hereby the Issuers may issue in the future pursuant to the terms of the applicable indenture. The notes of either series and any Additional Notes of such series subsequently issued will be treated as a single series for all purposes under the applicable indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that Additional Notes of a series may be issued at different prices from the issue price of the notes of the applicable series, and, if any Additional Notes are not fungible with the notes of the applicable series for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP number. The Issuers will issue the notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The 2024 notes will mature on March 15, 2024. The 2027 notes will mature on March 15, 2027. Interest on the 2024 notes will accrue at the rate of 5.000% per annum and will be payable semi-annually in arrears on March 15 and September 15, commencing on March 15, 2018. Interest on the 2027 notes will accrue at the rate of 5.375% per annum and will be payable semi-annually in arrears on March 15 and September 15, commencing on March 15, 2018. The Issuers will make each interest payment to the holders of record of the 2024 notes on the immediately preceding March 1 and September 1, and will make each interest payment to holders of record of the 2027 notes on the immediately preceding March 1 and September 1.

        Interest on the notes will accrue from September 15, 2017. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

        Each series of notes initially will be evidenced by one or more global notes deposited with a custodian for, and registered in the name of, Cede & Co., as nominee of The Depository Trust Company (such depositary, including any successor thereto, "DTC").

Methods of receiving payments on the notes

        The notes are payable as to principal, premium, if any, and interest at the office or agency of the paying agent and registrar within the City and State of New York, or, at the option of the Issuers, payment of interest may be made by check mailed to the holders at their addresses set forth in the register of holders; provided that payment by wire transfer of immediately available funds is required with respect to principal of, premium on, if any, and interest on, all global notes and all other notes the holders who have provided wire transfer instructions to the Issuers or the paying agent to an account in the United States of America.

Paying agent and registrar for the notes

        The Trustee is the current paying agent and registrar. CyrusOne may change the paying agent or registrar without prior notice to the holders of the notes, and CyrusOne or any of its Subsidiaries may act as paying agent or registrar.

Transfer and exchange

        A holder may transfer or exchange notes in accordance with the provisions of the applicable indenture. The registrar and CyrusOne may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. CyrusOne will not be required to transfer or exchange any note selected for redemption. Also, CyrusOne will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Optional redemption

The 2024 notes.

        At any time prior to March 15, 2020, the Issuers may on any one or more occasions redeem up to 40% of the aggregate principal amount of the 2024 notes issued under the 2024 Indenture (including Additional 2024 Notes), upon not less than 30 nor more than 60 days' notice to the holders (with a copy to the Trustee), at a redemption price equal to 105.000% of the principal amount of the 2024 notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of holders of the 2024 notes on any relevant record date occurring prior to the applicable redemption date to receive interest on the relevant interest payment date), with an amount of cash equal to the net cash proceeds of an Equity Offering; provided that:

          (1)   at least 55% of the aggregate principal amount of 2024 notes (including Additional 2024 Notes) issued under the 2024 Indenture (excluding 2024 notes held by CyrusOne and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

          (2)   the redemption occurs within 90 days of the date of the closing of such Equity Offering.

        At any time prior to March 15, 2020, the Issuers may on any one or more occasions redeem all or a part of the 2024 notes, upon not less than 30 nor more than 60 days' notice to the holders of the 2024 notes (with a copy to the Trustee), at a redemption price equal to 100% of the principal amount of the 2024 notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption (subject to the rights of holders of 2024 notes on any relevant record date occurring prior to the applicable redemption date to receive interest due on the relevant interest payment date).

        Except pursuant to the preceding paragraphs, the 2024 notes are not redeemable at the Issuers' option prior to March 15, 2020.

        On or after March 15, 2020, the Issuers may on any one or more occasions redeem all or a part of the 2024 notes, upon not less than 30 nor more than 60 days' notice to the holders of the 2024 notes (with a copy to the Trustee), at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the 2024 notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on March 15 of the years indicated below (subject to the rights of holders of the 2024 notes on any relevant record date occurring prior to the applicable redemption date to receive interest on the relevant interest payment date):

Year	Redemption price
2020	102.500%
2021	101.250%
2022 and thereafter	100%

        Notwithstanding the foregoing, in connection with any tender offer for the 2024 notes (including in connection with a Change of Control Trigger Event or pursuant to the covenant described below under "—Covenants—Limitation on Asset Sales"), if holders of not less than 90% in aggregate principal amount of the outstanding 2024 notes validly tender and do not withdraw such notes in such tender offer and CyrusOne, or any third party making such tender offer in lieu of CyrusOne, purchases all of the 2024 notes validly tendered and not withdrawn by such holders, CyrusOne or such third party will have the right upon not less than 10 nor more than 60 days' prior notice, given not more than 30 days following such purchase date, to redeem (with respect to CyrusOne) or purchase (with respect to a third party) all such notes that remain outstanding following such purchase at a price equal to the price paid to each other holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest thereon, if any, to the date of redemption or purchase, as the case may be, subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date falling on or prior to the date of redemption or purchase date, as the case may be.

        Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the 2024 notes or portions thereof called for redemption on the applicable redemption date.

The 2027 notes.

        At any time prior to March 15, 2020, the Issuers may on any one or more occasions redeem up to 40% of the aggregate principal amount of the 2027 notes issued under the 2027 Indenture (including Additional 2027 Notes), upon not less than 30 nor more than 60 days' notice to the holders (with a copy to the Trustee), at a redemption price equal to 105.375% of the principal amount of the 2027 notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of holders of the 2027 notes on any relevant record date occurring prior to the applicable redemption date to receive interest on the relevant interest payment date), with an amount of cash equal to the net cash proceeds of an Equity Offering; provided that:

          (1)   at least 55% of the aggregate principal amount of 2027 notes (including Additional 2027 Notes) issued under the 2027 Indenture (excluding 2027 notes held by CyrusOne and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

          (2)   the redemption occurs within 90 days of the date of the closing of such Equity Offering.

        At any time prior to March 15, 2022, the Issuers may on any one or more occasions redeem all or a part of the 2027 notes, upon not less than 30 nor more than 60 days' notice to the holders of the 2027 notes (with a copy to the Trustee), at a redemption price equal to 100% of the principal amount of the 2027 notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption (subject to the rights of holders of 2027 notes on any relevant record date occurring prior to the applicable redemption date to receive interest due on the relevant interest payment date).

        Except pursuant to the preceding paragraphs, the 2027 notes are not redeemable at the Issuers' option prior to March 15, 2022.

        On or after March 15, 2022, the Issuers may on any one or more occasions redeem all or a part of the 2027 notes, upon not less than 30 nor more than 60 days' notice to the holders of the 2027 notes (with a copy to the Trustee), at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the 2027 notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on March 15 of the years indicated below (subject to the rights of holders of the 2027 notes on any relevant record date occurring prior to the applicable redemption date to receive interest on the relevant interest payment date):

Year	Redemption price
2022	102.688%
2023	101.792%
2024	100.896%
2025 and thereafter	100%

        Notwithstanding the foregoing, in connection with any tender offer for the 2027 notes (including in connection with a Change of Control Trigger Event or pursuant to the covenant described below under "—Covenants—Limitation on Asset Sales"), if holders of not less than 90% in aggregate principal amount of the outstanding 2027 notes validly tender and do not withdraw such notes in such tender offer and CyrusOne, or any third party making such tender offer in lieu of CyrusOne, purchases all of the 2027 notes validly tendered and not withdrawn by such holders, CyrusOne or such third party will have the right upon not less than 10 nor more than 60 days' prior notice, given not more than 30 days following such purchase date, to redeem (with respect to CyrusOne) or purchase (with respect to a third party) all such notes that remain outstanding following such purchase at a price equal to the price paid to each other holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest thereon, if any, to the date of redemption or purchase, as the case may be, subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date falling on or prior to the date of redemption or purchase date, as the case may be.

        Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the 2027 notes or portions thereof called for redemption on the applicable redemption date.

Selection and notice of redemption

        If less than all of the notes of a series are to be redeemed, the Trustee will select notes of such series for redemption on a pro rata basis (or, in the case of notes issued in global form as discussed under "Book-Entry, Delivery and Form," pursuant to the applicable procedures of DTC) unless otherwise required by law or applicable stock exchange or depositary requirements.

        No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail or otherwise delivered in accordance with applicable DTC procedures at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes of any series or a satisfaction and discharge of the indenture with respect to such series.

        Any redemption or purchase of the notes, including in connection with an Equity Offering or a Change of Control Trigger Event, with the Net Cash Proceeds of an Asset Sale or in connection with another transaction (or series of related transactions) or event, including any financing, may, at CyrusOne's option, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related Equity Offering, Change of Control, Asset Sale or other transaction or event, as the case may be, and notice of such redemption or purchase may be given prior to the completion or the occurrence of the related Equity Offering, Change of Control, Asset Sale or other transaction or event. In addition, if such redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in CyrusOne's discretion, the date of redemption or purchase may be delayed until such time (including more than 60 days after the date the notice of redemption or purchase was sent) as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the date of redemption or purchase, or by the date of redemption or purchase as so delayed, or such notice may be rescinded at any time in CyrusOne's discretion if in the good faith judgment of CyrusOne any or all of such conditions will not be satisfied. In addition, CyrusOne may provide in such notice that payment of the redemption or purchase price and performance of its obligations with respect to such redemption or purchase may be performed by another Person.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption, unless the Issuers default in the payment of the redemption price.

Mandatory redemption; sinking fund

        The Issuers are not required to make any mandatory redemption or sinking fund payments for the notes.

Suspension of covenants

        With respect to any series of notes, for so long as (i) the notes of such series are rated Investment Grade by at least two Rating Agencies and (ii) no Default or Event of Default has occurred and is continuing under the indenture with respect to the notes of such series, CyrusOne and its Restricted Subsidiaries will not be subject to the covenants in the indenture with respect to such series of notes specifically listed under the following captions in this "Description of the Notes" section of this prospectus (collectively, the "Suspended Covenants"):

          (1)   "—Covenants—Limitation on Indebtedness;"

          (2)   "—Covenants—Limitation on Sale and Leaseback Transactions;"

          (3)   "—Covenants—Limitation on Restricted Payments;"

          (4)   "—Covenants—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries;"

          (5)   "—Covenants—Limitation on Issuances of Guarantees by Restricted Subsidiaries;"

          (6)   "—Covenants—Limitations on Transactions with Affiliates;"

          (7)   "—Covenants—Limitation on Asset Sales;" and

          (8)   clause (3) of "—Consolidation, Merger and Sale of Assets—The Issuers, Holdings and CyrusOne GP."

        Additionally, during such time as the above referenced covenants are suspended for such series of notes, (i) the Note Guarantees of the Subsidiary Guarantors with respect to such series of notes will also be suspended (the "Suspended Guarantees") and (ii) CyrusOne will not be permitted to designate any Restricted Subsidiary as an Unrestricted Subsidiary unless CyrusOne would have been permitted to designate such Subsidiary as an Unrestricted Subsidiary if the Suspended Covenants had been in effect for such period.

        If at any time the applicable series of notes' credit rating is downgraded below an Investment Grade rating by any of the Rating Agencies such that the notes of the applicable series do not have an Investment Grade rating by at least two of the Rating Agencies, then the Suspended Covenants and the Suspended Guarantees will thereafter be reinstated as if such covenants and guarantees had never been suspended (the "Reinstatement Date") and will be applicable pursuant to the terms of the indenture with respect to such series of notes (including in connection with performing any calculation or assessment to determine compliance with the terms of such indenture), unless and until such series of notes subsequently attain an Investment Grade rating from at least two of the Rating Agencies (in which event the Suspended Covenants and the Suspended Guarantees will no longer be in effect for such time that such series of notes maintain an Investment Grade rating with at least two of the Rating Agencies); provided, however, that no Default, Event of Default or breach of any kind will be deemed to exist under the indenture with respect to such series of notes, the applicable series of notes or the Note Guarantees for such series of notes with respect to the Suspended Covenants or the Suspended Guarantees based on any actions taken or events occurring during the Suspension Period referred to below, or any actions taken at any time pursuant to any contractual obligation arising prior to the Reinstatement Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants or the Suspended Guarantees remained in effect during such period. The period of time between (i) the date of suspension of the Suspended Covenants and the Suspended Guarantees and (ii) the Reinstatement Date, if any, with respect to such series of notes, is referred to as the "Suspension Period."

        On the Reinstatement Date for the applicable series of notes, all Indebtedness incurred during the Suspension Period will be classified as having been Incurred in compliance with clauses (1) and (2) of the covenant described below under the caption "—Covenants—Limitation on Indebtedness." To the extent such Indebtedness would not be so permitted to be Incurred in compliance with clauses (1) and (2) of the covenant described below under the caption "—Covenants—Limitation on Indebtedness," such Indebtedness will be classified as having been Incurred pursuant to clause (3)(C) of that covenant. Calculations made under the relevant indenture after the Reinstatement Date of the amount available to be made as Restricted Payments pursuant to the covenant described below under "—Covenants—Limitation on Restricted Payments" will be made as though such covenant had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the relevant indenture under the first paragraph of the covenant described below under "—Covenants—Limitation on Restricted Payments," to the extent set forth in such covenant and the items specified in subclauses (i)-(iii) of clause (4) thereof will increase the amount available to be made. For purposes of determining compliance under the relevant indenture with the covenant described below under the caption "—Covenants—Limitation on Asset Sales," the amount of Excess Proceeds will be deemed to be zero as of the Reinstatement Date. Any encumbrance or restriction on the ability of any Restricted Subsidiary under the relevant indenture to take any action described in clauses (1) through (4) of the first paragraph of the covenant described under "—Covenants—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" that becomes effective during any Suspension Period shall be deemed to be permitted pursuant to clause (1) of the second paragraph of such covenant. Any Affiliate Transaction entered into after a Reinstatement Date pursuant to an agreement entered into during any Suspension Period shall be deemed to be permitted under the relevant indenture pursuant to clause (5) of the second paragraph of the covenant described under

"—Covenants—Limitations on Transactions with Affiliates". On and after any Reinstatement Date for the applicable series of notes, CyrusOne and its Restricted Subsidiaries will be permitted to consummate the transactions contemplated by any agreement or commitment entered into during the relevant Suspension Period so long as such agreement or commitment and such consummation would have been permitted during such Suspension Period.

        There can be no assurance that any series of notes will ever achieve or maintain a rating of Investment Grade from any Rating Agency. If and while CyrusOne and its Restricted Subsidiaries are not subject to the Suspended Covenants and the Suspended Guarantees with respect to a series of notes, holders of such notes will be entitled to substantially less covenant protection.

Covenants

        The indentures contain, among others, the following covenants.

Limitation on indebtedness

        (1)   CyrusOne will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness if, immediately after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio of CyrusOne and its Restricted Subsidiaries on a consolidated basis would be less than 2.0 to 1.0.

        (2)   CyrusOne will not, and will not permit any of its Restricted Subsidiaries to, Incur any Subsidiary Indebtedness or any Secured Indebtedness if, immediately after giving effect to the Incurrence of such Subsidiary Indebtedness or Secured Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Subsidiary Indebtedness and Secured Indebtedness of CyrusOne and its Restricted Subsidiaries on a consolidated basis would be greater than 45% of Adjusted Total Assets as of any date of Incurrence.

        (3)   Notwithstanding paragraphs (1) and (2) above, CyrusOne or any of its Restricted Subsidiaries may Incur each and all of the following ("Permitted Debt"):

          (A)  Indebtedness of CyrusOne or any of the Subsidiary Guarantors outstanding under the Credit Facilities and the issuance or creation of letters of credit and bankers' acceptances thereunder or in connection therewith (with letters of credit and bankers acceptances being deemed to have a principal amount equal to the face amount thereof), in an aggregate principal amount at any one time outstanding not to exceed $750.0 million;

          (B)  Indebtedness owed to:

              (i)  CyrusOne or a Guarantor evidenced by an unsubordinated promissory note; or

             (ii)  any other Restricted Subsidiary; provided that if CyrusOne or any Guarantor is an obligor, the Indebtedness is subordinated in right of payment to the notes, in the case of CyrusOne or Finance Corp., or the Note Guarantee, in the case of a Guarantor; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to CyrusOne or any other Restricted Subsidiary) will be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (B)(ii);

          (C)  Indebtedness outstanding as of the Initial Issue Date (other than Indebtedness outstanding under clause (A) above), including without limitation, the Existing Term Loans outstanding under the Credit Agreement on the Issue Date, the Initial 2024 Notes and the Initial 2027 Notes;

          (D)  Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, discharge or refund other outstanding Indebtedness (any such action, to "Refinance") (other than Indebtedness Incurred under clauses (A), (B), (E), (I), (J), (K) and (L) of this paragraph (3)) and any refinancings thereof, in an amount not to exceed the amount so Refinanced (plus premiums (including tender premiums), accrued interest, fees and expenses (including underwriting discounts)); provided that Indebtedness, the proceeds of which are used to Refinance Subordinated Indebtedness, will be permitted under this clause (D) only if:

              (i)  such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the notes at least to the extent that the Indebtedness to be Refinanced is subordinated to the notes; and

             (ii)  such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Subordinated Indebtedness to be Refinanced, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Subordinated Indebtedness to be Refinanced; and provided further that in no event may Indebtedness of an Issuer or a Subsidiary Guarantor that ranks equally with or subordinate in right of payment to the notes or such Subsidiary Guarantor's Note Guarantee, as applicable, be Refinanced by means of any Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor pursuant to this clause (D);

          (E)  Indebtedness:

              (i)  constituting reimbursement obligations with respect to letters of credit in respect of workers' compensation claims, unemployment or other insurance or self-insurance obligations, performance or surety bonds or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims, self-insurance obligations, performance or surety bonds or completion guarantees; provided, however, that upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or Incurrence;

             (ii)  arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within 30 days of its Incurrence;

            (iii)  under Hedging Obligations incurred in the ordinary course of business; and

            (iv)  arising from agreements providing for indemnification, adjustment of purchase price or similar obligations Incurred in connection with the disposition of any business, assets or Restricted Subsidiary;

          (F)  Attributable Debt, Capitalized Lease Obligations, synthetic lease obligations, mortgage financings or purchase money obligations Incurred after the Initial Issue Date in an aggregate principal amount at any one time outstanding, including Indebtedness Incurred to Refinance Indebtedness Incurred pursuant to this clause (F), not to exceed the greater of

              (i)  $380.0 million; and

             (ii)  an amount equal to 7.5% of Adjusted Total Assets as of any date of Incurrence;

          (G)  Indebtedness of CyrusOne, to the extent the net proceeds therefrom are promptly:

              (i)  used to purchase the applicable series of notes tendered in an Offer to Purchase made as a result of a Change of Control Trigger Event or in connection with the covenant described below under "—Covenants—Limitation on Asset Sales"; or

             (ii)  deposited to defease or discharge the applicable series of notes as described below under "—Legal Defeasance and Covenant Defeasance" or "—Satisfaction and Discharge;"

          (H)  Note Guarantees and Guarantees of other Indebtedness of CyrusOne or any Guarantor by any of its Restricted Subsidiaries; provided that such Indebtedness was permitted to be Incurred pursuant to another clause of this covenant;

          (I)   Indebtedness Incurred by a Receivables Entity in a Qualified Receivables Transaction that is not recourse to CyrusOne or any other Restricted Subsidiary of CyrusOne (except for Standard Securitization Undertakings);

          (J)   Indebtedness of Foreign Subsidiaries in an aggregate principal amount at any one time outstanding not to exceed the greater of (i) $250.0 million and (ii) an amount equal to 5% of Adjusted Total Assets as of any date of Incurrence;

          (K)  Indebtedness of CyrusOne or any of its Restricted Subsidiaries consisting of financing of insurance premiums incurred in the ordinary course of business;

          (L)  customer deposits and advance payments received in the ordinary course of business from customers in the ordinary course of business;

          (M) additional Indebtedness, Incurred after the Initial Issue Date, of CyrusOne and its Restricted Subsidiaries in an aggregate principal amount at any one time outstanding, including all Indebtedness Incurred to Refinance Indebtedness Incurred pursuant to this clause (M), not to exceed the greater of (i) $400.0 million and (ii) an amount equal to 10.0% of Adjusted Total Assets as of any date of Incurrence;

          (N)  Indebtedness consisting of cash management services incurred in the ordinary course of business, including in respect of credit card obligations, overdrafts and related liabilities arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfers of funds;

          (O)  Indebtedness incurred by CyrusOne or a Restricted Subsidiary in connection with bankers' acceptances, discounted bills of exchange or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the ordinary course of business on arms' length commercial terms; and

          (P)   Indebtedness of CyrusOne or any of its Restricted Subsidiaries consisting of take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business.

        (4)   For purposes of determining compliance with any U.S. dollar restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Agreement.

        (5)   For purposes of determining any particular amount of Indebtedness under this covenant, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount will not be included.

        (6)   For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, CyrusOne, in its sole discretion, may classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses; provided that CyrusOne may divide and classify an item of Indebtedness in one or more of the types of Indebtedness and may later reclassify all or a portion of such item of Indebtedness, in any manner that complies within this covenant. Indebtedness under the Credit Agreement (other than the Existing Term Loans outstanding under the Credit Agreement on the Initial Issue Date) outstanding on the Initial Issue Date will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (3)(A) of this covenant. Indebtedness under the Existing Term Loans outstanding on the Initial Issue Date will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (3)(C) of this covenant.

        (7)   The amount of any Indebtedness outstanding as of any date will be:

          (A)  the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

          (B)  the principal amount of the Indebtedness, in the case of any other Indebtedness; and

          (C)  in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

              (i)  the Fair Market Value of such assets at the date of determination; and

             (ii)  the amount of the Indebtedness of the other Person.

Maintenance of total unencumbered assets

        CyrusOne and its Restricted Subsidiaries will maintain at all times Total Unencumbered Assets of not less than 150% of the aggregate principal amount of all outstanding Unsecured Indebtedness.

Limitation on sale and leaseback transactions

        CyrusOne will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction with respect to any property or asset unless:

          (1)   CyrusOne or the Restricted Subsidiary, as applicable, would be entitled to Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to the covenant described above under the caption "—Limitation on Indebtedness," in which case, such Attributable Debt will be deemed to have been Incurred pursuant to such covenant; and

          (2)   CyrusOne or any of its Restricted Subsidiaries, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount at least equal to the amount of the Net Cash Proceeds received in such Sale and Leaseback Transaction in accordance with the covenant described below under the caption "—Limitation on Asset Sales."

Limitation on restricted payments

        CyrusOne will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1)   declare or pay any dividend or make any distribution on or with respect to its Capital Stock held by Persons other than CyrusOne or any of its Restricted Subsidiaries, other than:

            (A)  dividends or distributions payable solely in Equity Interests (other than Disqualified Stock); and

            (B)  pro rata dividends or distributions on Common Stock of any Restricted Subsidiary;

          (2)   purchase, redeem, retire or otherwise acquire for value any Equity Interests of Holdings or CyrusOne held by any Person other than CyrusOne or any of its Restricted Subsidiaries;

          (3)   make any voluntary or optional principal payment, redemption, repurchase, defeasance, or other acquisition or retirement for value, of Subordinated Indebtedness of CyrusOne or any Subsidiary Guarantor (other than (A) with respect to intercompany Subordinated Indebtedness or (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or financial maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

          (4)   make an Investment, other than a Permitted Investment, in any Person (all such payments and any other actions described in clauses (1) through (3) above being collectively referred to as "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment:

            (A)  a Default or Event of Default shall have occurred and be continuing;

            (B)  CyrusOne could not Incur at least $1.00 of Indebtedness in compliance with paragraph (1) of the covenant described above under the caption "—Limitation on Indebtedness;" or

            (C)  the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be the Fair Market Value thereof as determined in good faith by the Board of Directors of CyrusOne, whose determination will be conclusive and evidenced by a Board Resolution) made on or after the Initial Issue Date would exceed the sum of:

                (i)  95% of the aggregate amount of Funds From Operations (or, if Funds From Operations is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) from October 1, 2012 and ending on the last day of the most recent fiscal quarter preceding the Transaction Date for which internal financial statements are available, plus

               (ii)  100% of the aggregate net cash proceeds and the Fair Market Value of other property received by CyrusOne after the Initial Issue Date from (a) the issue or sale of Equity Interests of CyrusOne (other than Disqualified Stock and Designated Preferred Stock), (b) a contribution to the common equity capital of CyrusOne or (c) the issue or sale of convertible Indebtedness of CyrusOne (or Holdings, to the extent the net cash proceeds or other property received therefrom are contributed to the common equity capital of CyrusOne) upon the conversion of such Indebtedness into Equity Interests (other than Disqualified Stock and Designated Preferred Stock) of CyrusOne or Holdings, as applicable; plus

              (iii)  an amount equal to the net reduction in Investments since the Issue Date (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to CyrusOne or any of its Restricted Subsidiaries or from the net cash proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds have already been included in the calculation of Funds From Operations) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments") not to exceed, in each case, the amount of Investments previously made by CyrusOne and its Restricted Subsidiaries in such Person).

        As of September 30, 2017, the amount available for Restricted Payments under (4)(C) of the first paragraph was approximately $879.4 million.

        Notwithstanding the foregoing, CyrusOne and any of its Restricted Subsidiaries may declare or pay any dividend or make any distribution to their equity holders to fund a dividend or distribution by Holdings (and make any corresponding distributions to CyrusOne's partners other than Holdings), so long as (A) Holdings believes in good faith that Holdings qualifies as a real estate investment trust under the Code and the declaration or payment of such dividend, in each case, by Holdings, or the making of such distribution is necessary either to maintain Holdings' status as a real estate investment trust under the Code for any calendar year or to enable Holdings to avoid payment of any tax for any calendar year that could be avoided by reason of a distribution by Holdings to its shareholders, with such distribution by Holdings to be made as and when determined by Holdings, whether during or after the end of, the relevant calendar year, and (B) no Default or Event of Default shall have occurred and be continuing.

        The foregoing provisions will not be violated by reason of:

          (1)   the payment of any dividend, distribution or redemption of any Equity Interests or Subordinated Indebtedness within 60 days after the date of declaration thereof or call for redemption if, at such date of declaration or call for redemption, such payment or redemption was permitted by the provisions of the first paragraph of this covenant (the declaration of such payment will be deemed a Restricted Payment under the first paragraph of this covenant as of the date of declaration and the payment itself will be deemed to have been paid on such date of declaration and will not also be deemed a Restricted Payment under the first paragraph of this covenant); provided, however, that any Restricted Payment made in reliance on this clause (1) shall reduce the amount available for Restricted Payments pursuant to clause (4)(C) of the first paragraph of this covenant only once;

          (2)   the redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of CyrusOne or any Subsidiary Guarantor including premium, if any, and accrued and unpaid interest and related transaction expenses, with the proceeds of, or in exchange for, other Subordinated Indebtedness Incurred under clause (3)(D) of the covenant described above under the caption "—Limitation on Indebtedness;"

          (3)   the making of any Restricted Payment in exchange for, or out of the proceeds of a substantially concurrent issuance of, Equity Interests of CyrusOne (other than Disqualified Stock and Designated Preferred Stock) or out of the proceeds of a substantially concurrent contribution to the common equity capital of CyrusOne from its shareholders;

          (4)   the redemption of Common Units for Equity Interests of Holdings pursuant to the terms of the Partnership Agreement;

          (5)   payments and distributions to dissenting holders of Common Units and stockholders of Holdings or any other direct or indirect parent company of CyrusOne (or the payment of dividends or distributions to Holdings (or any other direct or indirect parent company of CyrusOne) to provide Holdings (or such parent company) with the cash necessary to make such payments and distributions) pursuant to applicable law pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the indenture with respect to the applicable series of notes applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of CyrusOne or Holdings;

          (6)   the payment of cash (A) in lieu of the issuance of fractional shares of Capital Stock upon conversion, exercise, redemption or exchange of securities convertible into or exchangeable for Capital Stock of CyrusOne or Holdings or any other direct or indirect parent company of CyrusOne (or the payment of dividends or distributions to Holdings (or any other direct or indirect parent company of CyrusOne) to provide Holdings (or any such parent company) with the cash necessary to make such payments) and (B) in lieu of the issuance of whole shares of Capital Stock upon conversion, exercise, redemption or exchange of securities convertible into or exchangeable for Capital Stock of CyrusOne or Holdings, or any other direct or indirect parent company of CyrusOne (or the payment of dividends or distributions to Holdings (or any other direct or indirect parent company of CyrusOne)) to provide Holdings (or any such parent company) with the cash necessary to make such payments;

          (7)   the acquisition or re-acquisition, whether by forfeiture or in connection with satisfying applicable payroll or withholding tax obligations, of Equity Interests of CyrusOne or Holdings in connection with the administration of their equity compensation programs in the ordinary course of business;

          (8)   the redemption, repurchase or other acquisition or retirement of any Equity Interests of CyrusOne or Holdings or any other direct or indirect parent company of CyrusOne (or the payment of dividends or distributions to Holdings (or any other direct or indirect parent company of CyrusOne) to provide Holdings (or any such parent company) with the cash necessary to make such redemptions, repurchases, acquisitions or retirements) from any director, officer, employee, manager or consultant of CyrusOne, Holdings (or any other direct or indirect parent company of CyrusOne) or any Restricted Subsidiary of CyrusOne, or from such person's estate, in an aggregate amount under this clause (8) not to exceed $5.0 million in any fiscal year; provided that any amount not so used in any given fiscal year may be carried forward and used in the next succeeding fiscal year; and provided further that such amount in any fiscal year may be increased by an amount not to exceed: (a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of CyrusOne or Holdings or any other direct or indirect parent company of CyrusOne to any future, present or former directors, officers, employees, managers or consultants of CyrusOne or any of its Restricted Subsidiaries that occurs after the Initial Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (4)(C) of the first paragraph of this covenant; plus (b) the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after the Initial Issue Date; less (c) the amount of any Restricted Payments previously made with the cash proceeds described in clause (a) or (b) of this clause (8);

          (9)   the declaration or payment of any cash dividend or other cash distribution in respect of Equity Interests of Holdings or any other direct or indirect parent company of CyrusOne, CyrusOne or any of its Restricted Subsidiaries constituting Preferred Stock (or the payment of dividends or distributions to Holdings (or any other direct or indirect parent company of CyrusOne) to provide Holdings (or any such parent company) with the cash necessary to make such payments or distributions), so long as the Interest Coverage Ratio contemplated by paragraph (1) of the covenant described above under the caption "—Limitation on Indebtedness" would be greater than or equal to 2.0 to 1.0 after giving effect to such payment; provided that at the time of payment of such dividend or distribution no Default or Event of Default shall have occurred and be continuing (or would result therefrom);

          (10) the repayment, defeasance, redemption, repurchase or other acquisition of Subordinated Indebtedness or Disqualified Stock of CyrusOne (A) in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to any Subsidiary) of, Disqualified Stock of CyrusOne, or (B) pursuant to a required Offer to Purchase arising from a Change of Control or Asset Sale, as the case may be; provided that such repayment, repurchase, redemption, acquisition or retirement occurs after all notes of such applicable series tendered by holders in connection with a related Offer to Purchase have been repurchased, redeemed or acquired for value in accordance with the applicable provisions of the indenture with respect to such series of notes;

          (11) Permitted Tax Payments;

          (12) the declaration and payment of dividends or distributions by CyrusOne to, or the making of loans to, Holdings (or any other direct or indirect parent company of CyrusOne) in amounts required for Holdings (or any other direct or indirect parent company of CyrusOne) to pay, in each case without duplication, (a) franchise taxes and other fees, taxes and expenses required to maintain their corporate existence; (b) customary salary, bonus and other benefits payable to officers, directors and employees of Holdings (or any other direct or indirect parent company of CyrusOne) to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of CyrusOne and its Restricted Subsidiaries, including CyrusOne's proportionate share of such amounts relating to Holdings (or such other direct or indirect parent company) being a public company; (c) general corporate operating and overhead costs and expenses of Holdings (or any other direct or indirect parent company of CyrusOne) to the extent such costs and expenses are attributable to the ownership or operation of CyrusOne and its Restricted Subsidiaries, including CyrusOne's proportionate share of such amounts relating to Holdings (or other direct or indirect parent company) being a public company; and (d) fees and expenses other than to Affiliates of CyrusOne related to any successful or unsuccessful financing transaction or equity offering;

          (13) the declaration and payments of dividends on Disqualified Stock; provided that, at the time of payment of such dividend, no Default or Event of Default shall have occurred and be continuing (or would result therefrom);

          (14) payments of intercompany subordinated Indebtedness, the Incurrence of which was permitted under clause (3)(B) of the covenant described above under the caption "—Limitation on Indebtedness"; provided that no Default or Event of Default shall have occurred and be continuing (or would result therefrom);

          (15) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by CyrusOne after the Initial Issue Date; provided that the amount of dividends paid pursuant to this clause (15) shall not exceed the aggregate amount of cash actually received by CyrusOne from the sale of such Designated Preferred Stock; provided that, at the time of payment of such dividend, no Default or Event of Default shall have occurred and be continuing (or would result therefrom);

          (16) payments made or expected to be made by CyrusOne or any Restricted Subsidiary in respect of withholding or similar taxes payable by any future, present or former employee, director, officer, manager or consultant (or their Immediate Family Members) of CyrusOne or any of its Restricted Subsidiaries and any repurchases of Equity Interests deemed to occur upon exercise of stock options, warrants or similar rights if such Equity Interests represent a portion of the exercise price of such options, warrants or similar rights or required withholding or similar taxes, in an aggregate amount under this clause (16) not to exceed $5.0 million in any fiscal year;

          (17) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to, CyrusOne or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than the Unrestricted Subsidiaries the primary assets of which are cash or cash equivalents); and

          (18) other Restricted Payments in an aggregate amount not to exceed the greater of (i) $100.0 million and (ii) an amount equal to 2% of Adjusted Total Assets as of any Transaction Date.

        Each Restricted Payment permitted pursuant to the immediately preceding paragraph (other than the Restricted Payments referred to in clauses (2), (3), (4), (5), (6), (7), (9), (10), (11), (12), (13), (14), (15), (16), (17) and (18) of this paragraph) will be included in calculating whether the conditions of clause (4)(C) of the first paragraph of this covenant have been met with respect to any subsequent Restricted Payments and any net cash proceeds utilized to effect a Restricted Payment pursuant to clause (3) of the immediately preceding paragraph will be excluded.

        For purposes of determining compliance with this covenant, in the event that a Restricted Payment or Investment (or a portion thereof) meets the criteria of one or more of clauses (1) through (18) above or the definition of "Permitted Investments", or is entitled to be made pursuant to the first paragraph of this covenant, CyrusOne, in its sole discretion, will classify, and may later reclassify (based on circumstances existing on the date of such reclassification), such Restricted Payment or Investment (or portion thereof) between one or more of such clauses (1) through (18), such clauses of the definition of "Permitted Investments" and/or such first paragraph in a manner that complies with this covenant.

Limitation on dividend and other payment restrictions affecting restricted subsidiaries

        CyrusOne will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

          (1)   pay dividends or make any other distributions permitted by applicable law on any Equity Interests of such Restricted Subsidiary owned by CyrusOne or any of its Restricted Subsidiaries;

          (2)   pay any Indebtedness owed to CyrusOne or any other Restricted Subsidiary;

          (3)   make loans or advances to CyrusOne or any other Restricted Subsidiary; or

          (4)   transfer its property or assets to CyrusOne or any other Restricted Subsidiary.

        The foregoing provisions will not restrict any encumbrances or restrictions:

          (1)   in the indentures and any other agreement, including the Credit Agreement, as the same are in effect on the Initial Issue Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect, taken as a whole, to the holders than those encumbrances or restrictions that are being extended, refinanced, renewed or replaced;

          (2)   imposed under any applicable documents or instruments pertaining to any current or future Secured Indebtedness permitted under the applicable indenture (and relating solely to assets constituting collateral thereunder or cash proceeds from or generated by such assets);

          (3)   existing under or by reason of applicable law, the applicable indenture, the notes and the Note Guarantees;

          (4)   on cash, cash equivalents, Temporary Cash Investments or other deposits or net worth imposed under contracts entered into the ordinary course of business, including such restrictions imposed by customers or insurance, surety or bonding companies;

          (5)   with respect to a Foreign Subsidiary entered into the ordinary course of business or pursuant to the terms of Indebtedness of a Foreign Subsidiary that was Incurred by such Foreign Subsidiary in compliance with the terms of the applicable indenture;

          (6)   contained in any license, permit or other accreditation with a regulatory authority entered into the ordinary course of business;

          (7)   contained in agreements or instruments which prohibit the payment or making of dividends or other distributions other than on a pro rata basis;

          (8)   existing with respect to any Person or the property or assets of any Person acquired by CyrusOne or any of its Restricted Subsidiaries, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of the Person other than the Person or the property or assets of the Person so acquired;

          (9)   in the case of clause (4) of the first paragraph of this covenant:

            (A)  that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

            (B)  existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of CyrusOne or any Restricted Subsidiary not otherwise prohibited by the applicable indenture;

            (C)  existing under or by reason of Capitalized Leases or purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property; or

            (D)  arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of CyrusOne or any Restricted Subsidiary in any manner material to CyrusOne and its Restricted Subsidiaries taken as a whole;

          (10) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary (including a restriction on distributions by that Restricted Subsidiary pending its sale or other disposition);

          (11) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if:

            (A)  the encumbrance or restriction is not materially more disadvantageous to the holders of the applicable series of notes than is customary in comparable financings (as determined by CyrusOne), and

            (B)  CyrusOne determines that any such encumbrance or restriction will not materially affect CyrusOne's ability to make principal or interest payments on the applicable series of notes;

          (12) existing under or by reason of restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (13) customary provisions contained in joint venture agreements and customary provisions in leases, in each case entered into in the ordinary course of business;

          (14) any encumbrance or restriction existing under or by reason of Indebtedness or other contractual requirements of a Receivables Entity in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivables Entity;

          (15) customary restrictions in asset or Capital Stock sale agreements or joint venture or other similar agreements limiting transfer of such assets or Capital Stock pending the closing of such sale or subject to the joint venture; or

          (16) in connection with and pursuant to permitted extensions, refinancings, renewals or replacements of restrictions imposed pursuant to clauses (1) through (15) of this paragraph; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect, taken as a whole, to the holders than those encumbrances or restrictions that are being extended, refinanced, renewed or replaced.

        Nothing contained in this covenant will prevent CyrusOne or any of its Restricted Subsidiaries from restricting the sale or other disposition of property or assets of CyrusOne or its Restricted Subsidiaries that secure Indebtedness of CyrusOne or any of its Restricted Subsidiaries.

Limitation on issuances of guarantees by restricted subsidiaries

        CyrusOne will not permit any of its Restricted Subsidiaries (other than Excluded Subsidiaries and Receivables Entities) to Guarantee, directly or indirectly, any Indebtedness of Holdings, CyrusOne or any Subsidiary Guarantor ("Guaranteed Indebtedness"), unless, if such Restricted Subsidiary is not already a Subsidiary Guarantor, such Restricted Subsidiary executes and delivers a supplemental indenture to the applicable indenture providing for a Subsidiary Guarantee by such Restricted Subsidiary within ten business days; provided that this paragraph will not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

        If the Guaranteed Indebtedness:

          (1)   ranks equally in right of payment with the notes or a Note Guarantee, then the Guarantee of such Guaranteed Indebtedness will rank equally with, or subordinate to, the Note Guarantee; or

          (2)   is subordinate in right of payment to the notes or a Note Guarantee, then the Guarantee of such Guaranteed Indebtedness will be subordinated in right of payment to the Note Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated in right of payment to the notes or such Note Guarantee.

Limitation on transactions with affiliates

        CyrusOne will not, and will not permit any of its Restricted Subsidiaries to enter into, renew or extend any transaction (including, without limitations, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of CyrusOne or any of its Restricted Subsidiaries (each an "Affiliate Transaction"), except upon terms no less favorable to CyrusOne or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such an Affiliate.

        The foregoing limitation does not limit, and will not apply to:

          (1)   transactions (A) approved by a majority of the disinterested members of the Board of Directors of CyrusOne or (B) for which CyrusOne or any Restricted Subsidiary delivers to the Trustee a written opinion of an independent qualified real estate appraisal firm or a nationally recognized investment banking, accounting or appraisal firm, stating that the transaction is fair to CyrusOne or such Restricted Subsidiary from a financial point of view;

          (2)   any transaction solely among Holdings, CyrusOne GP, CyrusOne and any of its Restricted Subsidiaries or solely among Restricted Subsidiaries of CyrusOne;

          (3)   any payments or other transactions pursuant to any tax-sharing agreement between CyrusOne and Holdings;

          (4)   any Restricted Payments not prohibited by the covenant described above under the caption "—Limitation on Restricted Payments" and Permitted Investments;

          (5)   transactions pursuant to the Partnership Agreement or any other agreements or arrangements in effect on the Initial Issue Date or any amendment, modification, or supplement thereto or replacement thereof, as long as in the reasonable determination of the Board of Directors or the chief financial officer of CyrusOne such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not materially less favorable to CyrusOne and the Restricted Subsidiaries than the original agreement or arrangement in existence on the Issue Date;

          (6)   director's fees and any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by CyrusOne or any of its Restricted Subsidiaries with officers, directors and employees of Holdings, CyrusOne GP, CyrusOne or its Restricted Subsidiaries that are Affiliates of CyrusOne or its Restricted Subsidiaries and the payment of compensation and the issuance of securities to such officers, directors and employees (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), or loans and advances to any officer, director or employee, so long as such agreements have been approved by the Board of Directors of CyrusOne;

          (7)   commission, payroll, travel and similar advances or loans (including payment or cancellation thereof) to officers and employees of Holdings, CyrusOne GP, CyrusOne or any of its Restricted Subsidiaries;

          (8)   sales of Equity Interests (other than Disqualified Stock) of CyrusOne to Affiliates;

          (9)   any transaction with any Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction;

          (10) any transaction with a joint venture, partnership, limited liability company or other entity that would constitute an Affiliate Transaction solely because CyrusOne or a Restricted Subsidiary owns an equity interest in such joint venture, partnership, limited liability company or other entity; or

          (11) any transaction effected as part of a Qualified Receivables Transaction.

        Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this covenant and not covered by (2) through (11) of the immediately foregoing paragraph the aggregate amount of which exceeds $10.0 million in value must be approved or determined to be fair in the manner provided for in clause (1)(A) or (B) above.

Limitation on asset sales

        CyrusOne will not, and will not permit any of its Restricted Subsidiaries to, consummate any Asset Sale, unless:

          (1)   the consideration received by CyrusOne or such Restricted Subsidiary is at least equal to the Fair Market Value of the assets sold or disposed of, and

          (2)   at least 75% of the consideration received by CyrusOne or such Restricted Subsidiary consists of cash or Temporary Cash Investments; provided that, with respect to the sale of one or more Properties, up to 75% of the consideration may consist of Indebtedness of the purchaser of such Properties so long as such Indebtedness is secured by a first priority Lien on the Properties sold; provided further that, for purposes of this clause (2), the amount of the following will be deemed to be cash:

            (A)  any liabilities of CyrusOne or any such Restricted Subsidiaries (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets;

            (B)  any securities or other obligations received by CyrusOne or any such Restricted Subsidiary from such transferee that are converted by CyrusOne or such Restricted Subsidiary into cash within 90 days of the consummation of such Asset Sale); and

            (C)  any Designated Non-cash Consideration received by CyrusOne or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of (i) $50.0 million and (ii) an amount equal to 1% of Adjusted Total Assets, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

        Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, CyrusOne will or will cause such Net Cash Proceeds (or an amount equal to the amount of such Net Cash Proceeds) to be applied to:

          (1)   permanently reduce Secured Indebtedness of CyrusOne or any Subsidiary Guarantor or Indebtedness of any other Restricted Subsidiary that is not a Guarantor, in each case owing to a Person other than Holdings, CyrusOne or any of its Restricted Subsidiaries; or

          (2)   make a capital expenditure or invest in property or assets (other than current assets) of a nature or type or that are used in the business of CyrusOne or any of its Restricted Subsidiaries existing on the date of such capital expenditure or investment (or enter into a definitive agreement committing to make such capital expenditure or so invest within 12 months after the receipt of such Net Cash Proceeds).

        Pending the application of any such Net Cash Proceeds as described above, CyrusOne may invest such Net Cash Proceeds in any manner that is not prohibited by the applicable indenture. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 365-day period as set forth in the preceding sentence and not applied as so required by the end of such period will constitute "Excess Proceeds." If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not previously subject to an Offer to Purchase pursuant to this covenant totals more than $25.0 million, CyrusOne must commence, not later than the fifteenth business day of such month, and consummate an Offer to Purchase from the holders of the notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the applicable indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, on a pro rata basis, an aggregate principal amount of notes and such other pari passu Indebtedness equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the notes and such other pari passu Indebtedness plus, in each case, accrued interest to the Payment Date.

        If the aggregate principal amount of notes and other pari passu Indebtedness with the notes tendered into such Offer to Purchase exceeds the amount of Excess Proceeds, then the notes and such other pari passu Indebtedness will be purchased on a pro rata basis based on the principal amount of the notes and such other pari passu Indebtedness tendered. Upon completion of each Offer to Purchase, any remaining Excess Proceeds subject to such Offer to Purchase will no longer be deemed to be Excess Proceeds and may be applied to any other purpose not prohibited by the applicable indenture.

Repurchase of notes upon a change of control trigger event

        Unless CyrusOne has previously or concurrently sent a redemption notice with respect to all of a series of notes as described above under the caption "—Optional Redemption" and all conditions precedent applicable to such redemption notice have been satisfied, CyrusOne must commence, within 30 days of the occurrence of a Change of Control Trigger Event, an Offer to Purchase for all notes of such series then outstanding, at a purchase price equal to 101% of the principal amount of the notes of such series, plus accrued interest to the Payment Date.

        There can be no assurance that CyrusOne will have sufficient funds available at the time of any Change of Control Trigger Event to make any debt payment (including repurchases of notes) required by the foregoing covenant (as well as any covenant that may be contained in other securities of CyrusOne or that might be outstanding at the time).

        Subject to the following paragraph, the provisions described above that require CyrusOne to make an Offer to Purchase following a Change of Control Trigger Event will be applicable regardless of whether any other provisions of the applicable indenture are applicable. Except as described above with respect to a Change of Control Trigger Event, the applicable indenture does not contain provisions that permit the holders of the notes to require that CyrusOne repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction. In addition, holders of notes may not be entitled to require CyrusOne to purchase their notes in circumstances involving a significant change in the composition of CyrusOne's or Holdings' Board of Directors, including in connection with a proxy contest.

        CyrusOne will not be required to make an Offer to Purchase with respect to any series of notes upon a Change of Control Trigger Event if a third party makes the Offer to Purchase for such series of notes in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture for such series of notes applicable to an Offer to Purchase made by CyrusOne and purchases all notes of such series validly tendered and not withdrawn under such Offer to Purchase. Notwithstanding anything to the contrary herein, an Offer to Purchase may be made in advance of a Change of Control Trigger Event, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the applicable Change of Control at the time the Offer to Purchase is made.

        CyrusOne will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes as a result of a Change of Control Trigger Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.

        If the terms of any Credit Facilities prohibit CyrusOne from making an Offer to Purchase or from purchasing the notes pursuant thereto, prior to the sending of the notice to holders, but in any event within 30 days following any Change of Control Trigger Event, CyrusOne covenants to:

          (1)   repay in full all Indebtedness outstanding under such Credit Facilities or offer to repay in full all such Indebtedness and repay the Indebtedness of each lender who has accepted such offer; or

          (2)   obtain the requisite consent under such Credit Facilities to permit the purchase of the notes as described above.

        CyrusOne must first comply with the covenant described above before it will be required to purchase notes in the event of a Change of Control Trigger Event; provided, however, that CyrusOne's failure to comply with the covenant described in the preceding sentence or to make an Offer to Purchase because of any such failure shall constitute a default described in clause (4) under "—Events of Default" below (and not under clause (3) thereof).

        The definition of "Change of Control" includes a disposition of all or substantially all of the assets of CyrusOne and its Subsidiaries, taken as a whole, to any Person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of CyrusOne and its Subsidiaries, taken as a whole. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of notes may require CyrusOne to make an offer to repurchase the notes upon the occurrence of a Change of Control Trigger Event as described above.

        The provisions under the indenture governing a series of notes relative to CyrusOne's obligation to make an offer to repurchase such series of notes as a result of a Change of Control Trigger Event may be waived or modified with the written consent of the holders of a majority in principal amount of such series of notes.

SEC reports and reports to holders

        Whether or not Holdings is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Holdings must provide the Trustee and, upon written request, the holders of notes within fifteen (15) business days after filing, or in the event no such filing is required, within fifteen (15) business days after the end of the time periods specified in those sections with:

          (1)   all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Holdings were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual financial statements only, a report thereon by Holdings' certified independent accountants, and

          (2)   all current reports that would be required to be filed with the SEC on Form 8-K if Holdings were required to file such reports.

provided that, the foregoing delivery requirements will be deemed satisfied if the foregoing materials are available on the SEC's EDGAR system or on CyrusOne's or Holdings' website within the applicable time period specified above.

        In addition, following the earlier of (x) the consummation of the initial public offering of Holdings or (y) the consummation of the Exchange Offer, whether or not required by the SEC, Holdings will, if the SEC will accept the filing, file a copy of all of the information and reports referred to in clauses (1) and (2) of the preceding paragraph with the SEC for public availability within the time periods specified in the SEC's rules and regulations. If CyrusOne had any Unrestricted Subsidiaries during the relevant period, Holdings will also provide to the trustees and the holders of the notes information sufficient to ascertain the financial condition and results of operations of CyrusOne and its Restricted Subsidiaries, excluding in all respects the Unrestricted Subsidiaries.

        For so long as any of the notes of a series remain outstanding and constitute "restricted securities" under Rule 144, Holdings will furnish to the holders of such notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        Notwithstanding anything herein to the contrary, Holdings will not be deemed to have failed to comply with any provision of this reporting covenant for purposes of clause (4) set forth below under the caption "—Events of Default" as a result of the late filing or provision of any required information or report until 90 days after the date any such information or report was due.

Limitation on activities of Finance Corp.

        Finance Corp. will not hold any material assets, become liable for any material obligations or engage in any significant business activities; provided, that Finance Corp. may be a co-obligor or guarantor with respect to Indebtedness if CyrusOne is an obligor on such Indebtedness and the net proceeds of such Indebtedness are received by CyrusOne, Finance Corp. or one or more Subsidiary Guarantors. At any time after CyrusOne is a corporation, Finance Corp. may consolidate or merge with or into CyrusOne or any Restricted Subsidiary.

Limitation on activities of Holdings and CyrusOne GP

        Neither Holdings nor CyrusOne GP will Incur any Indebtedness other than their respective Note Guarantees issued on the Initial Issue Date and guarantees of additional Indebtedness (including Additional Notes) or leases of CyrusOne and its Restricted Subsidiaries that is permitted to be Incurred by CyrusOne or such Restricted Subsidiary under the covenant described above under the caption "—Limitation on Indebtedness." In addition:

          (1)   neither Holdings nor CyrusOne GP will hold any material assets or create or acquire any Subsidiaries after the Initial Issue Date other than CyrusOne GP, CyrusOne and direct or indirect Subsidiaries of CyrusOne; and

          (2)   neither Holdings nor CyrusOne GP will engage in any business activities other than activities related or incidental to the ownership of CyrusOne and CyrusOne GP, which related or incidental activities include without limitation:

            (A)  transactions contemplated or permitted by the Partnership Agreement or the provision of administrative, legal, accounting and management services to, or on behalf of, CyrusOne;

            (B)  the entry into, and exercise of rights and performance of obligations in respect of (i) the applicable indenture and the Note Guarantees, (ii) contracts and agreements with officers, directors and employees of Holdings or CyrusOne or any of CyrusOne's Subsidiaries relating to their employment or directorships, (iii) agreements with consultants, (iv) insurance policies and related contracts and agreements and (v) benefit, incentive and compensation plans;

            (C)  the filing of registration statements, and compliance with applicable reporting and other obligations, under federal, state or other securities laws and the listing and issuance of Equity Interests in connection with an Equity Offering, and compliance with applicable reporting and other obligations related thereto including, but not limited to, agreements with transfer agents, proxy agents, shareholder services, investor relations, counsel, accountants and other advisors;

            (D)  the retention of (and the entry into, and exercise of rights and performance of obligations in respect of, contracts and agreements with) transfer agents, private placement agents, underwriters, counsel, accountants and other advisors and consultants in connection with any Equity Offering;

            (E)  the performance of obligations under, and compliance with, its certificate of incorporation and by-laws, or any applicable law, ordinance, regulation, rule, order, judgment, decree or permit, including, without limitation, as a result of or in connection with its status as a public company or its ownership of CyrusOne and its Subsidiaries;

            (F)  the incurrence and payment of its operating and business expenses and any taxes for which it may be liable;

            (G)  the acquisition and/or disposition by Holdings of Equity Interests of CyrusOne or the sole general partner of CyrusOne, subject in all cases to the applicable provisions of the applicable indenture; and

            (H)  maintaining its corporate existence and listing status.

        Notwithstanding anything to the contrary in this covenant, Holdings and/or CyrusOne GP may consolidate, merge or sell all or substantially all of its assets in accordance with the provisions of the applicable indenture described below under "—Consolidation, Merger and Sale of Assets" and above under "—Repurchase of Notes Upon a Change of Control Trigger Event."

Events of default

        Events of Default under the indenture in respect of the notes of any series are defined as the following:

          (1)   default in the payment of principal of, or premium, if any, on any note of such series when it is due and payable at maturity, upon acceleration, redemption or otherwise;

          (2)   default in the payment of interest on any note of such series when it is due and payable, and such default continues for a period of 30 days;

          (3)   default in the performance or breach of the covenant described below under the caption "—Consolidation, Merger and Sale of Assets—The Issuers, Holdings and CyrusOne GP" or the failure by CyrusOne or any of its Restricted Subsidiaries to make or consummate an Offer to Purchase in accordance with the covenants described above under the captions "—Covenants—Limitations on Asset Sales" or "—Covenants—Repurchase of Notes upon a Change of Control Trigger Event;"

          (4)   Holdings or CyrusOne defaults in the performance of or breaches any other covenant or agreement of Holdings or CyrusOne in the indenture with respect to such series or under the notes of such series (other than a default specified in clause (1), (2), or (3) above) and such default or breach continues for a period of 60 consecutive days after written notice by the Trustee or the holders of 25% or more in aggregate principal amount of the notes of such series;

          (5)   there occurs with respect to any issue or issues of Indebtedness of Holdings, an Issuer or any Significant Subsidiary having an outstanding principal amount of $50.0 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or is created after the date of such indenture;

            (A)  an event of default that has caused the holders thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration; and/or

            (B)  the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

          (6)   any final judgment or order (not covered by insurance) for the payment of money in excess of $50.0 million in the aggregate for all such final judgments or orders against Holdings, an

  Issuer or any Significant Subsidiary (treating any deductibles, self-insurance or retention as not covered by insurance):

            (A)  is rendered against Holdings, an Issuer or any Significant Subsidiary and is not paid or discharged; and

            (B)  there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against Holdings, an Issuer or any Significant Subsidiary to exceed $50.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

          (7)   a court having jurisdiction enters a decree or order for:

            (A)  relief in respect of Holdings, CyrusOne GP, an Issuer or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect;

            (B)  appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Holdings, CyrusOne GP, an Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of Holdings, an Issuer or any Significant Subsidiary; or

            (C)  the winding up or liquidation of the affairs of Holdings, CyrusOne GP, an Issuer or any Significant Subsidiary and, in each case, such decree or order remains unstayed and in effect for a period of 60 consecutive days;

          (8)   Holdings, CyrusOne GP, an Issuer or any Significant Subsidiary:

            (A)  commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under such law;

            (B)  consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Holdings, an Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of Holdings, CyrusOne GP, an Issuer or any Significant Subsidiary;

            (C)  effects any general assignment for the benefit of its creditors; or

          (9)   any Note Guarantee with respect to the notes of such series ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the applicable indenture) or any such Guarantor notifies the Trustee in writing that it denies or disaffirms its obligations under its Note Guarantee with respect to the notes of such series.

        If an Event of Default (other than an Event of Default specified in clause (7) or (8) above that occurs with respect to Holdings, CyrusOne GP, an Issuer or any Significant Subsidiary) occurs and is continuing under the indenture with respect to the notes of any series, the Trustee or the holders of at least 25% in aggregate principal amount of the notes of such series then outstanding, by written notice to CyrusOne (and to the Trustee if such notice is given by the holders), may, and the Trustee at the request of the holders of at least 25% in aggregate principal amount of the notes of such series then outstanding will, declare the principal of, premium, if any, and accrued interest on the notes of such series to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest will be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (5) above has occurred and is continuing, such declaration of acceleration will be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by

Holdings, an Issuer or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.

        If an Event or Default specified in clause (7) or (8) above occurs with respect to Holdings, CyrusOne GP, an Issuer or any Significant Subsidiary, the principal of, premium, if any, and accrued interest on the notes of such series then outstanding will automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder. The holders of at least a majority in principal amount of the outstanding notes of such series by written notice to CyrusOne and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

          (X)  all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the notes of such series that have become due solely by such declaration of acceleration, have been cured or waived, and

          (Y)  the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. As to the waiver of defaults, see "—Modification and Waiver."

        The holders of a majority in aggregate principal amount of the outstanding notes of such series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the indenture applicable to such series of notes, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of holders of notes of such series not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of notes of such series. A holder of notes may not pursue any remedy with respect to the relevant indenture or the notes of such series unless:

          (A)  the holder gives the Trustee written notice of a continuing Event of Default;

          (B)  the holders of at least 25% in aggregate principal amount of outstanding notes of such series make a written request to the Trustee to pursue the remedy;

          (C)  such holder or holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

          (D)  the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (E)  during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding notes of such series do not give the Trustee a direction that is inconsistent with the request.

        However, such limitations do not apply to the contractual right of any holder of a note to receive payment of the principal of, premium, if any, or interest on, such note or to bring suit for the enforcement of any such payment on or after the due date expressed in the notes, which right shall not be impaired or affected without the consent of the holder.

        The indentures require certain officers of CyrusOne to certify, on or before a date not more than 120 days after the end of each fiscal year, that a review has been conducted of the activities of CyrusOne and Holdings and the Restricted Subsidiaries and of their performance under the applicable indenture and that CyrusOne, Holdings and the Restricted Subsidiaries have fulfilled all obligations thereunder, or, if there has been a default in fulfillment of any such obligation, specifying each such default and the nature and status thereof. CyrusOne and Holdings are also obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the applicable indenture.

Consolidation, merger and sale of assets

        The Issuers, Holdings and CyrusOne GP.    None of Holdings, CyrusOne GP nor either of the Issuers will consolidate or merge with or into, or sell, convey, transfer, lease or otherwise dispose (collectively, a "transfer") of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into Holdings, CyrusOne GP or an Issuer unless:

          (1)   Holdings, CyrusOne GP or such Issuer is the continuing Person, or the Person (if other than Holdings, CyrusOne GP or such Issuer) formed by such consolidation or into which Holdings, CyrusOne GP or such Issuer is merged or that acquired or leased such property and assets of Holdings, CyrusOne GP or such Issuer is an entity organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of Holdings, CyrusOne GP or such Issuer on the applicable series of notes, the Note Guarantees of such series and under the applicable indenture and registration rights agreement; provided, however, that Finance Corp. may not consolidate or merge with or into any Person other than a corporation satisfying such requirement so long as CyrusOne is not a corporation;

          (2)   immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (3)   in the case of a transaction involving Holdings, CyrusOne GP or CyrusOne and not Finance Corp., immediately after giving effect to such transaction on a Pro Forma Basis, CyrusOne, or any Person becoming the successor obligor of the notes, as the case may be, (A) could Incur at least $1.00 of Indebtedness in compliance with clause (1) of the covenant described under the caption "—Covenants—Limitation on Indebtedness" or (B) has a Leverage Ratio that is no higher than the Leverage Ratio of CyrusOne immediately before giving effect to the transaction and any related Incurrence of Indebtedness; provided that this clause (3) will not apply to (i) a consolidation or merger of one or more Restricted Subsidiaries with or into CyrusOne or (ii) any merger effected solely to change the state of domicile of Holdings, CyrusOne GP or CyrusOne; and

          (4)   Holdings, CyrusOne GP or such Issuer delivers to the Trustee an officers' certificate and an opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision under the applicable indenture and that all conditions precedent provided for herein relating to such transaction have been complied with.

        Upon any consolidation or merger or any transfer of all or substantially all of Holdings', CyrusOne GP's or such Issuer's assets, in accordance with the foregoing, the successor Person formed by such consolidation or into which Holdings, CyrusOne GP or such Issuer is merged or to which such transfer is made, will succeed to, be substituted for, and may exercise every one of Holdings', CyrusOne GP's or such Issuer's rights and powers under the applicable indenture with the same effect as if such successor Person had been named therein as Holdings, CyrusOne GP or such Issuer and, except in the case of the lease or a sale or other transfer of less than all assets, Holdings, CyrusOne GP or such Issuer will be released from the obligations under the applicable notes and the Note Guarantees, as applicable.

        Subsidiary guarantors.    No Subsidiary Guarantor will consolidate or merge with or into, or transfer all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than CyrusOne or another Guarantor), unless:

          (1)   such Subsidiary Guarantor is the continuing Person, or the Person (if other than such Subsidiary Guarantor) formed by such consolidation or into which such Subsidiary Guarantor is merged or that acquired or leased such property and assets of such Subsidiary Guarantor is an entity organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of such Subsidiary Guarantor on the applicable Note Guarantees and under the applicable indenture and registration rights agreement; and

          (2)   immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

        Notwithstanding the foregoing, the Note Guarantee by a Subsidiary Guarantor that is a Restricted Subsidiary of CyrusOne will be automatically released as set forth under "—The Note Guarantees."

Legal defeasance and covenant defeasance

        CyrusOne may at any time, at the option of its Board of Directors evidenced by a Board Resolution set forth in an officers' certificate, elect to have all of the Issuers' obligations discharged with respect to the outstanding notes of any series and all obligations of the Subsidiary Guarantors discharged with respect to their Note Guarantees with respect to such series ("Legal Defeasance") except for:

          (1)   the rights of holders of outstanding notes of such series to receive payments in respect of the principal of, premium on, if any, or interest on, such notes when such payments are due from the trust referred to below;

          (2)   the Issuers' obligations with respect to the notes of such series concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3)   the rights, powers, trusts, duties and immunities of the Trustee under the applicable indenture, and the Issuers' and the Subsidiary Guarantors' obligations in connection therewith; and

          (4)   the Legal Defeasance and Covenant Defeasance provisions of the applicable indenture.

        In addition, CyrusOne may, at its option and at any time, elect to have the obligations of the Issuers and the Subsidiary Guarantors with respect to the notes of any series released with respect to certain covenants (including their obligation to make an Offer to Purchase upon a Change of Control Trigger Event or Asset Sale, as the case may be) that are described in the applicable indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes of such series. In the event Covenant Defeasance occurs with respect to the notes of any series, all Events of Default described under "—Events of Default" (except those relating to payments on the notes or bankruptcy, receivership, rehabilitation or insolvency events with respect to Holdings, CyrusOne GP and the Issuers) will no longer constitute an Event of Default with respect to the notes of such series.

        In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the notes of any series:

          (1)   CyrusOne must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of such series of notes, cash in U.S. dollars, non-callable government securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium on, if any, and interest on, the outstanding notes of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and CyrusOne must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

          (2)   in the case of Legal Defeasance, CyrusOne must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) CyrusOne has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the applicable indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3)   in the case of Covenant Defeasance, CyrusOne must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the outstanding notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4)   no Default or Event of Default has occurred and is continuing with respect to such series of notes on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

          (5)   such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Issuers or any of the Guarantors is a party or by which the Issuers or any of the Guarantors is bound; and

          (6)   CyrusOne must deliver to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and discharge

        The indenture in respect of a series of notes will be discharged and will cease to be of further effect as to all notes of any series issued thereunder, when:

          (1)   either:

            (A)  all notes of such series that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or

            (B)  all notes of such series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants in the case when the deposit consists of non-callable government securities or a combination of cash and such securities, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes of such series not delivered to the Trustee for cancellation for principal of, premium on, if any, interest on, the notes of such series to the date of maturity or redemption;

          (2)   in respect of clause (1)(B) of this paragraph, no Default or Event of Default with respect to such series of notes has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings);

          (3)   the Issuers or any Guarantor has paid or caused to be paid all sums payable by it under the indenture with respect to such series of notes; and

          (4)   the Issuers have delivered irrevocable instructions to the Trustee under such indenture to apply the deposited money toward the payment of the notes of such series at maturity or on the redemption date, as the case may be.

        In addition, CyrusOne must deliver an officers' certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Modification and waiver

        Subject to certain limited exceptions, modifications, waivers and amendments of an indenture, the notes of any series or the Note Guarantees of the notes of any series may be made with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes of the applicable series (including consents obtained in connection with a tender offer or exchange offer for the notes of such series) and any past Default or compliance with any provisions under the applicable indenture may also be waived with the consent of the holders of a majority in principal amount of the outstanding notes of such series; provided that no such modification, waiver or amendment may, without the consent of each holder of the applicable series affected thereby:

          (1)   change the Stated Maturity of the principal of, or any installment of interest on, any note of such series;

          (2)   reduce the principal amount of, or premium, if any, or interest on, any note of such series;

          (3)   change the place of payment of principal of, or premium, if any, or interest on, any note of such series;

          (4)   impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the redemption date) of any note of such series;

          (5)   reduce the above-stated percentages of outstanding notes of such series the consent of whose holders is necessary to modify or amend the indenture with respect to such series of notes;

          (6)   waive a default in the payment of principal of, premium, if any, or interest on the notes of such series;

          (7)   voluntarily release a Guarantor of the notes of such series other than in accordance with the applicable indenture;

          (8)   after the time an Offer to Purchase is required to have been made pursuant to the covenants described above under the captions "—Covenants—Limitation on Asset Sales" or "—Covenants—Repurchase of Notes upon a Change of Control Trigger Event," reduce the purchase amount or price or extend the latest expiration date or purchase date thereunder with respect to the notes of such series; or

          (9)   reduce the percentage or aggregate principal amount of outstanding notes of such series the consent of whose holders is necessary for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults.

        Modifications, waivers and amendments of the applicable indenture, the notes of any series and the Note Guarantees of the notes of any series may, without notice to or the consent of any noteholder be made:

          (1)   to cure any ambiguity, defect, omission or inconsistency in the applicable indenture or the notes of such series;

          (2)   to provide for the assumption of an Issuer's or a Guarantor's obligations to holders of the notes of such series and the Note Guarantees of the notes of such series in the case of a merger or consolidation or sale of all or substantially all of an Issuer's or such Guarantor's assets to comply with the provisions under the caption "—Consolidation, Merger and Sale of Assets;"

          (3)   to comply with any requirements of the SEC in connection with the qualification of the applicable indenture under the Trust Indenture Act or any applicable securities depositary;

          (4)   to evidence and provide for the acceptance of an appointment by a successor trustee;

          (5)   to provide for uncertificated notes of such series in addition to or in place of certificated notes of such series; provided that the uncertificated notes of such series are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes of such series are described in Section 163(f)(2)(B) of the Code;

          (6)   to provide for any Guarantee of the notes of such series, to secure the notes of such series or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the notes of such series when such release, termination or discharge is permitted by the applicable indenture;

          (7)   to add to the covenants of CyrusOne or any Restricted Subsidiary for the benefit of the holders of the notes of such series or to surrender any right or power conferred upon an Issuer or any Restricted Subsidiary;

          (8)   to provide for the issuance of Additional Notes with respect to such series in accordance with the terms of the applicable indenture;

          (9)   to conform the text of the applicable indenture, the notes of such series or the Note Guarantees of the notes of such series to any provision of this "Description of the Notes" to the extent that such provision in this "Description of the Notes" was intended to be a verbatim recitation of a provision of the applicable indenture, the notes of such series or the Note Guarantees of the notes of such series, which intent will be established by an officers' certificate delivered by the Issuers to the Trustee;

          (10) to make any change that would provide any additional rights or benefits to the holders of the notes of such series or that does not adversely affect the legal rights under the applicable indenture of any holder; or

          (11) to make any amendment to the provisions of the applicable indenture relating to the transfer and legending of notes of such series; provided, however, that (a) compliance with the applicable indenture as so amended would not result in notes being transferred in violation of the U.S. Securities Act of 1933, as amended, or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders to transfer notes of such series.

No personal liability of incorporators, partners, stockholders, officers, directors, or employees

        The indentures provide that no recourse for the payment of the principal of, premium, if any, or interest on any of the notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of CyrusOne or any of the Guarantors in the applicable indenture, or in any of the notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, partner, stockholder, officer, director, employee or controlling person in his or her capacity as such of CyrusOne, the Guarantors or of any successor Person thereof. Each holder, by accepting the notes, waives and releases all such liability.

Governing law

        Each indenture provides that it and the notes and the Note Guarantees are governed by, and construed in accordance with, the laws of the State of New York.

Concerning the trustee

        Each indenture provides that, except during the continuance of an Event of Default, the Trustee will not be liable, except for the performance of such duties as are specifically set forth in such indenture. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under such indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        Each indenture and provisions of the Trust Indenture Act incorporated by reference into such indenture contain limitations on the rights of the Trustee, should it become a creditor of CyrusOne, Holdings or the Subsidiary Guarantors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided that if it acquires any conflicting interest, it must eliminate such conflict or resign.

Additional information

        Anyone who receives this prospectus may obtain copies of the indentures and the registration rights agreements without charge by writing to CyrusOne LP, 2101 Cedar Springs Road, Suite 900, Dallas, TX 75201, Attention: Chief Financial Officer.

Certain definitions

        Set forth below are definitions of certain terms contained in the indentures that are used in this description. Please refer to the indentures for the definitions of other capitalized terms used in this description that are not defined below.

        "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition from such Person by a Restricted Subsidiary whether or not Incurred by such Person in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided that Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition will not be Acquired Indebtedness.

        "Additional 2024 Notes" means additional notes (other than the Original 2024 Notes), including the 2024 notes issued on November 3, 2017, issued under and in accordance with the applicable provisions of the 2024 Indenture, as part of the same series as the Existing 2024 Notes.

        "Additional 2027 Notes" means additional notes (other than the Original 2027 Notes), including the 2027 notes issued on November 3, 2017, issued under and in accordance with the applicable provisions of the 2027 Indenture, as part of the same series as the Existing 2027 Notes.

        "Additional Notes" means the Additional 2024 Notes and the Additional 2027 Notes.

        "Adjusted Total Assets" means, as of any date, the Total Assets at the end of the most recent fiscal quarter preceding such date for which internal financial statements are available, adjusted, to the extent practicable in the sole good faith judgment of CyrusOne's chief financial officer, for any Asset Sale or any Asset Acquisition consummated since the end of such fiscal quarter, in each case, involving aggregate consideration in excess of $25.0 million (each such adjustment to be made in accordance with the good faith judgment of CyrusOne's Chief Financial Officer).

        "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

        "Applicable Premium" means, with respect to any note on any redemption date the greater of (1) 1.0% of the principal amount of such note and (2) the excess (if any) of (A) the present value at such redemption date of (i) the redemption price of such note at March 15, 2020 (for the 2024 notes) and March 15, 2022 (for the 2027 notes), as applicable, as set forth in the applicable table appearing above under the caption "—Optional Redemption" (excluding any accrued but unpaid interest) plus (ii) all required interest payments due on such note through March 15, 2020 (for the 2024 notes) and March 15, 2022 (for the 2027 notes), as applicable (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate on such redemption date plus 50 basis points (for the 2024 notes) and plus 50 basis points (for the 2027 notes) over (B) the principal amount of such note. The Issuers will calculate the Applicable Premium and the Trustee will not be responsible for such calculation.

        "Asset Acquisition" means:

          (1)   an investment by CyrusOne or its Restricted Subsidiaries in any other Person pursuant to which such Person becomes a Restricted Subsidiary of CyrusOne or is merged into or consolidated with CyrusOne or any of its Restricted Subsidiaries; and

          (2)   an acquisition by CyrusOne or any of its Restricted Subsidiaries from any other Person of a Property or data center or other assets that constitute substantially all of a division or line of business of any other Person.

        "Asset Sale" means any sale, transfer or other disposition (each, a "disposition"), including by way of merger, consolidation or Sale and Leaseback Transaction, in one transaction or a series of related transactions by CyrusOne or any of its Restricted Subsidiaries to any Person other than CyrusOne or any of its Restricted Subsidiaries of any assets or properties consisting of:

          (1)   all or any of the Capital Stock of any Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than CyrusOne or a Restricted Subsidiary);

          (2)   all or substantially all of the property or assets of an operating unit or line of business of CyrusOne or any of its Restricted Subsidiaries; or

          (3)   any other property and assets of CyrusOne or any of its Restricted Subsidiaries (other than Capital Stock of a Person that is not a Restricted Subsidiary) outside of the ordinary course of business; provided that the term "Asset Sale" will not include:

            (A)  dispositions of property or assets (including leases of real property) in the ordinary course of business;

            (B)  dispositions of assets with a fair market value, or involving net cash proceeds to CyrusOne or a Restricted Subsidiary, not in excess of $10.0 million in any transaction or series of related transactions;

            (C)  the disposition of cash or Temporary Cash Investments;

            (D)  a disposition of all or substantially all the assets of CyrusOne in accordance with the covenant described above under the caption "—Consolidation, Merger and Sale of Assets—The Issuers, Holdings and CyrusOne GP";

            (E)  dispositions of accounts receivable in connection with the compromise, settlement or collection thereof;

            (F)  a Restricted Payment or Permitted Investment that is permitted by the covenant described above under "—Covenants—Limitation on Restricted Payments;"

            (G)  an exchange of assets; provided that (x) the Board of Directors of CyrusOne has determined in good faith that the Fair Market Value of the assets disposed of in such exchange is approximately equal to the Fair Market Value of the assets received in such exchange and (y) at least 75% of the consideration received by CyrusOne and its Restricted Subsidiaries in such exchange constitutes assets or other property of a kind useful to or usable by CyrusOne or any of its Restricted Subsidiaries in its business as conducted prior to the date of such exchange; provided, however, that any cash consideration will constitute Net Cash Proceeds subject to the provisions described above under the caption "—Covenants—Limitation on Asset Sales;"

            (H)  the creation of a Lien not prohibited by the applicable indenture and the disposition of assets resulting from the foreclosure upon a Lien;

            (I)   the disposition of damaged, worn out or other obsolete property that is no longer used in the business of CyrusOne and its Restricted Subsidiaries;

            (J)   any foreclosure on assets;

            (K)  trade-ins or exchanges of equipment or other fixed assets in the ordinary course of business;

            (L)  a sale of accounts receivables and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Entity;

            (M) a transfer of accounts receivables and related assets of the type specified in the definition of "Qualified Receivables Transaction" (or a fractional undivided interest therein) by a Receivables Entity in a Qualified Receivables Transaction;

            (N)  sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

            (O)  the issuance by any Restricted Subsidiary or the disposition by CyrusOne or any Restricted Subsidiary of (a) directors' qualifying shares and shares issued to foreign nationals to the extent required by applicable law or (b) Preferred Stock or Disqualified Stock of

    Restricted Subsidiaries issued in compliance with the covenant described under the caption "—Limitation on Indebtedness";

            (P)   any issuance, disposition or sale of Equity Interests in, or Indebtedness, assets or other securities of, an Unrestricted Subsidiary;

            (Q)  (i) the licensing and sub-licensing of intellectual property or other general intangibles in the ordinary course of business or consistent with past practice and (ii) a grant of a license to use CyrusOne's or any Restricted Subsidiary's patents, trade secrets, know-how or other intellectual property to the extent that such license does not limit in any material respect the licensor's use of the patent, trade secret, know-how or other intellectual property in CyrusOne's business;

            (R)  any disposition of Designated Non-cash Consideration; provided that such disposition increases the amount of Net Cash Proceeds of the Asset Sale that resulted in such Designated Non-cash Consideration;

            (S)   any foreclosure, condemnation, expropriation or any similar action with respect to assets or the granting of liens not prohibited by the Indenture upon any assets of CyrusOne or any of its Restricted Subsidiaries;

            (T)  (i) the lease, assignment or sub-lease, license or sublicense of any real or personal property in the ordinary course of business and (ii) the exercise of termination rights with respect to any such lease, assignment, sub-lease, license or sublicense; or

            (U)  any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business.

        "Attributable Debt" means, in respect of a Sale and Leaseback Transaction, the present value, discounted at the interest rate implicit in the Sale and Leaseback Transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.

        "Average Life" means at any date of determination with respect to any Indebtedness, the quotient obtained by dividing:

          (1)   the sum of the products obtained by multiplying:

            (A)  the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security, and

            (B)  the amount of such principal payment; by

          (2)   the sum of all such principal payments.

        "Board of Directors" means:

          (1)   with respect to CyrusOne, its board of directors or, if CyrusOne does not have a board of directors, the board of directors of its general partner;

          (2)   with respect to Holdings, its board of directors;

          (3)   with respect to CyrusOne GP, the board of directors of its general partner; and

          (4)   with respect to any other Person, (A) if the Person is a corporation, the board of directors of the corporation, (B) if the Person is a partnership, the board of directors of the general partner of the partnership, (C) if the Person is a member managed limited liability company, the board of directors of its managing member, and (D) with respect to any other Person, the board or committee of such Person serving a similar function.

        "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of a company to have been duly adopted by the Board of Directors of such company and to be in full force and effect on the date of such certificate, and delivered to the Trustee.

        "Capital Stock" means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated, whether voting or non-voting), including partnership interests, whether general or limited, in the equity of such Person, whether outstanding on the Initial Issue Date or issued thereafter.

        "Capitalized Lease" means, as applied to any Person, any lease of any property, whether real, personal or mixed, of which the discounted present value of the rental obligations of such Person as lessee is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP.

        "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease as reflected on the balance sheet of such Person in accordance with GAAP.

        "Capitalized Value" means, as of any date:

          (1)   with respect to any Stabilized Properties owned by Holdings, CyrusOne or any of its Restricted Subsidiaries, an amount equal to the Net Operating Income from such Stabilized Properties for the most recent fiscal quarter for which internal financial statements are available, calculated on a Pro Forma Basis, multiplied by four (4), divided by eight and one-half percent (8.50%); and

          (2)   with respect to any Stabilized Properties in which Holdings, CyrusOne or any of its Restricted Subsidiaries holds a leasehold interest, an amount equal to the Net Operating Income from such Stabilized Properties for the most recent fiscal quarter for which internal financial statements are available, calculated on a Pro Forma Basis, multiplied by four (4), divided by ten percent (10.0%).

        "Change of Control" means the occurrence of any of the following:

          (1)   the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of CyrusOne and its Subsidiaries taken as a whole to any Person (including any "person" (as that term is used in Section 13 (d)(3) of the Exchange Act));

          (2)   the adoption of a plan relating to the liquidation or dissolution of Holdings or CyrusOne;

          (3)   the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (other than a Permitted Holder) including any "person" (as defined above) becomes the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of Holdings, measured by voting power rather than number of shares;

          (4)   Holdings consolidates with, or merges with or into, any Person (other than a Permitted Holder), or any Person (other than a Permitted Holder) consolidates with, or merges with or into, Holdings, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Holdings or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Holdings outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such surviving or transferee Person (immediately after giving effect to such transaction); or

          (5)   Holdings ceases to be the owner of 100% of the Capital Stock and other Equity Interests of the sole general partner of CyrusOne.

        "Change of Control Trigger Event" means, with respect to any series of notes, the occurrence of a Change of Control (x) that is accompanied or followed by a downgrade by one or more gradations (including gradations within ratings categories) or withdrawal of the rating of such series of notes within the Ratings Decline Period by at least one Rating Agency and (y) the rating of such series of notes on any day during such Ratings Decline Period is below the rating by such Rating Agency in effect immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement); provided that in making the relevant decision(s) referred to above to downgrade or withdraw such ratings, as applicable, the relevant Rating Agency announces publicly or confirms in writing during such Ratings Decline Period that such decision(s) resulted, in whole or in part, from the occurrence (or expected occurrence) of such Change of Control or the announcement of the intention to effect such Change of Control. Notwithstanding the foregoing, no Change of Control Trigger Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have no preference on liquidation or with respect to distributions over any other class of Capital Stock, including partnership interests, whether general or limited, of such Person's equity, whether outstanding on the Initial Issue Date or issued thereafter, including, without limitation, all series and classes of common stock.

        "Common Units" means the limited partnership units of CyrusOne, that by their terms are redeemable at the option of the holder thereof and that, if so redeemed, at the election of Holdings are redeemable for cash or Common Stock of Holdings.

        "Consolidated EBITDA" means, for any period, the Consolidated Net Income of Holdings, CyrusOne GP, CyrusOne and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and on a Pro Forma Basis, plus, to the extent such amount was deducted in calculating Consolidated Net Income (without duplication):

          (1)   all Consolidated Interest Expense;

          (2)   all cash dividends or other distributions accrued (excluding dividends payable solely in Equity Interests (other than Disqualified Stock) of CyrusOne or Holdings) on any series of Disqualified Stock of Holdings, CyrusOne GP or CyrusOne and any series of Preferred Stock of any Restricted Subsidiary of CyrusOne during such period;

          (3)   all income tax expense, including, without limitation, state, provincial or territorial, franchise and similar taxes and foreign withholding taxes of Holdings accrued during such period;

          (4)   all depreciation expense;

          (5)   all amortization expense;

          (6)   amortization of deferred financing costs and the early write-off of financing costs;

          (7)   any expenses or charges (other than depreciation or amortization expense) related to any contemplated Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the Incurrence of Indebtedness permitted to be Incurred by the applicable indenture (including a refinancing thereof), whether or not successful, including all fees, expenses and charges related to any amendment or other modification of any series of the notes or the Credit Agreement;

          (8)   all fees, expenses and charges related to the proposed initial public offering of common stock of Holdings;

          (9)   all non-recurring or unusual charges, expenses, gains or losses;

          (10) all other non-cash charges or expenses (other than accruals or reserves for items that will require cash payments in future periods); less

          (11) all non-cash items increasing such Consolidated Net Income.

        In addition, Consolidated EBITDA will exclude the impact of all currency translation gains or losses related to non-operating currency transactions (including any net loss or gain resulting from Currency Agreements).

        "Consolidated Interest Expense" means, for any period, the aggregate amount of interest expense in respect of Indebtedness of Holdings, CyrusOne GP, CyrusOne and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and on a Pro Forma Basis, including (without duplication):

          (1)   all interest expense that was capitalized during such period;

          (2)   amortization of original issue discount and the interest portion of any deferred payment obligation;

          (3)   all commissions, discounts and other fees and expenses owed with respect to letters of credit and bankers' acceptance financing;

          (4)   the net cash costs associated with Interest Rate Agreements and Indebtedness that is Guaranteed or secured by assets of Holdings, CyrusOne GP, CyrusOne or any of its Restricted Subsidiaries; and

          (5)   whether or not treated as interest expense in accordance with GAAP, all cash dividends or other distributions accrued (excluding dividends payable solely in Equity Interests (other than Disqualified Stock) of CyrusOne or Holdings) on any series of Disqualified Stock of Holdings, CyrusOne GP or CyrusOne and any series of Preferred Stock of any Restricted Subsidiary of CyrusOne during such period; and

          (6)   all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by Holdings, CyrusOne or any of its Restricted Subsidiaries during such period;

excluding, to the extent included in interest expense above:

          (A)  the amount of such interest expense of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Consolidated Net Income pursuant to clause (2) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded in such calculation) as determined on a consolidated basis in accordance with GAAP;

          (B)  any premiums, fees and expenses (and any amortization thereof) paid in connection with the Incurrence of any Indebtedness;

          (C)  amortization of deferred financing fees and debt issuance costs; and

          (D)  any non-cash costs associated with Hedging Obligations and all after-tax gains and losses attributable to the settlement or termination of Interest Rate Agreements.

        "Consolidated Net Income" means, for any period, the net income (loss) of Holdings, CyrusOne GP, CyrusOne and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, without any reduction in respect of dividends on Preferred Stock, but without giving effect to deductions for non-controlling or minority interests; provided that the following items will be excluded in computing Consolidated Net Income, without duplication:

          (1)   the net income (or loss) of any Person that is not a Restricted Subsidiary, except to the extent of the amount of cash dividends or other distributions actually paid to Holdings, CyrusOne GP, CyrusOne or any of its Restricted Subsidiaries by such Person during such period (and, for the avoidance of doubt, the amount of such cash dividends and other distributions will be included in calculating Consolidated Net Income);

          (2)   the net income (or loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary, except to the extent of the amount of cash dividends or other distributions actually paid to Holdings, CyrusOne GP, CyrusOne or any of its Restricted Subsidiaries by such Person during such period;

          (3)   all after-tax gains or losses attributable to Asset Sales and other asset dispositions;

          (4)   any after-tax effect of income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations;

          (5)   all after-tax gains or losses attributable to the extinguishment, retirement or conversion of debt and all after-tax gains and losses attributable to the settlement or termination of Interest Rate Agreements;

          (6)   all after-tax extraordinary gains and extraordinary losses;

          (7)   all after-tax gains and losses realized as a result of the cumulative effect of a change in accounting principles;

          (8)   all impairment charges or asset write-offs or write-downs, including those related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP;

          (9)   all non-cash gains and losses attributable to mark-to-market valuation of Hedging Obligations pursuant to Financial Accounting Standards Board Statement No. 133; and

          (10) all non-cash charges and expenses related to stock-based compensation plans or other non-cash compensation.

        "Construction in Process" means, as of any date, the aggregate amount of costs incurred for any build-outs, redevelopment, construction, or tenant improvements of a Property on or prior to the last day of the most recent fiscal quarter of Holdings for which internal financial statements are available that have been capitalized to and are reflected on the balance sheet of Holdings as of the end of such fiscal quarter.

        "continuing" means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

        "Credit Agreement" means that certain Second Amended and Restated Credit Agreement, dated as of November 21, 2016, among CyrusOne, the lenders party thereto and Keybank National Association, as administrative agent, including any related notes, guarantees and collateral documents as the same may be amended, modified or supplemented from time to time.

        "Credit Facilities" means one or more debt facilities (including the Credit Agreement), commercial paper facilities, securities purchase agreements, indentures or similar agreements, in each case, with banks or other institutional lenders or investors providing for revolving loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) letters of credit or the issuance of securities, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, replaced (whether upon or after termination or otherwise), refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, but excluding the Existing Term Loans outstanding under the Credit Agreement as of the Initial Issue Date.

        "Currency Agreement" means any agreement or arrangement designed to protect against fluctuations in currency exchange rates.

        "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

        "Designated Non-cash Consideration" means the Fair Market Value of non-cash consideration received by CyrusOne or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration by an officer of CyrusOne, less the amount of cash and Temporary Cash Investments received in connection with a subsequent sale, redemption, payment or collection of, on or with respect to such Designated Non-cash Consideration.

        "Designated Preferred Stock" means Preferred Stock of Holdings or CyrusOne (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock, pursuant to an officer's certificate executed by the principal financial officer of Holdings or CyrusOne, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (C) of the first paragraph of the covenant described above under the caption "—Covenants—Limitation on Restricted Payments."

        "Development Property" means Property owned or acquired by Holdings, CyrusOne GP, CyrusOne or any of its Restricted Subsidiaries for which Holdings, CyrusOne or such Restricted Subsidiary has obtained the necessary permits (including a building permit to permit construction) and on which Holdings, CyrusOne or any of its Restricted Subsidiaries is actively pursuing construction and for which construction is proceeding to completion without undue delay from permit delay or denial, construction delays or otherwise, all pursuant to the ordinary course of business of Holdings, CyrusOne or such Restricted Subsidiary. Notwithstanding the foregoing, any such Property will no longer be considered to be a Development Property at the earlier of:

          (1)   the point at which such property's Capitalized Value exceeds its GAAP book value; or

          (2)   twenty-four (24) months following substantial completion of construction of the improvements related to such development (excluding tenant improvements), and will thereafter be considered a Stabilized Property for the purposes of the calculation of Total Assets and Adjusted Total Assets. For the avoidance of doubt, an individual parcel of Property can be the site of both one or more Stabilized Properties and Development Properties as determined in the good faith judgment of CyrusOne's chief financial officer.

        "Disqualified Stock" means, with respect to notes of any series, any class or series of Capital Stock (other than Common Units) of any Person that by its terms or otherwise is:

          (1)   required to be redeemed prior to the Stated Maturity of the notes of the applicable series, other than in exchange for Common Units or other Equity Interests of CyrusOne or Holdings that do not constitute Disqualified Stock;

          (2)   redeemable at the option of the holder of such class or series of Capital Stock, at any time prior to the Stated Maturity of the notes of the applicable series, other than in exchange for Common Units or other Equity Interests of CyrusOne or Holdings that do not constitute Disqualified Stock; or

          (3)   convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the notes of the applicable series;

provided that any Capital Stock that would not constitute Disqualified Stock but for (A) provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the notes of such series will not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions of the applicable indenture described above under the captions "—Covenants—Limitation on Asset Sales" and "—Covenants—Repurchase of Notes upon a Change of Control," and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to CyrusOne's repurchase of the notes of such series as are required to be repurchased pursuant to the provisions of the applicable indenture described above under the captions "—Covenants—Limitation on Asset Sales" and "—Covenants—Repurchase of Notes upon a Change of Control" or (B) customary put and call arrangements between joint venture partners with respect to their common equity investments in joint ventures will not, in any such case, be treated as Disqualified Stock solely as a result of the items referred to in this proviso.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means a public or private offering of Equity Interests (other than Disqualified Stock or Designated Preferred Stock) of (1) CyrusOne or (2) Holdings; provided that the net proceeds of any such public or private offering by Holdings are contributed by Holdings to the common equity capital of CyrusOne.

        "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

        "Excluded Subsidiary" means a non-wholly owned Restricted Subsidiary that is designated as an Excluded Subsidiary by an officer of CyrusOne until such time as such entity ceases to be a Restricted Subsidiary of CyrusOne. The Adjusted Total Assets of any such Excluded Subsidiary as of the date of such designation, when taken together on a combined basis with the Adjusted Total Assets of all other Excluded Subsidiaries as of the date of such designation, shall not exceed an amount equal to 5% of Adjusted Total Assets. No Investment (other than Investments of the type described in clauses (5), (6), (8), (10), (11), (12), (13), (15), (16), (17), (18) or (19) of the definition of "Permitted Investments") may be made in any such Excluded Subsidiary by CyrusOne or a Restricted Subsidiary, if as of the date of such Investment, the Adjusted Total Assets of such Excluded Subsidiary, when taken together on a combined basis with the Adjusted Total Assets of all other Excluded Subsidiaries, would be greater than 5% of Adjusted Total Assets. Notwithstanding the foregoing, an officer of CyrusOne may, at any time, retract the designation of any entity as an Excluded Subsidiary, in which case such entity shall immediately cease to be an Excluded Subsidiary for purposes of the applicable Indenture; provided, however, that if at the time of any such retraction such entity would be a Restricted Subsidiary required to provide a Subsidiary Guarantee pursuant to the covenant described above under "—Limitation on Issuances of Guarantees by Restricted Subsidiary", such Restricted Subsidiary shall be deemed not to be in default under such covenant unless and until such Restricted Subsidiary fails to provide a Subsidiary Guarantee within ten business days of such retraction.

        "Existing Term Loans" means the $550.0 million of term loans outstanding under the Credit Agreement as of the Initial Issue Date.

        "Fair Market Value" means the price that would be paid in an arm's-length transaction under the applicable circumstances, as determined in good faith by the Chief Financial Officer of CyrusOne; provided that if the value of the transaction exceeds $10.0 million, such determination will be made by the Board of Directors of CyrusOne, whose determination will be conclusive if evidenced by a Board Resolution.

        "Fitch" means Fitch Ratings, Inc. and its successors.

        "Foreign Subsidiary" means any Restricted Subsidiary that is not organized under the laws of the United States of America or any State thereof or the District of Columbia, and any direct or indirect Subsidiary of such Foreign Subsidiary.

        "Funds From Operations" means, for any period, the Consolidated Net Income of Holdings, CyrusOne GP, CyrusOne and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus, to the extent deducted in calculating Consolidated Net Income (without duplication):

          (1)   depreciation of Property (including furniture and equipment); plus

          (2)   amortization of Property (including below market lease amortization net of above market lease amortization); plus

          (3)   amortization of customer relationship intangibles and service agreements; plus

          (4)   amortization and early write-off of unamortized deferred financing costs; plus

          (5)   losses (A) attributable to the extinguishment of debt and to the settlement or termination of Hedging Obligations or (B) attributable to sales of Property; plus

          (6)   all other non-cash charges, expenses, gains or losses; less

          (7)   gains (A) attributable to the extinguishment of debt and to the settlement or termination of Hedging Obligations or (B) attributable to sales of Property.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Initial Issue Date, including without limitation, as set forth in the Financial Accounting Standards Board's "Accounting Standards Codification." All ratios and computations contained or referred to in the applicable indenture will be computed in conformity with GAAP applied on a consistent basis.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

          (1)   to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person; or

          (2)   entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

        "Guarantors" means Holdings, CyrusOne GP and the Subsidiary Guarantors, collectively.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under an Interest Rate Agreement or Currency Agreement.

        "Immediate Family Members" means with respect to any individual, such individual's child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

        "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount will be considered to be an Incurrence of Indebtedness.

        "Indebtedness" means, with respect to any Person at any date of determination (without duplication):

          (1)   all indebtedness of such Person for borrowed money;

          (2)   all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3)   the face amount of letters of credit or other similar instruments (excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement);

          (4)   all unconditional obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except trade payables;

          (5)   all Attributable Debt and Capitalized Lease Obligations;

          (6)   all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness will be the lesser of (A) the Fair Market Value of such asset at that date of determination and (B) the amount of such Indebtedness;

          (7)   all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person (excluding Permitted Non-Recourse Guarantees until such time as they become unconditional obligations of such Person or any of its Restricted Subsidiaries);

          (8)   to the extent not otherwise included in this definition, Hedging Obligations; and

          (9)   Disqualified Stock of Holdings, CyrusOne GP or CyrusOne or any Preferred Stock of any Restricted Subsidiary of CyrusOne;

if, and to the extent, any of the preceding items (other than items (3), (6), (7) or (8)) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP.

        The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations of the type described above and, with respect to obligations under any Guarantee, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that:

          (A)  the amount outstanding at any time of any Indebtedness issued with original issue discount will be deemed to be the face amount with respect to such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the date of determination in conformity with GAAP; and

          (B)  Indebtedness will not include any liability for federal, state, local or other taxes.

        "Initial Issue Date" means March 17, 2017, the date the Initial Notes were originally issued.

        "Interest Coverage Ratio" means, as of any date, the ratio of (1) the Consolidated EBITDA of Holdings, CyrusOne GP, CyrusOne and its Restricted Subsidiaries for the most recent fiscal quarter for which financial statements are available, to (2) the Consolidated Interest Expense of CyrusOne and its Restricted Subsidiaries for such fiscal quarter.

        "Interest Rate Agreement" means any interest rate swap agreement (whether from fixed to floating or from floating to fixed), interest rate cap agreement or interest rate collar agreement and any other agreement or arrangement designed to manage interest rates or interest rate risk.

        "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including without limitation by way of Guarantee or similar arrangement, but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the consolidated balance sheet of CyrusOne and its Restricted Subsidiaries, and residual liabilities with respect to assigned leaseholds incurred in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to another Person or any payment for property or services solely for the account or use of another Person, or otherwise), or any purchase or acquisition of Equity Interests, bonds, notes, debentures or other similar instruments issued by, such Person and will include:

          (1)   the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and

          (2)   the Fair Market Value of the Equity Interests (or any other Investment), held by CyrusOne or any of its Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary;

provided that the Fair Market Value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary will be deemed not to exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made, less the net reduction of such Investments. For purposes of the definition of "Unrestricted Subsidiary" and the provisions of the applicable indenture described above under the caption "—Covenants—Limitation on Restricted Payments:"

          (A)  "Investment" will include the portion (proportional to CyrusOne's equity interest in such Subsidiary) of the Fair Market Value of the assets (net of liabilities) of any Restricted Subsidiary at the time such Restricted Subsidiary is designated an Unrestricted Subsidiary;

          (B)  the Fair Market Value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary will be considered a reduction in outstanding Investments; and

          (C)  any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer.

        "Investment Grade" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's, BBB– (or the equivalent) by S&P, BBB– (or the equivalent) by Fitch or an equivalent rating by any other Rating Agency.

        "Land Assets" means real property owned by Holdings, CyrusOne GP, CyrusOne or any of its Restricted Subsidiaries with respect to which the commencement of grading, construction of improvements (other than improvements that are not material and are temporary in nature) and construction of infrastructure has not yet commenced.

        "Leased Rate" means, with respect to any Property at any time, the ratio, expressed as a percentage, of (a) the Net Rentable Area of such Property actually leased by tenants to (b) the aggregate Net Rentable Area of such Property.

        "Leverage Ratio" means, on any date, the ratio of (1) the aggregate amount of Indebtedness of Holdings, CyrusOne GP, CyrusOne and its Restricted Subsidiaries as of such date, determined, on a consolidated basis in accordance with GAAP, to (2) the Consolidated EBITDA of Holdings, CyrusOne GP, CyrusOne and its Restricted Subsidiaries for the most recent fiscal quarter for which financial statements are available, multiplied by four.

        "Lien" means any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including without limitation, any conditional sale or other title retention agreement or lease in the nature thereof).

        "Moody's" means Moody's Investors Service, Inc. and its successors.

        "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds received by CyrusOne or any Restricted Subsidiary as a result of such Asset Sale in the form of cash or cash equivalents and including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, without duplication, net of: (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel, accountants and investment bankers and title and recording taxes) related to such Asset Sale; (ii) provisions for all taxes actually paid or payable, as reasonably determined by CyrusOne (and taking into account whether any such sale qualifies for non-recognition treatment under Section 1031 of the Code), as a result of such Asset Sale by CyrusOne and its Restricted Subsidiaries, taken as a whole, including (without duplication) taxes that would have been payable as a result of such Asset Sale by CyrusOne and its Restricted Subsidiaries if CyrusOne and each Restricted Subsidiary in which CyrusOne owns less than 100% of the interests were taxable as a corporation or as a real estate investment trust, as such term is defined in the Code, for federal, state and local income tax purposes, whichever is greater, and, in each case, without taking into account any deductions, credits or other tax attributes that are not related to such Asset Sale, and at the highest rate that would be applicable to such entity at such time; (iii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale; (iv) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale; (v) any portion of the purchase price from an Asset Sale placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Sale or otherwise in connection with that Asset Sale; provided, however, that upon the termination of that escrow, Net Cash Proceeds will be increased by any portion of funds in the escrow that are released to CyrusOne or any Restricted Subsidiary, and (vi) amounts reserved by CyrusOne and its Restricted Subsidiaries against any liabilities associated with such Asset Sale, including without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined on a consolidated basis in conformity with GAAP.

        "Net Operating Income" means, for any Property for any period, an amount equal (but not less than zero) to the sum of:

          (1)   the rents, common area reimbursements, actual cost recoveries and other revenue for such Property determined in accordance with GAAP for such period received in the ordinary course of business from tenants in occupancy; minus

          (2)   all expenses paid or accrued and related to the lease, ownership, operation or maintenance of such Property for such period determined in accordance with GAAP, including, but not limited to, taxes, assessments and other governmental charges, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses (but excluding, for the avoidance of doubt, ground lease expense).

        Net Operating Income will exclude (i) all losses and expenses to the extent covered by third-party insurance which (x) has actually been reimbursed or otherwise paid in the applicable period or (y) CyrusOne reasonably determines will be reimbursed or paid by the applicable insurance carrier and so long as the applicable insurance carrier has been notified in writing of such loss or expense and not denied coverage therefor, and (ii) expenses relating to the relocation of customers as a result of any casualty or condemnation event or temporary shutdown, in whole or in part, of any Property.

        "Net Rentable Area" means, as of any date, with respect to any Property, the net rentable square footage available for lease determined in accordance with the Rent Roll for such Property as of such date, the manner of such determination to be reasonably consistent for all Property of the same type unless otherwise determined to be necessary or appropriate in the good faith judgment of the Chief Financial Officer of CyrusOne.

        "Note Guarantee" means a Guarantee of the notes of any series by the Guarantors.

        "Offer to Purchase" means an offer by CyrusOne to purchase notes of any series from the holders of such series of notes commenced by sending a notice to the Trustee and each holder stating:

          (1)   the covenant pursuant to which the offer is being made and that all notes of such series validly tendered will be accepted for payment on a pro rata basis;

          (2)   the purchase price and the date of purchase (which will be a business day no earlier than 30 days nor later than 60 days from the date such notice is sent) ("Payment Date");

          (3)   that any note of such series not tendered will continue to accrue interest pursuant to its terms;

          (4)   that, unless CyrusOne defaults in the payment of the purchase price, any note of such series accepted for payment pursuant to the Offer to Purchase will cease to accrue interest on and after the Payment Date;

          (5)   that holders electing to have a note of such series purchased pursuant to the Offer to Purchase will be required to surrender the note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the note completed, to the paying agent at the address specified in the notice prior to the close of business on the business day immediately preceding the Payment Date;

          (6)   that holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the third business day immediately preceding the Payment Date, a facsimile transmission or letter setting forth the name of such holder, the principal amount of notes delivered for purchase and a statement that such holder is withdrawing his election to have such notes purchased; and

          (7)   that holders whose notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered; provided that each note purchased and each new note issued will be in a principal amount of $2,000 and any higher integral multiple of $1,000 thereof.

        In addition, if such purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in CyrusOne's discretion, the date of purchase may be delayed until such time (including more than 60 days after the date the notice of purchase was sent) as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the date of purchase, or by the date of purchase as so delayed, or such notice may be rescinded at any time in CyrusOne's discretion if in the good faith judgment of CyrusOne any or all of such conditions will not be satisfied.

        On the Payment Date, CyrusOne will:

          (A)  accept for payment on a pro rata basis notes of such series or portions thereof tendered pursuant to an Offer to Purchase;

          (B)  deposit with the paying agent money sufficient to pay the purchase price of all notes of such series or portions thereof so accepted; and

          (C)  promptly thereafter deliver, or cause to be delivered, to the Trustee all notes of such series or portions thereof so accepted together with an officers' certificate specifying the notes of such series or portions thereof accepted for payment by CyrusOne.

        The paying agent will promptly mail or otherwise deliver to the holders of notes of such series so accepted payment in an amount equal to the purchase price, and the Trustee will promptly authenticate and mail or cause to be transferred by book entry to such holders a new note equal in principal amount to any unpurchased portion of any note surrendered; provided that each note purchased and each new note issued will be in a principal amount of $2,000 and any higher integral multiple of $1,000. CyrusOne will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date.

        "Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of CyrusOne, amended and restated as of May 2, 2016, as such agreement may be further amended, restated or replaced from time to time.

        "Payment Date" has the meaning set forth in the definition of "Offer to Purchase."

        "Permitted Holders" means any Person acting in the capacity of an underwriter in connection with a bona fide public or private offering of Holdings' Capital Stock.

        "Permitted Investment" means:

          (1)   an Investment in CyrusOne, a Restricted Subsidiary or in a Person that will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to CyrusOne or any of its Restricted Subsidiaries; provided that such Person's primary business is related, ancillary, incidental or complementary to the businesses of CyrusOne or any of its Restricted Subsidiaries on the date of such Investment;

          (2)   cash or Temporary Cash Investments;

          (3)   one or more Investments in Permitted Joint Ventures in an aggregate amount which, when taken together with all other Investments made pursuant to this clause (3), does not exceed the greater of (x) $1,030.0 million and (y) an amount equal to 20% of Adjusted Total Assets as of the date any such Investment is made (with the amount of each such Investment being measured as of the date made and without giving effect to subsequent changes in value);

          (4)   receivables owing to CyrusOne or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as CyrusOne or any such Restricted Subsidiary deems reasonable under the circumstances;

          (5)   loans or advances to employees made in the ordinary course of business of CyrusOne or such Restricted Subsidiary;

          (6)   stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to CyrusOne or any Restricted Subsidiary or in satisfaction of judgments;

          (7)   an Investment in any Person where such Investment was acquired by CyrusOne or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by CyrusOne or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by CyrusOne or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (8)   an Investment in any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business by CyrusOne or any Restricted Subsidiary;

          (9)   Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of CyrusOne, or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (4) of the first paragraph under the covenant described above under the caption "—Covenants—Limitation on Restricted Payments;"

          (10) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

          (11) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

          (12) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Covenants—Limitation on Asset Sales" or any disposition of assets or rights not constituting an Asset Sale by reason of one or more of the exclusions contained in the definition thereof;

          (13) stock, obligations or securities received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business or received in satisfaction of judgment;

          (14) any Investment of CyrusOne or any of its Restricted Subsidiaries existing on, or made pursuant to binding commitments existing on, the date of the applicable indenture, and any extension, modification or renewal of any such Investments, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as otherwise permitted by the applicable indenture, or as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities), in each case, pursuant to the terms of such Investment, or commitment, as in effect on the Initial Issue Date;

          (15) Guarantees of Indebtedness permitted to be Incurred by CyrusOne or any of its Restricted Subsidiaries pursuant to the covenant described above under the caption "—Covenants—Limitation on Indebtedness;"

          (16) Investments in respect of Hedging Obligations;

          (17) entering into Permitted Non-Recourse Guarantees (it being understood that any payments or other transfers made pursuant to such Permitted Non-Recourse Guarantees will not be permitted by this clause (17));

          (18) Investments in a Receivables Entity or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Transaction or any related Indebtedness; and

          (19) any Investment in any Subsidiary or joint venture in which CyrusOne or a Restricted Subsidiary owns Equity Interests in connection with intercompany cash management arrangements or related activities in the ordinary course of business.

        "Permitted Joint Venture" means a Person that is not a Subsidiary of CyrusOne or that is an Unrestricted Subsidiary, and that, in each case, is engaged in a business related to that of CyrusOne or any of its Restricted Subsidiaries.

        "Permitted Non-Recourse Guarantees" means customary indemnities or Guarantees (including by means of separate indemnification agreements or carve-out guarantees) provided in the ordinary course of business by CyrusOne or any of its Restricted Subsidiaries in financing transactions that are directly or indirectly secured by real property or other real property-related assets (including Equity Interests) of a joint venture or Unrestricted Subsidiary and that may be full recourse or non-recourse to the joint venture or Unrestricted Subsidiary that is the borrower in such financing, but is non-recourse to CyrusOne or any Restricted Subsidiary of CyrusOne except for such indemnities and limited contingent guarantees as are consistent with customary industry practice (such as environmental indemnities and recourse triggers based on violation of transfer restrictions).

        "Permitted Tax Payments" means, with respect to any year, any distributions to holders of Equity Interests of CyrusOne, or a Restricted Subsidiary in which CyrusOne owns less than 100% of the equity interests, sufficient to provide Holdings with a distribution equal to the amount of federal, state and local income taxes, as reasonably determined by CyrusOne, that have been actually paid or are payable by Holdings.

        "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof or other entity.

        "Preferred Stock" means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated, whether voting or non-voting) that have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person's preferred or preference stock, whether outstanding on the Initial Issue Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

        "Pro Forma" or "Pro Forma Basis" means that the following adjustments have been made:

          (1)   if the specified Person or any of its Restricted Subsidiaries Incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock during the period commencing on the first day of the specified period and ending on the Transaction Date, then the Consolidated Interest Expense will be calculated giving pro forma effect (determined in good faith by CyrusOne's chief financial officer) to such Incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of proceeds therefrom, as if the same had occurred at the beginning of such period;

          (2)   Asset Sales and Asset Acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or by any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries during a certain period, will be given pro forma effect (including giving pro forma effect to the application of proceeds of any Asset Sale) (determined in good faith by CyrusOne's chief financial officer) as if they had occurred and such proceeds had been applied on the first day of such specified period;

          (3)   Consolidated EBITDA will be adjusted to give effect to all Pro Forma Cost Savings;

          (4)   the Consolidated EBITDA and Consolidated Net Income attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Transaction Date, will be excluded;

          (5)   the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Transaction Date, will be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Transaction Date;

          (6)   any Person that is a Restricted Subsidiary on the Transaction Date will be deemed to have been a Restricted Subsidiary at all times during the specified period;

          (7)   any Person that is not a Restricted Subsidiary on the Transaction Date will be deemed not to have been a Restricted Subsidiary at any time during the specified period; and

          (8)   if any Indebtedness (other than ordinary working capital borrowings) bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the calculation date had been the applicable rate for the entire specified period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Transaction Date in excess of 12 months).

        "Pro Forma Cost Savings" means, with respect to any period, the reduction in net costs and expenses that:

          (1)   were directly attributable to an Asset Sale, Asset Acquisition, Investment, merger, consolidation or discontinued operation that occurred during the period or after the end of the period and on or prior to the calculation date and that (a) would properly be reflected in a pro forma income statement prepared in accordance with Regulation S-X under the Securities Act or (B) Holdings or CyrusOne reasonably determines will actually be realized within 12 months of the calculation date; or

          (2)   were actually implemented prior to the calculation date in connection with or as a result of an Asset Sale, Asset Acquisition, Investment, merger, consolidation or discontinued operation and that are supportable and quantifiable by the underlying accounting records.

        "Property" means any real property or facility (and all fixtures, improvements, appurtenances and related assets thereof and therein) owned by Holdings or any of its Restricted Subsidiaries or in which Holdings or any of its Restricted Subsidiaries holds a leasehold interest.

        "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by CyrusOne or any of its Subsidiaries pursuant to which CyrusOne or any of its Subsidiaries may sell, convey or otherwise transfer to:

          (1)   a Receivables Entity (in the case of a transfer by CyrusOne or any of its Subsidiaries); and

          (2)   any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of CyrusOne or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable. The grant of a security interest in any accounts receivable of CyrusOne or any of its Restricted Subsidiaries to secure Indebtedness Incurred under Credit Facilities shall not be deemed a Qualified Receivables Transaction.

        "Rating Agencies" means each of Fitch, Moody's and S&P; provided, that if Fitch, Moody's or S&P ceases to rate a series of notes for reasons outside the control of CyrusOne, CyrusOne may select a nationally recognized statistical rating agency to substitute for Fitch, Moody's or S&P, as the case may be.

        "Ratings Decline Period" means the period that (i) begins on the earlier of (a) the date of the first public announcement of the occurrence of a Change of Control or of the intention by CyrusOne to effect a Change of Control or (b) the occurrence thereof and (ii) ends 60 days following consummation of such Change of Control; provided that such period shall be extended for so long as the rating of the notes of the applicable series, as noted by the applicable Rating Agency, is under publicly announced consideration for downgrade by the applicable Rating Agency.

        "Receivables Entity" means a Wholly Owned Subsidiary of CyrusOne (or another Person formed for the purposes of engaging in a Qualified Receivables Transaction with CyrusOne in which CyrusOne or any Subsidiary of CyrusOne makes an Investment and to which CyrusOne or any Subsidiary of CyrusOne transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of CyrusOne and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of CyrusOne (as provided below) as a Receivables Entity and

          (1)   no portion of the Indebtedness or any other obligations (contingent or otherwise) of which

            (a)   is Guaranteed by CyrusOne or any Subsidiary of CyrusOne (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings),

            (b)   is recourse to or obligates CyrusOne or any Subsidiary of CyrusOne in any way other than pursuant to Standard Securitization Undertakings or

            (c)   subjects any property or asset of CyrusOne or any Subsidiary of CyrusOne, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

          (2)   with which neither CyrusOne nor any Subsidiary of CyrusOne has any material contract, agreement, arrangement or understanding other than on terms which CyrusOne reasonably believes to be no less favorable to CyrusOne or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of CyrusOne;

          (3)   to which neither CyrusOne nor any Subsidiary of CyrusOne has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results; and

          (4)   that does not guarantee the Indebtedness of CyrusOne or any of its Restricted Subsidiaries.

        Any such designation by the Board of Directors of CyrusOne shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of CyrusOne giving effect to such designation and an officer's certificate signed by the chief financial officer of CyrusOne certifying that such designation complied with the foregoing conditions.

        "Reinstatement Date" has the meaning set forth in "—Suspension of Covenants."

        "Rent Roll" means a report in respect of a Property setting forth its occupancy rates, lease rent and other information in a form reasonably acceptable to the Chief Financial Officer of CyrusOne.

        "Restricted Subsidiary" means any Subsidiary of CyrusOne other than an Unrestricted Subsidiary. For avoidance of doubt, as of the date hereof, Finance Corp. is a Restricted Subsidiary.

        "Sale and Leaseback Transaction" means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.

        "Secured Indebtedness" means the portion of outstanding Indebtedness secured by a Lien upon the properties or other assets of CyrusOne or any of its Restricted Subsidiaries. For the avoidance of doubt, Attributable Debt will be considered to be secured by the asset that is the subject of the Sale and Leaseback Transaction.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

        "S&P" means Standard & Poor's Ratings Group and its successors.

        "Stabilized Property" means a completed Property which contains improvements that are in operating condition and available for occupancy, with respect to which valid certificates of occupancy have been issued and are in full force and effect, and that has achieved a Leased Rate of at least eighty-five percent (85%) for a period of not less than thirty (30) consecutive days; provided that a Development Property on which all improvements related to the development of such Property have been substantially completed (excluding tenants improvements) for at least twenty-four (24) months or as to which its Capitalized Value exceeds its GAAP book value will constitute a Stabilized Property. For the avoidance of doubt, an individual parcel of Property can be the site of both one or more Stabilized Properties and Development Properties. Once a project becomes a Stabilized Property, it will remain a Stabilized Property as determined in the good faith judgment of the Chief Financial Officer of CyrusOne.

        "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by CyrusOne or any Subsidiary of CyrusOne which are customary in an accounts receivable transaction.

        "Stated Maturity" means:

          (1)   with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable; and

          (2)   with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

        "Subordinated Indebtedness" of CyrusOne means any Indebtedness of CyrusOne that is expressly subordinated to and junior in right of payment to the notes. "Subordinated Indebtedness" of a Guarantor means any Indebtedness of such Guarantor that is expressly subordinated to and junior in right of payment to the Note Guarantee of such Guarantor.

        "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and/or one or more other Subsidiaries of such Person and the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date.

        "Subsidiary Guarantee" means a Note Guarantee by each Subsidiary Guarantor for payment of the notes of the applicable series by such Subsidiary Guarantor. As of the Initial Issue Date, "Subsidiary Guarantor" means each of the Subsidiary Guarantors identified in the following sentence and thereafter any other Restricted Subsidiary of CyrusOne that executes a Subsidiary Guaranty in compliance with the provisions described above under the caption "—Covenants—Limitation on Issuances of Guarantees by Restricted Subsidiaries," but in each case excluding any Persons whose Note Guarantees have been released pursuant to the terms of the applicable indenture. The current Subsidiary Guarantors are: CyrusOne Foreign Holdings LLC, CyrusOne LLC, CyrusOne TRS Inc., Cervalis Holdings LLC, Cervalis LLC, CyrusOne-NJ LLC and CyrusOne-NC LLC.

        "Subsidiary Indebtedness" means all unsecured Indebtedness of any Restricted Subsidiary that is not a Guarantor.

        "Temporary Cash Investment" means any of the following:

          (1)   direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof;

          (2)   time deposits accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, or any state thereof, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

          (3)   repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

          (4)   commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of CyrusOne) organized and in existence under the laws of the United States of America or any state of the United States of America with a rating at the time as of which any investment therein is made of "P-2" (or higher) according to Moody's or "A-2" (or higher) according to S&P;

          (5)   securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's;

          (6)   money market funds at least 95% of the assets of which constitute Temporary Cash Investments of the kinds described in clauses (1) through (5) of this definition; and

          (7)   instruments equivalent to those referred to in clauses (1) to (6) above denominated in euro or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by a Restricted Subsidiary organized in such jurisdiction.

        "Total Assets" means, as of any date, the sum (without duplication) of:

          (1)   the Capitalized Value of any Stabilized Property owned by Holdings, CyrusOne GP, CyrusOne or any of its Restricted Subsidiaries as of such date or in which Holdings, CyrusOne GP, CyrusOne or any of its Restricted Subsidiaries has a leasehold interest as of such date;

          (2)   the book value determined in accordance with GAAP of all Development Property and, without duplication, Construction in Process with respect to Property owned by Holdings, CyrusOne GP, CyrusOne or any of its Restricted Subsidiaries as of such date or in which Holdings, CyrusOne GP, CyrusOne or any of its Restricted Subsidiaries has a leasehold interest as of such date;

          (3)   the aggregate amount of unrestricted cash and cash equivalents owned by Holdings, CyrusOne GP, CyrusOne or any of its Restricted Subsidiaries as of such date; and

          (4)   the book value determined in accordance with GAAP of all Land Assets and all property held for future development of Holdings, CyrusOne GP, CyrusOne and its Restricted Subsidiaries as of such date, in each case, determined on a consolidated basis as of the end of the most recent fiscal quarter for which internal financial statements are available.

        "Total Unencumbered Assets" means, as of any date, the Adjusted Total Assets of Holdings, CyrusOne GP, CyrusOne and its Restricted Subsidiaries as of such date, less the value of any such assets pledged as of such date as collateral to secure any obligations with respect to Secured Indebtedness; provided, however, that to the extent Total Unencumbered Assets attributable to Restricted Subsidiaries that are not Guarantors would exceed 10% of Adjusted Total Assets, such excess shall be excluded; provided, further, that all investments by CyrusOne and its Restricted Subsidiaries in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities will be excluded from Total Unencumbered Assets to the extent that such investments would have otherwise been included.

        "Transaction Date" means, with respect to the Incurrence of any Indebtedness by CyrusOne or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred, with respect to any Restricted Payment, the date such Restricted Payment is to be made, and with respect to any transaction described above under the caption "—Consolidation, Merger and Sale of Assets," the day on which such transaction is to be consummated.

        "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to March 15, 2020 (for the 2024 notes) and March 15, 2022 (for the 2027 notes);

provided that if the period from the redemption date to such date is not equal to the constant maturity of a United States Treasury security for which a yield is given, the Treasury yield will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of the nearest United States Treasury securities for which such yields are given, except that if the period from the redemption date to such date is less than one year, the weekly average yield on actually traded United States securities adjusted to a constant maturity of one year will be used.

        "Unrestricted Subsidiary" means

          (1)   any Subsidiary of CyrusOne that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of CyrusOne in the manner provided below; and

          (2)   any Subsidiary of an Unrestricted Subsidiary.

        The Board of Directors of CyrusOne may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of CyrusOne) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, CyrusOne or any of its Restricted Subsidiaries (other than Capital Stock of any Subsidiaries of such Subsidiary); provided that:

          (A)  any Guarantee by CyrusOne or any of its Restricted Subsidiaries of any Indebtedness of the Subsidiary being so designated will be deemed an "Incurrence" of such Indebtedness and an "Investment" by CyrusOne or its Restricted Subsidiary at the time of such designation;

          (B)  either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under "—Covenants—Limitation on Restricted Payments," above;

          (C)  if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under the provisions of the applicable indenture described above under "—Covenants—Limitation on Indebtedness" and "—Covenants—Limitation on Restricted Payments;" and

          (D)  at the time of such designation and after giving effect thereto, CyrusOne and its Restricted Subsidiaries were in compliance with the covenant described above under the caption "—Covenants—Maintenance of Total Unencumbered Assets."

        The Board of Directors of CyrusOne may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

          (X)  no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and

          (Y)  all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and will be deemed to have been Incurred) for all purposes of the applicable indenture.

        Any such designation by the Board of Directors of CyrusOne will be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

        "Unsecured Indebtedness" means, as of any date, that portion of outstanding Indebtedness of CyrusOne and the Subsidiary Guarantors that is not Secured Indebtedness.

        "U.S. Dollar Equivalent" means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the

"Exchange Rates" column under the heading "Currency Trading" on the date two business days prior to such determination. Except as described under "—Covenants—Limitation on Indebtedness," whenever it is necessary to determine whether CyrusOne has complied with any covenant in the applicable indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

        "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

        "Wholly Owned Subsidiary" means a Restricted Subsidiary of CyrusOne all the Capital Stock of which (other than directors' qualifying shares) is owned by CyrusOne or another Wholly Owned Subsidiary.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

        In connection with the issuance and sale of the Initial Notes on March 17, 2017 and the Additional 2024 Notes and Additional 2027 Notes on November 3, 2017, we entered into registration rights agreements with the initial purchasers for the benefit of the holders of the Original Notes. Under the registration rights agreements, we agreed, among other things, to use our commercially reasonable efforts to file and to have declared effective an exchange offer registration statement under the Securities Act and to consummate an exchange offer. We are conducting this Exchange Offer to satisfy these obligations under the registration rights agreements.

        We are making the Exchange Offer in reliance on the position of the SEC as set forth in certain no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations by the SEC, we believe that a holder of Original Notes who exchanges such Original Notes for Exchange Notes in the Exchange Offer, generally may offer the Exchange Notes for resale, sell the Exchange Notes and otherwise transfer the Exchange Notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. This does not apply, however, to a holder who is our "affiliate" within the meaning of Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the Exchange Notes only if the holder acknowledges that the holder is acquiring the Exchange Notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the Exchange Notes. We have not entered into any arrangement or understanding with any person who will receive Exchange Notes in the Exchange Offer to distribute such Exchange Notes following completion of the Exchange Offer, and, to the best of our information and belief, we are not aware of any person that will participate in the Exchange Offer with a view to distribute the Exchange Notes.

        Any broker-dealer who holds Original Notes acquired for its own account as a result of market- making activities or other trading activities and who receives Exchange Notes in exchange for such Original Notes pursuant to the Exchange Offer may be a statutory underwriter, must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of Exchange Notes and must acknowledge such delivery requirement. See "Plan of Distribution."

        Except as described above, this prospectus may not be used for an offer to resell, resale or other transfer of Exchange Notes.

        The Exchange Offer is not being made to, nor will we accept tenders for exchange from, holders of Original Notes in any jurisdiction in which the Exchange Offer or the acceptance of tenders would not be in compliance with the securities or blue sky laws of such jurisdiction.

Terms of the Exchange Offer

        Upon the terms and subject to the conditions of the Exchange Offer, we will accept any and all Original Notes validly tendered prior to 5:00 p.m., New York time, on the Expiration Date (as defined below) for the Exchange Offer. Promptly after the Expiration Date (unless extended as described in this prospectus), we will issue an aggregate principal amount of (i) up to $700.0 million of Exchange 2024 Notes and guarantees thereof for a like aggregate principal amount of Original 2024 Notes and guarantees thereof and (ii) up to $500.0 million of Exchange 2027 Notes and guarantees thereof for a like aggregate principal amount of Original 2027 Notes and guarantees thereof, in each case tendered and accepted in connection with the Exchange Offer. The Exchange Notes issued in connection with the Exchange Offer will be delivered promptly after the Expiration Date. Holders may tender some or all of their Original Notes in connection with the Exchange Offer, but only in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof. The terms of the

Exchange Notes will be identical in all material respects to the terms of the Original Notes except that the Exchange Notes:

  •
  will have been registered under the Securities Act;

  •
  will not be subject to restrictions on transfer under the Securities Act; and

  •
  will not be entitled to the registration rights and related special interest provisions that apply to the Original Notes.

        The Exchange Notes will evidence the same debt as the Original Notes exchanged for the Exchange Notes and will be entitled to the benefits of the same indenture pursuant to which the applicable Original Notes were issued, which is governed by New York law, including any guarantees thereof. For a complete description of the terms of the Exchange Notes and the guarantees thereof, see "Description of the Notes." We will not receive any cash proceeds from the Exchange Offer.

        As of the date of this prospectus, $700.0 million aggregate principal amount of Original 2024 Notes is outstanding and $500.0 million aggregate principal amount of Original 2027 Notes is outstanding. Only registered holders of the Original Notes, or their legal representatives and attorneys-in-fact, as reflected in the records of the trustee under the applicable indenture, may participate in this offer. We will not set a fixed record date for determining registered holders of the Original Notes entitled to participate in this offer. This prospectus, together with the letter of transmittal, is being sent to all registered holders of Original Notes and to others believed to have beneficial interests in the Original Notes.

        In connection with the issuance of the Original Notes, we arranged for the Original Notes purchased by qualified institutional buyers and those sold in reliance on Regulation S under the Securities Act to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. Except as described under "Book-Entry, Delivery and Form", Exchange Notes will be issued in the form of a global note registered in the name of DTC or its nominee and each beneficial owner's interest in it will be transferable in book-entry form through DTC. See "Book-Entry, Delivery and Form".

        Holders of Original Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offer. If you do not tender your Original Notes or if you tender Original Notes that are not accepted for exchange, your Original Notes will remain outstanding and continue to accrue interest but will not retain any rights under the applicable registration rights agreement. Existing transfer restrictions would continue to apply to Original Notes that remain outstanding. See "—Consequences of Failure to Properly Tender Original Notes in the Exchange Offer" and "Risk Factors—Risk Factors Relating to the Notes and the Exchange Offer—Any Original Notes that are not exchanged will continue to be restricted securities and may become less liquid" for more information regarding Original Notes outstanding after this offer.

        We shall be considered to have accepted validly tendered Original Notes if and when we have given oral (to be followed by prompt written notice) or written notice to the Exchange Agent (as defined below). The Exchange Agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us.

        If any tendered Original Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, we will return the Original Notes, without expense, to the tendering holder promptly after the Expiration Date for the Exchange Offer.

        Holders who tender Original Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of Original Notes in connection with the Exchange Offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "—Fees and Expenses".

Expiration Date; Extensions; Amendments

        Upon the terms and subject to the conditions described in this prospectus and in the accompanying letter of transmittal, we will accept for exchange any and all Original Notes validly tendered on or before the Expiration Date and not withdrawn as permitted below. As used in this section of the prospectus entitled, "The Exchange Offer," the term "Expiration Date" means 5:00 p.m., New York City time, on January 5, 2018. If, however, we, in our sole discretion, extend the period of time for which this offer is open, the term "Expiration Date" means the latest time and date to which this offer is so extended. Original Notes tended in this offer must be in denominations of an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof.

        We reserve the right, in our sole discretion:

  •
  to delay accepting any Original Notes, to extend the Exchange Offer or to terminate the Exchange Offer if, in our reasonable judgment, any of the conditions described below shall not have been satisfied, by giving oral (to be followed by prompt written notice) or written notice of the delay, extension or termination to the Exchange Agent; or

  •
  to amend the terms of the Exchange Offer in any manner.

        If we amend the Exchange Offer in a manner that we consider material, we will disclose such amendment by means of a prospectus supplement, and we will extend the Exchange Offer for a period of five to ten business days.

        If we determine to extend, amend or terminate the Exchange Offer, we will publicly announce this determination by making a timely release through an appropriate news agency.

        If we delay accepting any Original Notes or terminate the Exchange Offer, we promptly will pay the consideration offered, or return any Original Notes deposited, pursuant to the Exchange Offer as required by Rule 14e-1(c).

Interest on the Exchange Notes

        Interest on (i) the Exchange 2024 Notes will accrue at a rate of 5.000% per year and (ii) the Exchange 2027 Notes will accrue at a rate of 5.375% per year, in each case from the most recent date to which interest on the Original Notes has been paid. Interest on the Exchange Notes is payable semiannually in cash in arrears on March 15 and September 15 commencing March 15, 2018.

Conditions to the Exchange Offer

        Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, we will not be required to accept for exchange, or to exchange any Exchange Notes for, any Original Notes and we may terminate the Exchange Offer or, at our option, modify, extend or otherwise amend the Exchange Offer as provided in this prospectus before the acceptance of the Original Notes, if prior to the Expiration Date:

  •
  any action or event shall have occurred or been threatened, any action shall have been taken, or any statute, rule, regulation, judgment, order, stay, decree or injunction shall have been issued, promulgated, enacted, entered, enforced or deemed to be applicable to the Exchange Offer or the exchange of Original Notes for Exchange Notes under the Exchange Offer by or before any court or governmental regulatory or administrative agency, authority, instrumentality or tribunal, including, without limitation, taxing authorities, that either:

    (a)
    challenges the making of the Exchange Offer or the exchange of Original Notes for Exchange Notes under the Exchange Offer or might, directly or indirectly, be expected to prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any material manner, the Exchange Offer or the exchange of Original Notes for Exchange Notes under the Exchange Offer; or

    (b)
    in our reasonable judgment, could materially adversely affect our (or our subsidiaries') business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects or materially impair the contemplated benefits to us of the Exchange Offer or the exchange of Original Notes for Exchange Notes under the Exchange Offer;

  •
  anything has occurred or may occur that would or might, in our reasonable judgment, be expected to prohibit, prevent, restrict or delay the Exchange Offer or impair our ability to realize the anticipated benefits of the Exchange Offer;

  •
  there shall have occurred (a) any general suspension of or limitation on trading in securities in the United States securities or financial markets, whether or not mandatory, (b) any material adverse change in the prices of the Initial 2024 Notes, the Additional 2024 Notes, the Initial 2027 Notes or the Additional 2027 Notes, as applicable, that are the subject of the Exchange Offer, (c) a material impairment in the general trading market for debt securities, (d) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States, whether or not mandatory, (e) a commencement of a war, armed hostilities, a terrorist act or other national or international calamity directly or indirectly relating to the United States, (f) any limitation, whether or not mandatory, by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States, (g) any catastrophic event caused by meteorological, geothermal or geophysical occurrences or other acts of God that would reasonably be expected to have a material adverse effect on us or our affiliates' or subsidiaries' business, operations, condition or prospects, (h) any material adverse change in the securities or financial markets in the United States generally (i) in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof or (j) any other change or development, including a prospective change or development, in general economic, financial, monetary or market conditions that, in our reasonable judgment, has or may have a material adverse effect on the market price or trading of the Notes or upon the value of the Notes; and

  •
  the trustee with respect to either indenture for the Original Notes that are the subject of the Exchange Offer and the Exchange Notes to be issued in the Exchange Offer shall have been directed by any holders of relevant Original Notes to object in any respect to, or take any action that could, in our reasonable judgment, adversely affect the consummation of the Exchange Offer or the exchange of Original Notes for Exchange Notes under the Exchange Offer, or the trustee shall have taken any action that challenges the validity or effectiveness of the procedures used by us in making the Exchange Offer or the exchange of Original Notes for Exchange Notes under the Exchange Offer.

        The foregoing conditions are for our sole benefit and may be waived by us, in whole or in part, in our absolute discretion. Any determination made by us concerning an event, development or circumstance described or referred to above will be conclusive and binding.

        If any of the foregoing conditions are not satisfied, we may, at any time on or prior to the Expiration Date:

  •
  terminate the Exchange Offer and promptly return all tendered Original Notes to the respective tendering holders;

  •
  modify, extend or otherwise amend the Exchange Offer and retain all tendered Original Notes until the Expiration Date, as extended, subject, however, to the withdrawal rights of holders; or

  •
  waive the unsatisfied conditions with respect to the Exchange Offer and accept all Original Notes tendered and not previously validly withdrawn.

        In addition, subject to applicable law, we may in our absolute discretion terminate the Exchange Offer for any other reason.

Effect of Tender

        Any tender by a holder, and our subsequent acceptance of that tender, of Original Notes will constitute a binding agreement between that holder and us upon the terms and subject to the conditions of the Exchange Offer described in this prospectus and in the letter of transmittal. The participation in the Exchange Offer by a tendering holder of Original Notes will constitute the agreement by that holder to deliver good and marketable title to the tendered Original Notes, free and clear of any and all liens, restrictions, charges, pledges, security interests, encumbrances or rights of any kind of third parties.

Absence of Dissenters' Rights

        Holders of the Original Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offer.

Procedures For Tendering

        If you wish to participate in the Exchange Offer and your Original Notes are held by a custodial entity such as a bank, broker, dealer, trust company or other nominee, you must instruct that custodial entity to tender your Original Notes on your behalf pursuant to the procedures of that custodial entity. Please ensure you contact your custodial entity as soon as possible to give them sufficient time to meet your requested deadline.

        To participate in the Exchange Offer, you must either:

  •
  complete, sign and date a letter of transmittal, or a facsimile thereof, in accordance with the instructions in the letter of transmittal, including guaranteeing the signatures to the letter of transmittal, if required, and mail or otherwise deliver the letter of transmittal or a facsimile thereof, together with the certificates representing your Original Notes specified in the letter of transmittal, to the Exchange Agent at the address listed in the letter of transmittal, for receipt on or prior to the Expiration Date; or

  •
  comply with the Automated Tender Offer Program ("ATOP") procedures for book-entry transfer described below on or prior to the Expiration Date.

        The Exchange Agent and DTC have confirmed that the Exchange Offer is eligible for ATOP with respect to book-entry notes held through DTC. The letter of transmittal, or a facsimile thereof, with any required signature guarantees, or, in the case of book-entry transfer, an agent's message in lieu of the letter of transmittal, and any other required documents, must be transmitted to and received by the Exchange Agent on or prior to the Expiration Date at its address set forth below under the caption "Exchange Agent". Original Notes will not be deemed to have been tendered until the letter of transmittal and signature guarantees, if any, or agent's message, is received by the Exchange Agent. We have not provided guaranteed delivery procedures in conjunction with the Exchange Offer or under this prospectus.

        The method of delivery of Original Notes, the letter of transmittal and all other required documents to the Exchange Agent is at the election and risk of the holders. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service, properly insured. In all cases, sufficient time should be allowed to assure delivery to and receipt by the Exchange Agent on or prior to the Expiration Date. Do not send the letter of transmittal or any Original Notes to anyone other than the Exchange Agent.

        If you are tendering your Original Notes in exchange for Exchange Notes and anticipate delivering your letter of transmittal and other documents other than through DTC, we urge you to contact promptly a bank, broker or other intermediary that has the capability to hold notes custodially through DTC to arrange for receipt of any Original Notes to be delivered pursuant to the Exchange Offer and to obtain the information necessary to provide the required DTC participant with account information in the letter of transmittal.

        If you are a beneficial owner which holds Original Notes through Euroclear (as defined below) or Clearstream (as defined below) and wish to tender your Original Notes, you must instruct Euroclear or Clearstream, as the case may be, to block the account in respect of the tendered Original Notes in accordance with the procedures established by Euroclear or Clearstream. You are encouraged to contact Euroclear and Clearstream directly to ascertain their procedure for tendering Original Notes.

Book-Entry Delivery Procedures for Tendering Original Notes Held with DTC

        If you wish to tender Original Notes held on your behalf by a nominee with DTC, you must:

  •
  inform your nominee of your interest in tendering your Original Notes pursuant to the Exchange Offer; and

  •
  instruct your nominee to tender all Original Notes you wish to be tendered in the Exchange Offer into the Exchange Agent's account at DTC on or prior to the Expiration Date.

        Any financial institution that is a nominee in DTC, including Euroclear and Clearstream, must tender Original Notes by effecting a book-entry transfer of Original Notes to be tendered in the Exchange Offer into the account of the Exchange Agent at DTC by electronically transmitting its acceptance of the Exchange Offer through the ATOP procedures for transfer. DTC will then verify the acceptance, execute a book-entry delivery to the Exchange Agent's account at DTC and send an agent's message to the Exchange Agent. An "agent's message" is a message, transmitted by DTC to, and received by, the Exchange Agent and forming part of a book- entry confirmation, which states that DTC has received an express acknowledgement from an organization that participates in DTC (a "participant"), tendering Original Notes that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce the agreement against the participant. A letter of transmittal need not accompany tenders effected through ATOP.

Proper Execution and Delivery of the Letter of Transmittal

        Signatures on a letter of transmittal or notice of withdrawal described under "—Withdrawal of Tenders", as the case may be, must be guaranteed by an eligible guarantor institution unless the Original Notes tendered pursuant to the letter of transmittal are tendered for the account of an eligible guarantor institution. An "eligible guarantor institution" is one of the following firms or other entities identified in Rule 17Ad-15 under the Exchange Act (as the terms are used in Rule 17Ad-15):

  •
  a bank;

  •
  a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;

  •
  a credit union;

  •
  a national securities exchange, registered securities association or clearing agency; or

  •
  a savings institution that is a participant in a Securities Transfer Association recognized program.

        If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, that guarantee must be made by an eligible institution.

        If the letter of transmittal is signed by the holders of Original Notes tendered thereby, the signatures must correspond with the names as written on the face of the Original Notes without any change whatsoever. If any of the Original Notes tendered thereby are held by two or more holders, each holder must sign the letter of transmittal. If any of the Original Notes tendered thereby are registered in different names on different Original Notes, it will be necessary to complete, sign and submit as many separate letters of transmittal, and any accompanying documents, as there are different registrations of certificates.

        If Original Notes that are not tendered for exchange pursuant to the Exchange Offer are to be returned to a person other than the tendering holder, certificates for those Original Notes must be endorsed or accompanied by an appropriate instrument of transfer, signed exactly as the name of the registered owner appears on the certificates, with the signatures on the certificates or instruments of transfer guaranteed by an eligible guarantor institution.

        If the letter of transmittal is signed by a person other than the holder of any Original Notes listed in the letter of transmittal, those Original Notes must be properly endorsed or accompanied by a properly completed bond power, signed by the holder exactly as the holder's name appears on those Original Notes. If the letter of transmittal or any Original Notes, bond powers or other instruments of transfer are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

        No alternative, conditional, irregular or contingent tenders will be accepted. By executing the letter of transmittal, or facsimile thereof, the tendering holders of Original Notes waive any right to receive any notice of the acceptance for exchange of their Original Notes. Tendering holders should indicate in the applicable box in the letter of transmittal the name and address to which payments and/or substitute certificates evidencing Original Notes for amounts not tendered or not exchanged are to be issued or sent, if different from the name and address of the person signing the letter of transmittal. If those instructions are not given, Original Notes not tendered or exchanged will be returned to the tendering holder.

        All questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered Original Notes will be determined by us in our absolute discretion, which determination will be final and binding. We reserve the absolute right to reject any and all tendered Original Notes determined by us not to be in proper form or not to be tendered properly or any tendered Original Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive, in our absolute discretion, any defects, irregularities or conditions of tender as to particular Original Notes, whether or not waived in the case of other Original Notes. Our interpretation of the terms and conditions of the Exchange Offer, including the terms and instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Original

Notes, neither we, the Exchange Agent nor any other person will be under any duty to give that notification or shall incur any liability for failure to give that notification. Tenders of Original Notes will not be deemed to have been made until any defects or irregularities therein have been cured or waived.

        Any holder whose Original Notes have been mutilated, lost, stolen or destroyed will be responsible for obtaining replacement securities or for arranging for indemnification with the trustee of the Original Notes. Holders may contact the Exchange Agent for assistance with these matters.

        In addition, we reserve the right, as set forth above under the caption "—Conditions to the Exchange Offer", to terminate the Exchange Offer. By tendering, each holder represents and acknowledges to us, among other things, that:

  •
  it has full power and authority to tender, sell, assign and transfer the Original Notes it is tendering and that we will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by us;

  •
  the Exchange Notes acquired in connection with the Exchange Offer are being obtained in the ordinary course of business of the person receiving the Exchange Notes;

  •
  at the time of commencement and consummation of the Exchange Offer it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Notes in violation of the provisions of the Securities Act;

  •
  it is not an "affiliate" (as defined in Rule 405 under the Securities Act) of CyrusOne LP or CyrusOne Finance Corp.;

  •
  if the holder is not a broker-dealer, it is not engaged in, and does not intend to engage in, the distribution of the Notes; and

  •
  if the holder is a broker-dealer, that it will receive Exchange Notes for its own account in exchange for Original Notes that were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution".

Withdrawal of Tenders

        Tenders of Original Notes in the Exchange Offer may be validly withdrawn at any time prior to the Expiration Date.

        For a withdrawal of a tender to be effective, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent prior to the Expiration Date at its address set forth below under the caption "Exchange Agent". The withdrawal notice must:

  (1)
  specify the name of the tendering holder of Original Notes;

  (2)
  bear a description, including the series, of the Original Notes to be withdrawn;

  (3)
  specify, in the case of Original Notes tendered by delivery of certificates for those Original Notes, the certificate numbers shown on the particular certificates evidencing those Original Notes;

  (4)
  specify the aggregate principal amount represented by those Original Notes;

  (5)
  specify, in the case of Original Notes tendered by delivery of certificates for those Original Notes, the name of the registered holder, if different from that of the tendering holder, or specify, in the case of Original Notes tendered by book- entry transfer, the name and number of the account at DTC to be credited with the withdrawn Original Notes; and

  (6)
  be signed by the holder of those Original Notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees, or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of those Original Notes.

        The signature on any notice of withdrawal must be guaranteed by an eligible guarantor institution, unless the Original Notes have been tendered for the account of an eligible guarantor institution.

        Withdrawal of tenders of Original Notes may not be rescinded, and any Original Notes validly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the Exchange Offer. Validly withdrawn Original Notes may, however, be re-tendered by again following one of the procedures described in "—Procedures for Tendering" on or prior to the Expiration Date.

Exchange Agent

        We have appointed Wells Fargo Bank, N.A. as exchange agent in connection with this offer (the "Exchange Agent"). In such capacity, the Exchange Agent has no fiduciary duties to the holders of the Notes and will be acting solely on the basis of our directions. Holders should direct questions, requests for assistance and for additional copies of this prospectus or the letter of transmittal to the Exchange Agent addressed as follows:

Wells Fargo Bank, N.A.
1445 Ross Avenue, Suite 4300
Dallas, Texas 75202-2812
MAC: T9216-430
Dallas, Texas 75202
(800) 344-5128

Fees and Expenses

        We will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer. We will pay certain other expenses to be incurred in connection with the Exchange Offer, including the fees and expenses of the Exchange Agent and certain accountant and legal fees.

        Holders who tender their Original Notes for exchange will not be obligated to pay transfer taxes. If, however:

  •
  Exchange Notes are to be delivered to, or issued in the name of, any person other than the registered holder of the Original Notes tendered;

  •
  tendered Original Notes are registered in the name of any person other than the person signing the letter of transmittal; or

  •
  a transfer tax is imposed for any reason other than the exchange of Original Notes in connection with the Exchange Offer;

then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption from them is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

        The Exchange Notes will be recorded at the same carrying value as the Original Notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of this offer. The expenses of this offer that we pay will increase our deferred financing costs in accordance with generally accepted accounting principles.

Consequences of Failure to Properly Tender Original Notes in the Exchange Offer

        Issuance of the Exchange Notes in exchange for the Original Notes under this offer will be made only after timely receipt by the Exchange Agent of a properly completed and duly executed letter of transmittal (or an agent's message from DTC) and the certificate(s) representing such Original Notes (or confirmation of book-entry transfer), and all other required documents. Therefore, holders of the Original Notes desiring to tender such Original Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of Original Notes for exchange or waive any such defects or irregularities. Original Notes that are not tendered or that are tendered but not accepted by us will, following completion of this offer, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act, and, upon completion of this offer, certain registration rights under the registration rights agreements will terminate.

        In the event this offer is completed, we generally will not be required to register the remaining Original Notes, subject to limited exceptions. Remaining Original Notes will continue to be subject to the following restrictions on transfer:

  •
  the remaining Original Notes may be resold only if registered pursuant to the Securities Act, if any exemption from registration is available, or if such registration is not required by law; and

  •
  the remaining Original Notes will bear a legend restricting transfer in the absence of registration or an exemption.

        We do not currently anticipate that we will register the remaining Original Notes under the Securities Act. To the extent that Original Notes are tendered and accepted in connection with this offer, any trading market for remaining Original Notes could be adversely affected. See "Risk Factors—Risk Factors Relating to the Notes and the Exchange Offer—Any Original Notes that are not exchanged will continue to be restricted securities and may become less liquid."

        Neither we nor our board of directors make any recommendation to holders of Original Notes as to whether to tender or refrain from tendering all or any portion of their Original Notes pursuant to this offer. Moreover, no one has been authorized to make any such recommendation. Holders of Original Notes must make their own decision whether to tender pursuant to this offer and, if so, the aggregate amount of Original Notes to tender, after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

BOOK-ENTRY, DELIVERY AND FORM

The Global Notes

        Initially, the Exchange Notes will be represented by one or more registered notes in global form, without interest coupons (collectively, the "Global Notes"). The Global Notes will be deposited on the issue date with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain with the trustee as custodian for DTC.

        Except as set forth below, the Global Notes may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in physical, certificated form ("Certificated Notes") except in the limited circumstances described below.

        All interests in the Global Notes, including those held through Euroclear Bank S.A., as operator of the Euroclear System ("Euroclear") or Clearstream Banking, S.A. ("Clearstream"), may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

Certain Book-Entry Procedures for the Global Notes

        The descriptions of the operations and procedures of DTC, Euroclear and Clearstream set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. We do not take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended; and

  •
  a "clearing agency" registered pursuant to Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants (collectively, the "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Investors who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or Indirect Participants.

        We expect that pursuant to procedures established by DTC (1) upon deposit of each Global Note, DTC will credit the accounts of Participants with an interest in the Global Note and (2) ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of Participants) and the records of Participants and the Indirect Participants (with respect to the interests of persons other than Participants).

        The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the Notes represented by a Global Note to such persons may be limited. In addition, because DTC can act only on behalf of its Participants, who in turn act on behalf of persons who hold interests through Participants, the ability of a person having an interest in Notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

        So long as DTC or its nominee is the registered owner of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the Global Notes for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Notes, and will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the respective trustees thereunder. Accordingly, each holder owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such holder is not a Participant or an Indirect Participant, on the procedures of the Participant through which such holder owns its interest, to exercise any rights of a holder of Notes under the applicable indenture or such Global Note. We understand that under existing industry practice, in the event that we request any action of holders of Notes, or a holder that is an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the holder of such Global Note, is entitled to take, DTC would authorize the Participants to take such action and the Participants would authorize holders owning through such Participants to take such action or would otherwise act upon the instruction of such holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Notes.

        Payments with respect to the principal of, and premium, if any, and interest on, any Notes represented by a Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Note representing such Notes under the applicable indenture. Under the terms of the indentures, we and the trustee may treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a Global Note (including principal, premium, if any, and interest). Payments by the Participants and the Indirect Participants to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of the Participants or the Indirect Participants and DTC.

        Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparts in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in the Global Notes by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

        A Global Note is exchangeable for Certificated Notes if:

  (1)
  DTC notifies us that it (a) is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depositary within 120 days after the date of such notice;

  (2)
  we, at our option, notify the trustee in writing that we elect to cause the issuance of the Certificated Notes, subject to the rules of DTC, which require the consent of each participant; or

  (3)
  there shall have occurred and be continuing a default or event of default with respect to the Notes.

        In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the applicable indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

        Neither we nor the trustee shall be liable for any delay by DTC or any Participant or Indirect Participant in identifying the beneficial owners of the related Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Exchange Notes to be issued).

 MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes the material U.S. federal income tax considerations relevant to the exchange of Original Notes for Exchange Notes pursuant to the Exchange Offer and the purchase, ownership and disposition of Notes. This summary only applies to investors that will hold their Notes as "capital assets" under the Code.

        This summary is based upon current U.S. federal income tax law, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, such as investors subject to special tax rules (e.g., financial institutions, insurance companies, expatriates, broker-dealers, REITs, regulated investment companies, traders in securities who elect a mark-to-market method of accounting, tax-exempt organizations, persons that will hold the Notes as a part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes, entities treated as partnerships for U.S. federal income tax purposes or investors therein, persons subject to alternative minimum tax or U.S. Holders (as defined below) that have a "functional currency" other than the U.S. dollar), all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss any U.S. federal tax laws other than U.S. federal income tax laws (such as estate or gift tax laws or the Medicare tax on certain investment income) or any foreign, state or local tax considerations. We are not planning to seek a ruling from the IRS regarding the U.S. federal income tax consequences of the purchase, ownership or disposition of the Notes. Accordingly, there can be no assurance that the IRS will not successfully challenge one or more of the conclusions stated herein. Each holder of Original Notes considering this Exchange Offer should consult its own tax advisor regarding the tax consequences of the Exchange Offer to it, including those under state, foreign and other tax laws and other federal income tax consequences of the purchase, ownership or disposition of the Notes.

        For purposes of this summary, a "U.S. Holder" is a beneficial owner of a Note that is, for U.S. federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income tax regardless of its source or (4) a trust, if (a) a U.S. court can exercise primary supervision over the administration of the trust and one or more "United States persons" within the meaning of the Code control all substantial trust decisions or (b) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person. A beneficial owner of a Note that for U.S. federal income tax purposes is an individual, corporation, estate or trust that is not a U.S. Holder is referred to herein as a "Non-U.S. Holder."

        If an entity treated as a partnership for U.S. federal income tax purposes is a beneficial owner of Notes, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A partnership holding Notes, and partners in such a partnership, are urged to consult their tax advisors.

Exchange of the Original Notes for Exchange Notes

        An exchange of Original Notes for Exchange Notes pursuant to the Exchange Offer will not be treated as a taxable exchange or other taxable event for U.S. federal income tax purposes. Accordingly, there will be no U.S. federal income tax consequences to holders who exchange their Original Notes for Exchange Notes in connection with the Exchange Offer and any such holder will have the same adjusted tax basis and holding period in the Exchange Notes as it had in the Original Notes immediately before the exchange.

U.S. Holders

        Stated Interest.    Interest on a Note will generally be taxable to a U.S. Holder as ordinary interest income at the time it is paid or accrued, in accordance with the U.S. Holder's regular method of tax accounting for U.S. federal income tax purposes.

        Market Discount.    If a U.S. Holder acquires a Note at a cost that is less than its stated redemption price at maturity (i.e., its stated principal amount), the amount of such difference is treated as "market discount" for U.S. federal income tax purposes, unless such difference is less than .0025 multiplied by the stated redemption price at maturity multiplied by the number of complete years to maturity (from the date of acquisition).

        Under the market discount rules of the Code, a U.S. Holder is required to treat any partial payment of principal on a Note, and any gain on the sale, exchange, retirement or other disposition of a Note, as ordinary income to the extent of the accrued market discount that has not previously been included in income. If a U.S. Holder disposes of a Note with market discount in certain otherwise nontaxable transactions, such holder must include accrued market discount as ordinary income as if the holder had sold the Note at its then fair market value.

        In general, the amount of market discount that has accrued is determined on a ratable basis. A U.S. Holder may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election is made on a note-by-note basis and is irrevocable.

        With respect to Notes with market discount, a U.S. Holder may not be allowed to deduct immediately a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry the Notes. A U.S. Holder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule set forth in the preceding sentence will not apply. This election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the IRS. A U.S. Holder's tax basis in a Note will be increased by the amount of market discount included in the holder's income under the election.

        Amortizable Bond Premium.    If a U.S. Holder purchases a Note for an amount in excess of the stated redemption price at maturity, the holder will be considered to have purchased the Note with "amortizable bond premium" equal in amount to the excess. Generally, a U.S. Holder may elect to amortize the premium as an offset to interest income otherwise required to be included in income in respect of the Note during the taxable year, using a constant yield method similar to that described above, over the remaining term of the Note. Under Treasury Regulations, the amount of amortizable bond premium that a U.S. Holder may deduct in any accrual period is limited to the amount by which the holder's total interest inclusions on the Note in prior accrual periods exceed the total amount treated by the holder as a bond premium deduction in prior accrual periods. If any of the excess bond premium is not deductible, that amount is carried forward to the next accrual period. A U.S. Holder who elects to amortize bond premium must reduce the holder's tax basis in the Note by the amount of the premium used to offset interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS.

        Election of Constant Yield Method.    U.S. Holders may elect to include in gross income all interest that accrues on a Note, including any stated interest, market discount, de minimis market discount and unstated interest, as adjusted by amortizable bond premium, by using a constant yield prescribed in the Code and applicable Treasury Regulations. This election for a Note with amortizable bond premium will result in a deemed election to amortize bond premium for all taxable debt obligations held or subsequently acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies and may be revoked only with the consent of the IRS. Similarly, this election for a

Note with market discount will result in a deemed election to accrue market discount in income currently for the Note and for all other debt instruments acquired by the U.S. Holder with market discount on or after the first day of the taxable year to which the election first applies, and may be revoked only with the consent of the IRS. A U.S. Holder's tax basis in a Note will be increased by each accrual of income under the constant yield election described in this paragraph.

        Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of the Notes.    Upon a sale, exchange, retirement, redemption or other taxable disposition of Notes, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference, if any, between the amount realized on the disposition and the U.S. Holder's adjusted tax basis in such Notes. The amount realized will include the amount of any cash and the fair market value of any property received for the Notes (other than any amount attributable to accrued but unpaid interest, which will be taxable as ordinary income (as described above under "—Stated Interest") to the extent not previously included in income). A U.S. Holder's adjusted tax basis in a Note generally will be equal to the cost of the Note to such U.S. Holder, increased by the amount of any market discount previously included in gross income and reduced by the amount of any amortizable bond premium applied to reduce, or allowed as a deduction against, interest on a Note. Any such gain or loss generally will be capital gain or loss (except with respect to accrued market discount not previously included in income, which will be taxable as ordinary income), and will be long-term capital gain or loss if the U.S. Holder's holding period for the Note is more than one year at the time of disposition. For non-corporate U.S. Holders, long-term capital gain generally will be subject to reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

Non-U.S. Holders

        Interest.    Subject to the discussion below concerning backup withholding and FATCA, all payments of interest on the Notes made to a Non-U.S. Holder will be exempt from U.S. federal income and withholding tax; provided that: (1) such Non-U.S. Holder does not own, actually or constructively, 10% or more of the capital or profits interest in us, (2) such Non-U.S. Holder is not a controlled foreign corporation with respect to which we are a "related person" (within the meaning of Section 864(d)(4) of the Code), (3) the beneficial owner of the Notes certifies, under penalties of perjury, to us or our paying agent on IRS Form W-8BEN or W-8BEN-E (or appropriate substitute form) that it is not a U.S. person and provides certain other information or satisfies certain other certification requirements and (4) such payments are not effectively connected with such Non-U.S. Holder's conduct of a trade or business in the United States.

        If a Non-U.S. Holder cannot satisfy the requirements described above, payments of interest will be subject to a 30% U.S. federal withholding tax, unless such Non-U.S. Holder provides us with a properly executed (1) IRS Form W-8BEN or W-8BEN-E (or appropriate substitute form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or appropriate substitute form) stating that interest paid or accrued on the Notes is not subject to withholding tax because it is effectively connected with the conduct of a trade or business in the United States and is includible in such Non-U.S. Holder's gross income.

        Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of the Notes.    Subject to the discussion below concerning backup withholding and FATCA and except with respect to accrued but unpaid interest, which generally will be taxable as interest and may be subject to the rules described above under "—Non-U.S. Holders—Interest," a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on the receipt of payments of principal on a Note, or on any gain recognized upon the sale, exchange, retirement, redemption or other taxable disposition of a Note, unless in the case of gain (1) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States, in which case such gain will be taxed as described below under "—Non-U.S. Holders—Income Effectively Connected with a U.S. Trade or

Business," or (2) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met, in which case such Non-U.S. Holder will be subject to tax at 30% (or, if applicable, a lower treaty rate) on the gain derived from such disposition, which may be offset by U.S. source capital losses.

        Income Effectively Connected with a U.S. Trade or Business.    If a Non-U.S. Holder of Notes is engaged in a trade or business in the United States, and if interest on the Notes or gain realized on the sale, exchange, retirement, redemption or other taxable disposition of the Notes is effectively connected with the conduct of such trade or business, the Non-U.S. Holder generally will be subject to regular U.S. federal income tax on such income or gain in the same manner as if the Non-U.S. Holder were a U.S. Holder. If the Non-U.S. Holder is eligible for the benefits of an income tax treaty between the United States and the Non-U.S. Holder's country of residence, any "effectively connected" income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States. In addition, if such a Non-U.S. Holder is a foreign corporation, such holder may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable income tax treaty) of its effectively connected earnings and profits, subject to certain adjustments. Payments of interest that are effectively connected with a U.S. trade or business will not be subject to the 30% U.S. federal withholding tax provided that the Non-U.S. Holder claims exemption from withholding. To claim exemption from withholding, the Non-U.S. Holder must certify its qualification, which generally can be done by providing a properly executed IRS Form W-8ECI (or other applicable form).

Information Reporting and Backup Withholding

        U.S. Holders.    Payments of interest on, or the proceeds of the sale, exchange, retirement, redemption or other taxable disposition of, a Note are generally subject to information reporting unless the U.S. Holder is an exempt recipient (such as a corporation). Such payments may also be subject to U.S. federal backup withholding at a 28% rate, if the recipient of such payment fails to supply a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise fails to establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against that U.S. Holder's U.S. federal income tax liability provided the required information is timely furnished to the IRS.

        Non-U.S. Holders.    A Non-U.S. Holder may be required to comply with certain certification procedures to establish that the holder is not a United States person in order to avoid backup withholding at a 28% rate, with respect to payments of interest on, or the proceeds of the sale, exchange, retirement, redemption or other disposition of, a Note. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against that Non-U.S. Holder's U.S. federal income tax liability provided the required information is timely furnished to the IRS. In certain circumstances, the name and address of the beneficial owner and the amount of interest paid on a Note, as well as the amount, if any, withheld, may be reported to the IRS. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

FATCA

        Pursuant to Sections 1471 through 1474 of the Code ("FATCA"), withholding at a rate of 30% may be required on payments of interest on, and, beginning on January 1, 2019, gross proceeds from the sale, exchange, retirement, redemption or other taxable disposition of, a Note paid to non-U.S. financial institutions and certain other non-U.S. entities, unless they satisfy certain reporting requirements. Holders of Notes are urged to consult their tax advisors regarding to the possible implications of FATCA on their investment in Notes.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives Exchange Notes in exchange for Original Notes acquired for its own account as a result of market-making or other trading activities pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of such Exchange Notes. We have agreed that, during the period described in Section 4(a)(3) of the Securities Act and Rule 174 thereunder that is applicable to transactions by brokers or dealers with respect to Exchange Notes (the "Applicable Period"), we will use our commercially reasonable efforts to make this prospectus, as amended and supplemented, available to broker-dealers for use in connection with resales of Exchange Notes.

        We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to this offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to this offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit of any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        This Exchange Offer is being made by the Issuers based upon the Issuers' understanding of interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, that the Exchange Notes issued in exchange for the Original Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof, without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that: (i) such holder is not an "affiliate", as defined in Rule 405 under the Securities Act, of the Issuers; (ii) such Exchange Notes are acquired in the ordinary course of such holder's business; and (iii) such holder is not engaged in, does not intend to engage in, a distribution of such Exchange Notes and has no arrangement or understanding with any person to participate in a distribution, as defined in the Securities Act, of the Exchange Notes.

        However, the Issuers have not sought their own no-action letter and therefore the staff of the SEC has not considered this Exchange Offer in the context of a no-action letter. There can be no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Offer as in other circumstances. If a holder of Original Notes is an affiliate of the Issuers, acquires the Exchange Notes other than in the ordinary course of such holder's business or is engaged in or intends to engage in a distribution of the Exchange Notes or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, such holder could not rely on the applicable interpretations of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction and must be identified as an underwriter in the prospectus.

        During the Applicable Period, we will send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to this offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including broker-dealers selling Exchange Notes during the Applicable Period) against certain liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

        The validity of the Exchange Notes will be passed upon for us by Cravath, Swaine & Moore, LLP. Venable LLP will issue an opinion to us regarding certain matters of Maryland law.

EXPERTS

        The consolidated financial statements and financial statement schedules of CyrusOne Inc. and subsidiaries (the "Company"), incorporated by reference in this Prospectus from the Company's Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The financial statements of 800 Cottontail, LLC as of December 31, 2016 and for the year then ended incorporated in this Prospectus by reference from the Company's Current Report on Form 8-K/A filed with the SEC on May 9, 2017 have been audited by EisnerAmper LLP, an independent registered public accounting firm, as stated in their report incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The financial statements of Sentinel NC-1, LLC as of December 31, 2016 and for the year then ended incorporated in this Prospectus by reference from the Company's Current Report on Form 8-K/A filed with the SEC on May 9, 2017 have been audited by EisnerAmper LLP, an independent registered public accounting firm, as stated in their report incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        Until March 6, 2018, all dealers that effect transactions in these securities, whether or not participating in this offer, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotment or subscriptions.

CyrusOne LP
CyrusOne Finance Corp.

OFFER TO EXCHANGE

Up to $700,000,000 Principal Amount of
5.000% Senior Notes due 2024
for
a Like Principal Amount of
5.000% Senior Notes due 2024
which have been registered under the Securities Act of 1933

Up to $500,000,000 Principal Amount of
5.375% Senior Notes due 2027
for
a Like Principal Amount of
5.375% Senior Notes due 2027
which have been registered under the Securities Act of 1933

PROSPECTUS

December 6, 2017